THIS DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED BY THE COURT
This proposed Disclosure Statement is not a solicitation of acceptance or rejection of the Plan of Reorganization Pursuant To Chapter 11 of the Bankruptcy Code Proposed by the Debtor. Acceptances or rejections may not be solicited until the Bankruptcy Court has approved this Disclosure Statement under section 1125 of the Bankruptcy Code. This proposed Disclosure Statement is being submitted for approval only, and has not yet been approved by the Bankruptcy Court.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	:	Chapter 11
NEPHROGENEX, INC.,	:	Case No. 16-11074 (KG)
Debtor.[1]	:	

DISCLOSURE STATEMENT WITH RESPECT TO PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTOR

COLE SCHOTZ P.C.
David R. Hurst (I.D. No. 3743)
500 Delaware Avenue, Suite 1410
Wilmington, Delaware 19801
Telephone: (302) 652-3131

– and –

Jacob S. Frumkin
1325 Avenue of the Americas, 19th Floor
New York, New York 10019
Telephone: (212) 752-8000

Counsel for the Debtor and Debtor-in-Possession

Dated: Wilmington, Delaware
February 17, 2017

[1] The last four digits of the Debtor's federal tax identification number are 5171. The mailing address for the Debtor is P.O. Box 400, Jamison, Pennsylvania 18929.

DISCLAIMER[2]

THE INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT IS INCLUDED FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTOR AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON OR ENTITY MAY PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETIES BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT WITH RESPECT TO THE PLAN ARE QUALIFIED IN THEIR ENTIRETIES BY REFERENCE TO THE PLAN, THE EXHIBITS ATTACHED TO THE PLAN AND ANY PLAN SUPPLEMENT(S). THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT ANY TIME AFTER THE DATE HEREOF.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(b) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NON-BANKRUPTCY LAWS. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND THE SEC HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OR CLAIMS OF THE DEBTOR SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH THEY WERE PREPARED.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO CONSTITUTE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTOR.

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[2] Terms used in this Disclaimer that are not otherwise defined shall have the meanings ascribed to such terms elsewhere in this Disclosure Statement.

TABLE OF CONTENTS

55151/0001-14156393v2

TABLE OF EXHIBITS

ARTICLE I

INTRODUCTION

A. Purpose of the Disclosure Statement

On April 30, 2016 (the "Petition Date"), NephroGenex, Inc. ("NephroGenex" or the "Debtor") filed a voluntary petition for relief (the "Chapter 11 Case") under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (the "Court").

The Debtor has filed the Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code Proposed By the Debtor (including all exhibits thereto, and as may be amended, altered, modified or supplemented from time to time, the "Plan") with the Court. A copy of the Plan is attached hereto as Exhibit A.

Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan; provided, however, that any capitalized term used herein that is not defined herein or in the Plan, but is defined in the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") will have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

The Debtor submits this disclosure statement (as may be amended, altered, modified or supplemented from time to time, the "Disclosure Statement") pursuant to section 1125 of the Bankruptcy Code to Holders of Claims against, and Interests in, the Debtor in connection with (i) the solicitation of acceptances of the Plan and (ii) the Confirmation Hearing.

The purpose of this Disclosure Statement is to describe the Plan and its provisions and to provide certain information, as required under section 1125 of the Bankruptcy Code, to Creditors who will have the right to vote on the Plan so they can make informed decisions in doing so. Creditors entitled to vote to accept or reject the Plan will receive a Ballot (as defined herein) together with this Disclosure Statement to enable them to vote on the Plan.

This Disclosure Statement includes, among other things, information pertaining to the Debtor's prepetition business operations and financial history and the events leading to the filing of the Chapter 11 Case. This Disclosure Statement also contains information regarding significant events that have occurred during the Chapter 11 Case. In addition, an overview of the Plan is included, which overview sets forth certain terms and provisions of the Plan, the effects of Confirmation of the Plan, certain risk factors associated with the Plan, and the manner in which Distributions will be made under the Plan. This Disclosure Statement also discusses the Confirmation process and the procedures for voting, which procedures must be followed by the Holders of Claims entitled to vote under the Plan for their votes to be counted.

B. Disclosure Statement Enclosures

Accompanying this Disclosure Statement are:

1. Order Approving the Disclosure Statement. A copy of the Court's order (the "Solicitation Procedures Order") approving this Disclosure Statement and, among other things, establishing procedures for voting on the Plan, setting the deadline for objecting to the Plan and scheduling the Confirmation Hearing.

2. Ballot. A ballot (the "Ballot") for voting to accept or reject the Plan, if you are the record Holder of a Claim or Interest in a Class entitled to vote on the Plan (each, a "Voting Class").

3. Notice. A notice setting forth: (i) the deadline for casting Ballots either accepting or rejecting the Plan; (ii) the deadline for filing objections to Confirmation of the Plan; and (iii) the date, time and location of the Confirmation Hearing (the "Notice").

C. Final Approval of the Disclosure Statement and Confirmation of the Plan

1. Requirements. The requirements for Confirmation of the Plan are set forth in section 1129 of the Bankruptcy Code. The requirements for the Disclosure Statement are set forth in section 1125 of the Bankruptcy Code.

2. Approval of the Plan and Confirmation Hearing. To confirm the Plan, the Court must hold a hearing to determine whether the Plan meets the requirements of section 1129 of the Bankruptcy Code.

3. Effect of Confirmation. Except as otherwise provided in the Plan or in the order confirming the Plan (the "Confirmation Order"), Confirmation will affect the Distribution of the Debtor's remaining assets. Confirmation serves to make the Plan binding upon the Debtor and all Creditors, Interest Holders and other parties in interest, regardless of whether they cast a Ballot to accept or reject the Plan.

4. Only Impaired Classes Vote. Pursuant to the provisions of the Bankruptcy Code, only classes of claims or interests that are "impaired" under a plan may vote to accept or reject such plan. Generally, a claim or interest is impaired under a plan if a holder's legal, equitable or contractual rights are changed under such plan. In addition, if the holders of claims or interests in an impaired class do not receive or retain any property under a plan on account of such claims or interests, such impaired class is deemed to have rejected such plan under section 1126(g) of the Bankruptcy Code and, therefore, such holders do not need to vote on such plan.

Under the Plan, Holders of Claims in Classes 1 and 2 are Unimpaired and therefore deemed to accept the Plan; Holders of Claims in Classes 3 and 4 are Impaired and are entitled to vote on the Plan; and Holders of Claims in Classes 5 and 6 and Interest Holders in Class 7 are deemed to reject the Plan and are not entitled to vote on the Plan.

Accordingly, a Ballot for acceptance or rejection of the Plan is being provided only to Holders of Claims in Classes 3 and 4.

D. Treatment and Classification of Claims and Interests; Impairment

The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, Confirmation and Distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. For a summary of the treatment of each Class of Claims and Interests, see Article IV, "Summary of Plan," below.

Class Description	Status	Proposed Treatment
Administrative Claims Estimated Recovery: 100%	Unclassified	On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, a Holder of an Allowed Administrative Claim (other than a Professional) will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim or (b) such other treatment as to which such Holder and the Liquidating Trustee will have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto (x) on or prior to the Effective Date, by the Debtor, and (y) after the Effective Date, by the Liquidating Trustee. Allowed Professional Fee Claims will be paid from the Professional Fee Reserve pursuant to Article V.E.1 of the Plan.
Priority Tax Claims Estimated Recovery: 100%	Unclassified	On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, a Holder of an Allowed Priority Tax Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Tax Claim or (b) such other treatment as to which such Holder and the Liquidating Trustee will have agreed upon in writing.

Miscellaneous Class 1: Secured Claims Estimated Recovery: 100%	Unimpaired	On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Miscellaneous Secured Claim becomes an Allowed Miscellaneous Secured Claim, at the option of the Liquidating Trustee, a Holder of an Allowed Miscellaneous Secured Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Miscellaneous Secured Claim, (a) Cash from the Liquidating Trust equal to the value of such Allowed Miscellaneous Secured Claim, (b) a return of the Holder's Collateral securing the Miscellaneous Secured Claim, (c) such treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be rendered Unimpaired or (d) such other treatment as to which such Holder and the Liquidating Trustee will have agreed upon in writing.
Class 2: Priority Non-Tax Claims Estimated Recovery: 100%	Unimpaired	On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, a Holder of an Allowed Priority Non-Tax Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Non-Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Non-Tax Claim or (b) such other treatment as to which such Holder and the Liquidating Trustee will have agreed upon in writing.
Class 3: General Unsecured Claims Estimated Recovery: 46.4-50.4%	Impaired	On the Distribution Date, each Holder of an Allowed General Unsecured Claim will receive, on account of such Allowed General Unsecured Claim, its Pro Rata share of the Liquidating Trust Interests.
Class 4: Medpace Claim Estimated Recovery: Undetermined	Impaired	The Medpace Claim is an Allowed Claim under the Plan. On the Distribution Date, Medpace will receive, in full satisfaction, settlement, release and discharge of, and in exchange for such Allowed Medpace Claim, one hundred percent (100%) of the New Common Stock in the Reorganized Debtor issued and outstanding as of the Effective Date. The Debtor thoroughly marketed itself in the prepetition period and postpetition period and did not find any willing purchasers of its assets. Through the issuance of New Common Stock in exchange for the Medpace Claim, Medpace will have an equity interest in the Reorganized Debtor, a company which will own certain intellectual property as well as certain potential tax attributes, the values of which are undetermined.
Class 5: Subordinated 510(c) Claims Estimated Recovery: 0%	Impaired	On or after the Effective Date, all Subordinated 510(c) Claims will be deemed eliminated, cancelled and/or extinguished and each Holder thereof will not be entitled to, and will not receive or retain, any property or interest in property on account of such Claims.
Class 6: Subordinated 510(b) Claims Estimated Recovery: 0%	Impaired	On or after the Effective Date, all Subordinated 510(b) Claims will be deemed eliminated, cancelled and/or extinguished and each Holder thereof will not be entitled to, and will not receive or retain, any property or interest in property on account of such Claims.

Class 7: Interests Estimated Recovery: 0%	Impaired	On the Effective Date, all Interests will be cancelled and each Holder thereof will not be entitled to, and will not receive or retain, any property or interest in property on account of such Interests.

E. Voting Procedures and Voting Deadline

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. To ensure your vote is counted, you must (i) complete the Ballot, (ii) indicate your decision either to accept or reject the Plan in the boxes provided and (iii) sign and return the Ballot(s) in the envelope provided.

To be counted, your Ballot with your original signature indicating your acceptance or rejection of the Plan must be received no later than 4:00 p.m. (Pacific Time) on April 28, 2017 (the "Voting Deadline").

The following Ballots will not be counted or considered for any purpose in determining whether the Plan has been accepted or rejected:

(i) any Ballot received after the Voting Deadline (unless extended by the Debtor);

(ii) any Ballot that is illegible or contains insufficient information to permit the identification of the claimant;

(iii) any Ballot cast by a Person or Entity that does not hold a Claim or Interest in a Class that is entitled to vote to accept or reject the Plan;

(iv) any Ballot cast for a Claim scheduled as Contingent, unliquidated or Disputed or as zero or unknown in amount and for which no Rule 3018(a) Motion has been filed by the Rule 3018(a) Motion Deadline (as such terms are defined in the Solicitation Procedures Order);

(v) any Ballot that indicates neither an acceptance nor a rejection, or indicates both an acceptance and a rejection, of the Plan;

(vi) any Ballot that casts part of its vote in the same Class to accept the Plan and part to reject the Plan;

(vii) any form of Ballot other than the official form sent by the Voting Agent, or a copy thereof;

(viii) any Ballot received that the Voting Agent cannot match to an existing database record;

(ix) any Ballot that does not contain an original signature; or

(x) any Ballot that is submitted by facsimile, email or by other electronic means.

In order for the Plan to be accepted by an Impaired Class of Claims, a majority in number and two-thirds in dollar amount of the Claims voting in such Class must vote to accept the Plan. In order for the Plan to be accepted by an Impaired Class of Interests, two-thirds in amount of the Interests voting in such Class must vote to accept the Plan. At least one Voting Class, excluding the votes of insiders, must actually vote to accept the Plan.

You are urged to complete, date, sign and promptly mail the Ballot enclosed with the notice. Please be sure to complete the Ballot properly and legibly, and identify the exact amount of your Claim and the name of the Creditor. If you are a Holder of a Claim or Interest entitled to vote on the Plan and you did not receive a Ballot, you received a damaged Ballot or you lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or procedures for voting on the Plan, please contact the Voting Agent, Kurtzman Carson Consultants LLC, at (888) 733-1437 or at nephrogenexinfo@kccllc.com. The Voting Agent is not authorized to and will not provide legal advice.

F. Confirmation Hearing

The Court has scheduled a hearing to consider confirmation of the Plan for May 10, 2017 at 10:00 a.m. (Eastern Time) in the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, 6th Floor, Courtroom No. 3, Wilmington, Delaware 19801 (the "Confirmation Hearing"). The Court has directed that objections, if any, to confirmation of the Plan be filed and served on or before April 27, 2017 at 4:00 p.m. (Eastern Time) in the manner described in the Notice accompanying this Disclosure Statement. The Confirmation Hearing may be adjourned from time to time by way of announcement of such continuance in open Court or otherwise, without further notice to parties in interest.

The Debtor urges all Holders of Claims and Interests entitled to vote on the Plan to vote to accept the Plan.

ARTICLE II

GENERAL INFORMATION REGARDING THE DEBTOR[3]

A. The Debtor's Business

The Debtor is a clinical-stage pharmaceutical company focused on developing therapeutics to treat kidney diseases. Since its inception, the Debtor has collaborated with leading scientific experts to build a portfolio of intellectual property and novel drug candidates. The Debtor's product pipeline includes an oral formulation of Pyridorin® (pyridoxamine dihydrochloride) ("Pyridorin"), which, as of February 2016, was being developed as a chronic,

[3] The information herein is solely for informational purposes and nothing herein shall be deemed an admission by the Debtor in any Cause of Action.

therapeutic agent to slow the progression of diabetic nephropathy, a common complication of diabetes, as well as an intravenous formulation of Pyridorin to treat acute kidney injury (AKI), which is characterized by an abrupt loss of kidney function that usually develops within just a few hours to a few days, and occurs when the kidneys suddenly become unable to filter water and waste products from the body.[4] Oral Pyridorin has the potential to slow or stabilize the progression to end-stage renal disease by inhibiting the formation of advanced glycation end products that have been implicated in the development of diabetic nephropathy; and intravenous Pyridorin has the potential to treat hospital-induced AKI.

Oral Pyridorin demonstrated preliminary evidence of efficacy in slowing the progression of diabetic nephropathy in relevant patient populations in Phase 2 clinical studies. Based on these results, Pyridorin entered into a Phase 3 program in 2014, which was agreed to by the U.S. Food and Drug Administration (the "FDA"), with fast track designation, under a Special Protocol Assessment (a "SPA"). An SPA is a binding agreement that the protocol design, clinical endpoints, planned conduct and statistical analyses are acceptable to support regulatory approval. A fast track designation by the FDA is designed to facilitate the development, and expedite the review, of drugs to treat serious conditions and fill an unmet medical need. As discussed below, on February 22, 2016, the Debtor's Board of Directors (the "Board") made the determination to pause the clinical program for oral Pyridorin.

In December 2015, the FDA cleared the Debtor's Investigational New Drug (IND) application for clinical studies with intravenous Pyridorin for the treatment of AKI. In preclinical studies, intravenous Pyridorin ameliorated renal oxidative stress and injury, enhanced functional recovery and reduced post-injury fibrosis. Additionally, a recently completed preclinical toxicity study of intravenous Pyridorin did not show signs of toxicity or intolerance to the drug.

B. The Debtor's Corporate Structure

NephroGenex was incorporated in Delaware on May 25, 2004. Since November 25, 2014, the Debtor's corporate headquarters and clinical development operations have been located in Raleigh, North Carolina.

The Debtor's ownership interests consist entirely of common stock and, as of the Petition Date, the Debtor's shares were publicly traded on the NASDAQ Capital Market under the ticker NRX. Effective as of June 1, 2016, the Debtor's common stock was removed from listing by NASDAQ because the Debtor no longer met certain of the exchange's listing requirements. Various warrants, restricted stock units ("RSUs"), incentive stock options and nonqualified stock options in the Debtor are currently outstanding.

As of the Petition Date, the only other entity in the Debtor's corporate family was NephroGenex International Limited ("NIL"), a wholly-owned subsidiary of the Debtor that was registered in September 2014 in Dublin, Ireland. NIL was dissolved effective as of September 14, 2016. From its inception until dissolution, NIL was never operational.

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[4] AKI is most common in patients who have been hospitalized for other critical conditions or in patients who require surgery.

C. The Debtor's Prepetition Capital Structure

The Debtor has devoted substantially all of its resources to development efforts relating to its product candidates, including conducting clinical trials of its product candidates, providing general and administrative support for these operations and protecting its intellectual property. The Debtor does not have any products approved for sale and has not generated any revenue from product sales.

The Debtor has funded its operations primarily through proceeds from its initial public offering (the "IPO"), the private placement of common stock and accompanying warrants, and a $7.0 million term loan (the "Term Loan") from East West Bank ("EWB"). In particular, in February 2014, the Debtor completed its IPO pursuant to a registration statement on Form S-1, and raised approximately $33.4 million in net proceeds. On July 22, 2015, the Debtor completed a public offering of common stock and accompanying warrants pursuant to a registration statement on Form S-1, and raised approximately $7.1 million in net proceeds. On November 6, 2015, the Debtor raised approximately $5.0 million in net proceeds from a private placement of common stock and accompanying warrants. Finally, during the second half of 2015, the Debtor raised approximately $1.1 million in net proceeds from an at-the-market equity offering of common stock.

The Debtor has incurred net losses in each year since its inception in 2004. The Debtor's net losses for the years ended December 31, 2015 and 2014 were $22.9 million and $16.8 million, respectively. As of December 31, 2015, the Debtor had an accumulated deficit of approximately $80.7 million.

As of the Petition Date, the Debtor had approximately $6.2 million in unsecured debt in the form of accounts payable, accrued liabilities and other liabilities. The bulk of this debt is trade debt incurred in connection with the wind down of the Debtor's clinical programs. The Debtor has no secured debt.

As of the Petition Date, the Debtor had approximately $4.9 million in cash and cash equivalents, including professional retainer amounts. The Debtor's only other material asset is the intellectual property it owns related to Pyridorin.

D. Summary of Events Leading to the Chapter 11 Filing

On February 22, 2016, in light of the remaining clinical trial costs, the Debtor's cash balance and the condition of the capital markets, the Board approved a restructuring plan for the Debtor. In connection therewith, the clinical program for oral Pyridorin was paused and the Debtor implemented a reduction of its workforce eliminating approximately fifty percent (50%) of its employees. Moreover, MTS Health Partners, L.P. ("MTS"), which had been providing financial advisory services to the Debtor since August 2015, was tasked with assisting the Debtor evaluate strategic alternatives, including a potential reverse merger transaction. In connection with the exploration of potential business alternatives, the Debtor paid off all amounts outstanding under its Term Loan, accrued interest expense and an end-of-term fee, totaling approximately $6.3 million as of February 23, 2016.

In an effort to further reduce costs, the Debtor terminated both its President and Chief Executive Officer and its Chief Scientific Officer, effective as of April 13, 2016, and appointed its Chief Financial Officer as the Chief Executive Officer. Both the Debtor's former President and Chief Executive Officer and its former Chief Scientific Officer subsequently were retained as consultants on an hourly basis to provide continued assistance to the Debtor in its ongoing evaluation of strategic alternatives.

Despite the diligent efforts of the Debtor and its professionals, the Debtor was unable to consummate a transaction that would provide the Debtor a path forward. In light of this, and of the Debtor's dwindling cash balance, the Board made the difficult decision to file for chapter 11 protection in order to preserve the Debtor's remaining assets and implement a process to maximize value for the Debtor's constituents. In connection with this decision, the Board approved the retention of the investment banking firm of Cassel Salpeter & Co., LLC ("Cassel Salpeter") to assist the Debtor during the Chapter 11 Case in the sale of its assets, including all of its intellectual property relating to Pyridorin.

E. NephroGenex Common Stock

NephroGenex's common stock was publicly-traded on the NASDAQ under the symbol "NRX." After the Petition Date, the NASDAQ notified NephroGenex that its common stock would be delisted from the NASDAQ and that trading in NephroGenex's common stock would be suspended effective June 1, 2016. After June 1, 2016, NephroGenex's common stock has traded on the over-the-counter market, also known as the "Pink Sheets," under the symbol "NRXGQ".

ARTICLE III

THE CHAPTER 11 CASE

A. Commencement of the Chapter 11 Case

As set forth above, on the Petition Date the Debtor filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the Court. No trustee, examiner or official committee of creditors or interest holders has been appointed in the Chapter 11 Case.

Since the Petition Date, the Debtor has continued to operate its business and manage its property as a debtor and debtor-in-possession.

B. "First Day" Motions

On the Petition Date, the Debtor filed two (2) "first-day" motions designed to ease its transition into chapter 11 and to minimize the effects of the commencement of the Chapter 11 Case. On May 3, 2016, the Court entered orders providing the requested first-day relief, including:

(i) authorizing the Debtor to continue use of its existing bank accounts and business forms [Docket No. 20]; and

(ii) authorizing the Debtor to pay prepetition wages and continue certain employee benefit programs in the ordinary course (final order entered May 25, 2016 [Docket No. 50]).

C. Retention of Professionals

1. Retention of Debtor's Professionals

The Debtor was authorized to retain the following bankruptcy professionals in the Chapter 11 Case: (i) Cole Schotz P.C., as its bankruptcy counsel [Docket No. 53], and (ii) Cassel Salpeter, as its investment banker [Docket No. 67].

The Debtor also was authorized to retain certain professionals utilized by the Debtor in the ordinary course of business prior to the Petition Date pursuant to an order [Docket No. 55] entered by the Court on May 25, 2016.

2. Retention of Claims and Noticing Agent and Administrative Agent

By order entered on May 3, 2016 [Docket No. 17], the Court authorized the Debtor to retain Kurtzman Carson Consultants LLC ("KCC," the "Claims Agent" or the "Voting Agent") as its claims and noticing agent in the Chapter 11 Case. By order entered May 25, 2016 [Docket No. 51], the Court also authorized the Debtor to retain KCC as its administrative agent in the Chapter 11 Case.

D. Significant Events During the Chapter 11 Case

In addition to the first-day relief sought and received in the Chapter 11 Case, the Debtor has sought and received authority with respect to various matters designed to assist in the administration of the Chapter 11 Case and to maximize the value of the Debtor's Estate. Material events since the commencement of the Chapter 11 Case are summarized below and include:

1. No Official Committees

On May 25, 2016, a meeting of creditors was conducted by the Office of the United States Trustee for the District of Delaware (the "U.S. Trustee") pursuant to section 341 of the Bankruptcy Code. At the conclusion of that meeting, the U.S. Trustee declined to appoint an official committee of unsecured creditors. On that same date, a law firm purporting to represent certain of the Debtor's equity holders sent a letter to the U.S. Trustee requesting the appointment of an official committee of equity security holders in the Chapter 11 Case. On June 14, 2016, the U.S. Trustee determined that appointment of an official committee of equity security holders was not warranted based on the circumstances of the Chapter 11 Case.

2. Unblinding of Clinical Trial Data

After significant discussion among the Debtor's management, members of the Debtor's Board Oversight Committee, Cassel Salpeter and the Debtor's other advisors, the Debtor determined that it was advisable—and indeed necessary—to "unblind" the test data from the

Debtor's Phase 3 clinical trial (the "Clinical Trial Data") to provide the greatest likelihood of success for the Debtor's sale efforts. The Debtor filed its motion for authority to unblind the Clinical Trial Data on May 27, 2016 [Docket No. 62] (the "Unblinding Motion").

As discussed in more detail in the Unblinding Motion, neither the patients in the Phase 3 study nor the researchers conducting the study knew whether a particular patient was receiving Pyridorin or a placebo. Without knowing who was receiving the drug, and who was not, it was not possible to determine whether the drug was producing the desired results. By unblinding the Clinical Trial Data, the Debtor determined that it could gain a substantially greater understanding of Pyridorin's efficacy in slowing the progression of diabetic nephropathy. If the trends were positive, the Debtor expected that there would be significantly more interest by buyers in acquiring the Debtor's intellectual property, and willingness to provide greater consideration.

Moreover, the Debtor believed that buyers would require the Debtor to unblind the Clinical Trial Data before agreeing to serve as a stalking horse purchaser for an asset sale. Even if the Debtor were able to find a buyer willing to serve as a stalking horse without reviewing the unblinded data from the Phase 3 study, that buyer almost certainly would substantially discount its bid due to the significant uncertainty regarding the value of the asset.

On June 14, 2016, the Court entered an order granting the Unblinding Motion [Docket No. 93]. Thereafter, the Clinical Trial Data was unblinded and the results of the Phase 3 study were converted into a presentable format and made available to potential purchasers. Based on the unblinded data from the terminated Phase 3 study, there was no statistically significant difference in the change from baseline between the Pyridorin patient group and the placebo patient group at months six, nine and twelve.

3. The Sale Process

On August 31, 2016, the Debtor filed a motion [Docket No. 147] seeking entry of (I) an order (the "Sale and Bidding Procedures Order") (A) scheduling a hearing to consider approval of (a) the sale (the "Sale") of substantially all of the Debtor's assets (the "Assets") free and clear of all liens, claims, encumbrances and other interests, other than those encumbrances permitted by an applicable asset purchase agreement or other agreement for the Sale, which Sale could include the acquisition of the equity or the assets of the Debtor though a section 363 sale or pursuant to a chapter 11 plan, and (b) the assumption and assignment of certain executory contracts and unexpired leases in connection therewith, and (B) authorizing and approving certain proposed bidding procedures for the Sale (collectively, the "Bidding Procedures"), certain proposed assumption and assignment procedures, and the form and manner of notice thereof; and (II) an order, (A) authorizing and approving the Debtor's entry into the Transaction Agreement with a Successful Bidder, Back-Up Bidder or a Stalking Horse Purchaser (each as defined in the Sale and Bidding Procedures Motion); (B) authorizing and approving the Sale of the Assets, free and clear of all Encumbrances other than those permitted by the Transaction Agreement; and (C) authorizing and approving the assumption and assignment of the Assumed Contacts in connection therewith. On September 23, 2016, the Court entered the Sale and Bidding Procedures Order [Docket No. 181].

On November 14, 2016, after having engaged in a robust sale and marketing process for the Assets, the Debtor filed a notice with the Court cancelling the auction and related sales process [Docket No. 227], because there were no Qualified Bids (as defined in the Bidding Procedures) submitted by the Bid Deadline (as defined in the Bidding Procedures).

4. The Liquidating Plan

As a result of the Sale and marketing process having elicited no Qualified Bids, in an effort to move the Chapter 11 Case quickly forward toward a conclusion, on December 16, 2016, the Debtor filed a plan of liquidation [Docket No. 255] (the "Liquidating Plan") and the related disclosure statement [Docket No. 256]. As disclosed in Exhibit B to the disclosure statement, the Debtor projected that, under the Liquidating Plan, the Debtor's unsecured creditors would receive distributions equal to 26.8% to 37.1% of the allowed amounts of their claims.

5. The Plan Support Agreement

In early January, several weeks after filing the Liquidating Plan and related disclosure statement, the Debtor received a draft plan term sheet from Medpace, Inc. ("Medpace") that contemplated a restructuring of the Debtor through a chapter 11 plan of reorganization (*i.e.*, the Plan). After several weeks of good faith, arm's-length negotiations, the Debtor and Medpace agreed upon the material terms of the Plan, and embodied those terms in a chapter 11 plan term sheet (the "Term Sheet") attached to a plan support agreement (the "PSA"). As set forth in the Term Sheet and described herein, Medpace has agreed to waive its Cash Distribution under the Plan and exchange its General Unsecured Claim against the Debtor in the amount of $4,312,698.51 (the "Medpace Claim") for one hundred percent (100%) of the New Common Stock in the Reorganized Debtor. The Medpace Claim is by far the largest Claim against the Debtor's estate and comprises at least 65% of the pool of General Unsecured Claims. As a result of the contemplated restructuring under the Plan, Holders of Allowed General Unsecured Claims are projected to receive a 46.4% to 50.4% recovery on their Claims—which is a material improvement over the 26.8% to 37.1% projected recovery under the Debtor's Liquidating Plan. After thoroughly marketing its assets, in the prepetition period and again in the postpetition period, and examining and proposing a plan of liquidation, the PSA and related plan term sheet represent the market-tested highest and best value for the Debtor, its estate and its creditors. On February 1, 2017, the Debtor filed a motion for approval to enter into the PSA [Docket No. 297], which motion is scheduled to be heard by the Court on February 24, 2017.

6. The Claims Process

a. Schedules and Statements

On May 20, 2016, the Debtor filed its Schedules of Assets and Liabilities [Docket No. 42] (as amended on August 30, 2016 [Docket No. 144], the "Schedules") and Statement of Financial Affairs [Docket No. 43] (the "Statement" and, together with the Schedules, the "Schedules and Statement"). Among other things, the Schedules and Statement set forth the Claims of known Creditors against the Debtor as of the Petition Date, based upon the Debtor's books and records. The Debtor retains the right to amend the Schedules and Statement during the pendency of the Chapter 11 Case.

b. Bar Date Order

On May 31, 2016, the Court entered an order [Docket No. 66] (the "Bar Date Order") establishing the following deadlines for filing Claims against the Debtor (collectively, the "Bar Dates"):

> General Bar Date. Each Person or Entity, except any Governmental Unit, holding or asserting a Claim against the Debtor that arose (or is deemed to have arisen) on or before the Petition Date, including any 503(b)(9) Claims, was required to file a Proof of Claim form so that it was actually received by the Claims Agent on or before July 8, 2016 at 5:00 p.m. (Eastern Time).
>
> Governmental Bar Date. Each Governmental Unit holding or asserting a Claim against the Debtor that arose (or is deemed to have arisen) on or before the Petition Date was required to file a Proof of Claim form so that it was actually received by the Claims Agent on or before October 27, 2016 at 5:00 p.m. (Eastern Time).
>
> Amended Schedules Bar Date. If the Debtor amends its Schedules to change the amount, nature, classification or characterization of a Claim, or to schedule a new Claim, the affected claimant may dispute the amount, nature, classification or characterization of the scheduled Claim by filing a Proof of Claim form with respect to the Scheduled Claim, so that the Proof of Claim form is actually received by the Claims Agent on or before twenty-one (21) days from the date notice is served alerting the affected creditor of the applicable amendment to the Schedules.
>
> Rejection Bar Date. If the Debtor rejects pursuant to section 365 of the Bankruptcy Code any Executory Contract or Unexpired Lease, each Person or Entity holding or asserting a Claim arising from such rejection must file a Proof of Claim form so that it is actually received by the Claims Agent on or before thirty (30) days after entry of any order authorizing the rejection of an Executory Contract or Unexpired Lease.

c. Claims Objections

The Debtor and its professionals are investigating each of the Claims filed against the Debtor to determine the validity of such Claims and, to the extent not already objected to, anticipate filing objections to Claims that are filed in improper amounts or classifications, or are otherwise subject to objection under the Bankruptcy Code or other applicable law. As of the filing of this Disclosure Statement, the Debtor has filed two omnibus objections to Claims [Docket Nos. 156, 157] and two individual objections to Claims [Docket Nos. 154, 155].

The Debtor's objection to the claim of the South Carolina Research Foundation [Docket No. 154] remains pending, although the Debtor has filed a motion [Docket No. 311] seeking approval of a settlement between the Debtor and the South Carolina Research Foundation ("SCRF"). Under the proposed settlement, SCRF's claim asserted in the amount of $735,000 would be reduced and Allowed as a General Unsecured Claim in the amount of $250,000, the

license agreement between the parties would be rejected pursuant to section 365(a) of the Bankruptcy Code and the parties would exchange mutual releases.

The Court has entered orders granting substantially all of the relief sought by the Debtor's other claim objections [Docket Nos. 192, 196, 199].

7. Procedures For the Sale and Abandonment of De Minimis Assets

To facilitate the sale and abandonment of assets and to minimize unnecessary administrative expenses, the Debtor filed a motion on June 6, 2016 [Docket No. 81] seeking to establish procedures for the sale and abandonment of certain non-core, obsolete or burdensome assets of the Debtor (the "De Minimis Assets"). The Court entered an order on November 2, 2016 [Docket No. 223] (the "De Minimis Asset Order") establishing procedures permitting the sale of the De Minimis Assets in any individual transaction or series of related transactions to a single buyer or group of related buyers with an aggregate selling price of $10,000 or less in accordance with the procedures set forth therein. Additionally, pursuant to the De Minimis Asset Order, the sale of De Minimis Assets with a sale price equal to or less than $1,000 is permitted without following such procedures or providing notice or seeking further Court approval. Moreover, pursuant to the De Minimis Asset Order, the Debtor is authorized to abandon De Minimis Assets in accordance with the procedures set forth therein. The procedures set forth in the De Minimis Asset Order apply only to the sale or abandonment of furniture, fixtures and equipment (i) located in the Debtor's corporate office or storage facilities or (ii) in the possession of the Debtor's employees.

During the Chapter 11 Case, the Debtor has filed three (3) notices pursuant to the De Minimis Asset Order. On January 5, 2017, the Debtor Filed (i) a notice [Docket No. 270] to sell certain office furniture to Thrifty Office Furniture for cash consideration in the amount of $1,000; and (ii) a notice [Docket No. 271] to sell certain computer equipment to Heart to Heart International for cash consideration in the amount of $918.57. On January 19, 2017, the Debtor filed a notice [Docket No. 284] to abandon certain computer equipment, which computer equipment ultimately was donated to Vintage Church in Raleigh, North Carolina.

8. Extension of Exclusive Periods

Section 1121(b) of the Bankruptcy Code provides for an initial 120-day period after the Petition Date within which a debtor has the exclusive right to file a chapter 11 plan (the "Plan Period"). Section 1121(c) of the Bankruptcy Code further provides for an initial 180-day period after the Petition Date within which a debtor has the exclusive right to solicit and obtain acceptances of a plan filed by the debtor during the Plan Period (the "Solicitation Period" and, together with the Plan Period, the "Exclusive Periods"). In accordance with section 1121, the Debtor's Plan Period initially was set to expire on August 28, 2016, and the Solicitation Period was set to expire on October 27, 2016.

On August 24, 2016, the Debtor filed a motion [Docket No. 137] seeking to extend the Exclusive Periods by approximately 120 days. The Court entered an order [Docket No. 166] approving the motion on September 12, 2016, thereby extending the Plan Period through and

including December 26, 2016, and the Solicitation Period through and including February 24, 2017.

On February 14, 2017, the Debtor filed a motion [Docket No. 310] seeking to extend the Debtor's exclusive time to file a chapter 11 plan through and including May 31, 2017. A hearing on this motion is set for March 7, 2017.

ARTICLE IV

SUMMARY OF PLAN

This section provides a summary of the structure and means for implementation of the Plan and the classification and treatment of Claims and Interests under the Plan. This section is qualified in its entirety by and is subject to the Plan as well as the exhibits thereto and definitions therein. The Plan is attached to this Disclosure Statement as Exhibit A.

The statements contained in this Disclosure Statement include summaries of the provisions contained in the Plan and in documents referred to therein. The statements contained in this Disclosure Statement do not purport to be precise or complete statements of all the terms and provisions of the Plan or documents referred to therein. Reference is made to the Plan and to such documents for the full and complete statements of such terms and provisions.

The Plan and the documents referred to therein control the actual treatment of Claims against and Interests in the Debtor under the Plan. Upon occurrence of the Effective Date, the Plan and all such documents will be binding upon all Holders of Claims against and Interests in the Debtor and its Estate and all other parties in interest. In the event of any conflict between this Disclosure Statement, on the one hand, and the Plan or any other operative document, on the other hand, the terms of the Plan or such other operative document will control.

A. Classification and Treatment of Claims and Interests

Section 1123 of the Bankruptcy Code provides that a plan must classify the claims and interests of a debtor's creditors and equity interest holders. In accordance with section 1123 of the Bankruptcy Code, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than Administrative Claims and Priority Tax Claims, which pursuant to section 1123(a)(1) of the Bankruptcy Code need not be and have not been classified). The Debtor also is required, under section 1122 of the Bankruptcy Code, to classify Claims against and Interests in the Debtor (except for certain Claims classified for administrative convenience) into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class.

The Bankruptcy Code also requires that a plan provide the same treatment for each claim or interest of a particular class unless the claim holder or interest holder agrees to a less favorable treatment of its claim or interest. The Debtor believes that it has complied with such standard. If the Court finds otherwise, however, it could deny Confirmation of the Plan if the Claimholders and Interest Holders affected do not consent to the treatment afforded them under the Plan.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim also is placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

The Debtor believes that the Plan has classified all Claims and Interests in compliance with the provisions of section 1122 of the Bankruptcy Code and applicable case law. It is possible that a Holder of a Claim or Interest may challenge the Debtor's classification of Claims and Interests and that the Court may find that a different classification is required for the Plan to be confirmed. If such a situation develops, the Debtor intends, in accordance with the terms of the Plan, to make such permissible modifications to the Plan as may be necessary to permit its confirmation. Any such reclassification could adversely affect Holders of Claims or Interests by changing the composition of one or more Classes and the vote required of such Class or Classes for approval of the Plan. **Unless such modification of classification materially adversely affects the treatment of a Holder of a Claim or Interest and requires resolicitation, acceptance of the Plan by any Holder of a Claim or Interest pursuant to this solicitation will be deemed to be a consent to the Plan's treatment of such Holder of a Claim or Interest regardless of the Class as to which such Holder ultimately is deemed to be a member.**

The amount of any Impaired Claim that ultimately is Allowed by the Court may vary from any estimated Allowed amount of such Claim and, accordingly, the total Claims that are ultimately Allowed by the Court with respect to each Impaired Class of Claims also may vary from any estimates contained herein with respect to the aggregate Claims in any Impaired Class. Thus, the value of property that ultimately will be received by a particular Holder of an Allowed Claim may be adversely or favorably affected by the aggregate amount of Claims Allowed in the applicable Class.

The classification of Claims and Interests and the nature of Distributions to members of each Class are summarized below. The Debtor believes that the consideration, if any, provided under the Plan to holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority (including applicable contractual subordination) of such Claims and Interests. The Court must find, however, that a number of statutory tests are met before it may confirm the Plan. Many of these tests are designed to protect the interests of Holders of Claims or Interests who are not entitled to vote on the Plan, or do not vote to accept the Plan, but who will be bound by the provisions of the Plan if it is confirmed by the Court.

1. Unclassified Claims

a. Administrative Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, a Holder of an Allowed Administrative Claim (other than a Professional) will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Administrative Claim,

(a) Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim or (b) such other treatment as to which such Holder and the Liquidating Trustee will have agreed upon in writing (provided, that, with respect to any agreed treatment by the Debtor or the Liquidating Trustee regarding any claim of Cassel Salpeter & Co., LLC, Medpace provides its agreement in writing to such treatment); provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto (x) on or prior to the Effective Date, by the Debtor, and (y) after the Effective Date, by the Liquidating Trustee. Allowed Professional Fee Claims will be paid from the Professional Fee Reserve pursuant to Article V.E.1 of the Plan.

The "Distribution Date" is defined as the Effective Date of the Plan, or the date, occurring as soon as reasonably practicable after the Effective Date, on which the initial Distributions are made to Holders of Allowed Claims.

b. Priority Tax Claims

A Priority Tax Claim is a Claim accorded priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, a Holder of an Allowed Priority Tax Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Tax Claim or (b) such other treatment as to which such Holder and the Liquidating Trustee will have agreed upon in writing.

2. Unimpaired Claims

a. Class 1: Miscellaneous Secured Claims

A Miscellaneous Secured Claim is a Claim (a) that is secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or (b) that is subject to setoff under section 553 of the Bankruptcy Code and such right of setoff has been asserted by the holder of such right prior to the Confirmation Date in a properly filed motion for relief from the automatic stay, to the extent of the value of the Claimholder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Miscellaneous Secured Claim becomes an Allowed Miscellaneous Secured Claim, at the option of the Liquidating Trustee, a Holder of an Allowed Miscellaneous Secured Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Miscellaneous Secured Claim, (a) Cash from the Liquidating Trust equal to the value of such Allowed Miscellaneous Secured Claim, (b) a return of the Holder's Collateral securing the Miscellaneous Secured Claim, (c) such treatment required under section 1124(2) of

the Bankruptcy Code for such Claim to be rendered Unimpaired or (d) such other treatment as to which such Holder and the Liquidating Trustee will have agreed upon in writing.

Any Holder of a Miscellaneous Secured Claim will retain its Lien in the Collateral or the proceeds of the Collateral (to the extent that such Collateral is sold free and clear of such Lien) to the same extent and with the same priority as such Lien held as of Petition Date until such time as (A) the Holder of such Miscellaneous Secured Claim (i) has been paid Cash equal to the value of its Allowed Miscellaneous Secured Claim, (ii) has received a return of the Collateral securing the Miscellaneous Secured Claim or (iii) has been afforded such other treatment as to which such Holder and the Liquidating Trustee will have agreed upon in writing; or (B) such purported Lien has been determined by an order of the Court to be invalid or otherwise avoidable.

b. Class 2: Priority Non-Tax Claims

A Priority Non-Tax Claim is a Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, a Holder of an Allowed Priority Non-Tax Claim will receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Non-Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Non-Tax Claim or (b) such other treatment as to which such Holder and the Liquidating Trustee will have agreed upon in writing.

3. Impaired Claims

a. Class 3: General Unsecured Claims

A General Unsecured Claim is a Claim against the Debtor that is not an Administrative Claim, Priority Tax Claim, Miscellaneous Secured Claim, Priority Non-Tax Claim, Medpace Claim, Subordinated 510(b) Claim or Subordinated 510(c) Claim.

On the Distribution Date, each Holder of an Allowed General Unsecured Claim will receive, on account of such Allowed General Unsecured Claim, its Pro Rata share of the Liquidating Trust Interests. The Liquidating Trust Assets will consist solely of Cash held by the Debtor as of the Effective Date less Cash required to fund the Administrative Claims Reserve and the Professional Fee Reserve. Although the Debtor has made a good faith estimate of projected recoveries to holders of Allowed General Unsecured Claims under the Plan, such recoveries will be less than projected if, among other thing, (i) the Debtor has less Cash remaining on the Effective Date than currently projected; (ii) the amounts required to fund the Professional Fee Reserve or Administrative Claims Reserve on the Effective Date are greater than currently projected; or (iii) it is more costly than projected to administer the Liquidating Trust

As set forth in the Liquidating Trust Agreement, Distributions from the Liquidating Trust on account of Liquidating Trust Interests will be made from the Liquidating Trust Assets and Liquidating Trust Proceeds after paying, reserving against or satisfying, among other things, the

operating and administrative expenses of the Liquidating Trust, including but not limited to all costs, expenses and obligations incurred by the Liquidating Trustee (or professionals who may be employed by the Liquidating Trustee in administering the Liquidating Trust) in carrying out their responsibilities under the Liquidating Trust Agreement, or in any manner connected, incidental or related thereto.

b. Class 4: Medpace Claim

The Medpace Claim is an Allowed Claim under the Plan.

On the Distribution Date, Medpace will receive, in full satisfaction, settlement, release and discharge of, and in exchange for such Allowed Medpace Claim, one hundred percent (100%) of the New Common Stock issued and outstanding as of the Effective Date.

c. Class 5: Subordinated 510(c) Claims

A Subordinated 510(c) Claim is a Claim that has been subordinated pursuant to section 510(c) of the Bankruptcy Code or is for punitive or exemplary damages or for a fine or penalty, to the extent permitted by applicable law.

On or after the Effective Date, all Subordinated 510(c) Claims will be deemed eliminated, cancelled and/or extinguished and each Holder thereof will not be entitled to, and will not receive or retain, any property or interest in property on account of such Claims.

d. Class 6: Subordinated 510(b) Claims

A Subordinated 510(b) Claim is a Claim subordinated pursuant to section 510(b) of the Bankruptcy Code, including pursuant to a Final Order of the Court.

On or after the Effective Date, all Subordinated 510(b) Claims will be deemed eliminated, cancelled and/or extinguished and each Holder thereof will not be entitled to, and will not receive or retain, any property or interest in property on account of such Claims.

4. Interests

a. Class 7: Interests

Interests are the legal interests, equitable interests, contractual interests, equity interests or ownership interests, or other rights of any person or entity in the Debtor, including all capital stock, stock certificates, common stock, preferred stock, rights, treasury stock, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtor, partnership interests in the Debtor's stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights, subscription rights and liquidation preferences, puts, calls, awards or commitments of any character whatsoever relating to any such equity, common stock, preferred stock, ownership interests or other shares of capital stock of the Debtor or obligating the Debtor to issue, transfer or sell any shares of capital stock whether or not certificated, transferable, voting or denominated stock or a similar security.

On the Effective Date, all Interests will be cancelled and each Holder thereof will not be entitled to, and will not receive or retain, any property or interest in property on account of such Interests.

5. Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan, the Confirmation Order, any other order of the Court or any document or agreement enforceable pursuant to the terms of the Plan, nothing will affect the rights and defenses, both legal and equitable, of the Debtor, the Reorganized Debtor and/or the Liquidating Trust with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

6. Allowed Claims

Notwithstanding any provision in the Plan to the contrary, the Disbursing Agent will only make Distributions to Holders of Allowed Claims. No Holder of a Disputed Claim will receive any Distribution on account thereof until (and then only to the extent that) its Disputed Claim becomes an Allowed Claim. The Liquidating Trustee may, in its discretion, withhold Distributions otherwise due under the Plan to any Claimholder until the Claims Objection Deadline, to enable a timely objection thereto to be Filed. Any Holder of a Claim that becomes an Allowed Claim after the Effective Date will receive its Distribution in accordance with the terms and provisions of the Plan and/or the Liquidating Trust Agreement, as applicable.

B. Acceptance or Rejection of the Plan

1. Acceptance by an Impaired Class

In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims will have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

2. Presumed Acceptances by Unimpaired Classes

Classes 1 and 2 are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, such Claimholders are conclusively presumed to accept the Plan, and the votes of such Claimholders will not be solicited.

3. Classes Deemed to Reject Plan

Holders of Claims in Classes 5 and 6 and Interest Holders in Class 7 are not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, such Claim and Interest Holders are deemed to reject the Plan, and the votes of such Claimholders and Interest Holders will not be solicited.

4. Impaired Classes of Claims Entitled to Vote

Because Claims in Classes 3 and 4 are Impaired under the Plan and Holders of such Claims will receive or retain property under the Plan, Holders of Claims in Classes 3 and 4 are entitled to vote and will be solicited with respect to the Plan.

5. Vacant Classes

Any Class or sub-Class of Claims or Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by at least one allowed Claim or allowed Interest, as applicable, or at least one Claim or Interest, as applicable, temporarily allowed under Bankruptcy Rule 3018, will not be included for purposes of (i) voting on the acceptance or rejection of the Plan and (ii) determining acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

6. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

Because Classes 5, 6 and 7 are deemed to reject the Plan, the Debtor will (i) seek confirmation of the Plan from the Court by employing the "cramdown" procedures set forth in section 1129(b) of the Bankruptcy Code and/or (ii) modify the Plan in accordance with Article XII.A thereof. The Debtor reserves the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Exhibit or schedule, including to amend or modify the Plan or such exhibits or schedules to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

C. Means for Implementation of the Plan

1. Corporate Action

a. Continued Corporate Existence

The Debtor will continue to exist after the Effective Date as the Reorganized Debtor in accordance with the applicable law in the jurisdiction in which it is incorporated and pursuant to its certificate of incorporation and bylaws in effect prior to the Effective Date, except to the extent such certificate and bylaws are amended on the Effective Date.

b. Cancellation of Existing Securities and Agreements

Except as otherwise provided in the Plan, and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date, any promissory notes, share certificates, whether for preferred or common stock (including treasury stock), other instruments evidencing any Claims or Interests, other than a Claim that is being reinstated and rendered Unimpaired, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests will be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtor under the notes, share certificates and other agreements and instruments governing such Claims and Interests will be discharged. The holders of or parties to such canceled notes, share certificates and other agreements and instruments will have no rights arising from or relating to such notes,

share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

c. Certificate of Incorporation and Bylaws

The certificate of incorporation and bylaws of the Debtor will be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and will include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. The Reorganized NephroGenex Certificate of Incorporation and Reorganized NephroGenex Bylaws will be in substantially the forms attached to the Plan as Exhibit A and Exhibit B, respectively, and are required to be acceptable in form and substance to Medpace.

d. Authorization and Issuance of New Common Stock

As of the Effective Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, the Reorganized Debtor will be authorized to issue shares of New Common Stock to the Holder of the Medpace Claim. On or as soon as practicable after the Effective Date, shares of New Common Stock will be issued by the Reorganized Debtor pursuant to the Plan, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule.

e. Directors and Officers of Reorganized Debtor

On the Effective Date, the term of the current board of directors of NephroGenex will expire. The initial board of directors of the Reorganized Debtor will consist of ___ (_) members. The individuals proposed to serve as officers and directors of the Reorganized Debtor will be designated by Medpace and identified on a schedule attached to the Plan Supplement.

f. No Further Action

Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by or required of the Debtor will, as of the Effective Date, be deemed to have occurred and be effective as provided in the Plan, and will be authorized and approved in all respects without any requirement of further action by any Person or Entity, including but not limited to, Holders of Claims or Interests against or in the Debtor, or directors or officers of the Debtor.

2. Books and Records; Privilege Matters

a. Legal Representation of the Debtor After the Effective Date

Upon the Effective Date, the attorney-client relationship between the Debtor and its current counsel, Cole Schotz P.C., will be deemed terminated. Current counsel for the Debtor will not be precluded from representing the Liquidating Trust; provided, however, that in no event will such counsel, in its capacity as counsel to the Liquidating Trust, bring an action against the Reorganized Debtor.

b. Transfer of Debtor's Books and Records

On or before the Effective Date, the Debtor will transfer (i) the Retained Books and Records to the Liquidating Trust, and (ii) all other Books and Records to the Reorganized Debtor. Upon the termination of the Liquidating Trust, the Retained Books and Records will be transferred to the Reorganized Debtor. The Liquidating Trust will provide prompt access to non-privileged Retained Books and Records to the Reorganized Debtor upon request. Prior to the transfer of the Retained Books and Records from the Debtor to the Liquidating Trust, the Debtor (at the direction of Medpace) or the Reorganized Debtor, as applicable, will have the ability to make copies of any information it deems necessary for the continuation of the Debtor's business; provided, however, that to the extent any information to be copied is protected by any privilege, the relevant parties will execute a non-disclosure agreement to ensure such privilege is not waived.

c. Transfer of Evidentiary Privileges; Document Requests

Notwithstanding anything to the contrary in the Plan, on the Effective Date, the Liquidating Trustee will succeed to the evidentiary privileges (including attorney-client, joint-client, joint-defense, common interest and other privileges) formerly held by the Debtor.

Accordingly, to the extent that documents are requested from current counsel to the Debtor by any Person or Entity, after the Effective Date, only the Liquidating Trustee will have the ability to waive such attorney-client or other privileges. In addition, current counsel to the Debtor will have no obligation to produce any documents currently in its possession as a result of or arising in any way out of its representation of the Debtor unless (i) the Person or Entity requesting such documents serves its request on the Liquidating Trustee; (ii) the Liquidating Trustee consents in writing to such production and any waiver of the attorney-client or other privilege such production might cause; and (iii) the Liquidating Trustee or the Person or Entity requesting such production agrees to pay the reasonable costs and expenses incurred by current counsel for the Debtor in connection with such production.

Finally, to the extent that documents are requested from the Liquidating Trust by any Person or Entity, the Liquidating Trustee (on behalf of the Liquidating Trust) will be entitled to assert all applicable evidentiary privileges, including attorney-client privilege, formerly held by the Debtor, and will have no obligation to produce any documents currently in its possession unless the Person or Entity requesting such production agrees to pay the reasonable costs and expenses incurred by the Liquidating Trust, including the reasonable fees of counsel, in connection with such production; provided, however, that nothing in the Plan will impair the Reorganized Debtor's rights to promptly obtain non-privileged Retained Books and Records from the Liquidating Trust upon request.

3. The Liquidating Trust

a. Establishment and Administration of the Liquidating Trust

(a) On the Effective Date, the Liquidating Trust will be established pursuant to the Liquidating Trust Agreement for the purpose of, among other things, (i) holding and maintaining the Retained Books and Records; (ii) holding the Liquidating Trust Assets;

(iii) resolving all Disputed Claims and any Claim objections pending as of the Effective Date; (iv) prosecuting any objections to Claims that the Liquidating Trustee deems appropriate and resolving such objections; and (v) making Distributions from the Liquidating Trust to Holders of Allowed Claims as provided for in the Plan and/or the Liquidating Trust Agreement; provided, however, that the Liquidating Trustee must first receive written agreement from Medpace before resolving claims under (iii) or prosecuting objections under (iv), involving Cassel Salpeter & Co., LLC.

(b) Upon execution of the Liquidating Trust Agreement, the Liquidating Trustee will be authorized to take all steps necessary to complete the formation of the Liquidating Trust. The Liquidating Trust will be administered by the Liquidating Trustee in accordance with the Liquidating Trust Agreement.

(c) It is intended that the Liquidating Trust be classified for federal income tax purposes as a "liquidating trust" within the meaning of Treasury Regulations Section 301.7701-4(d) and as a "grantor trust" within the meaning of Sections 671 through 679 of the Internal Revenue Code. In furtherance of this objective, the Liquidating Trustee, in its business judgment, will make continuing best efforts not to unduly prolong the duration of the Liquidating Trust. All Liquidating Trust Assets held by the Liquidating Trust on the Effective Date will be deemed for federal income tax purposes to have been distributed by the Debtor on a Pro Rata basis to Holders of Allowed General Unsecured Claims and then contributed by such Holders to the Liquidating Trust in exchange for the Liquidating Trust Interests. All Holders of Allowed General Unsecured Claims have agreed to use the valuation of the Liquidating Trust Assets transferred to the Liquidating Trust as established by the Liquidating Trustee for all federal income tax purposes. The beneficiaries under the Liquidating Trust will be treated as the deemed owners of the Liquidating Trust. The Liquidating Trust will be responsible for filing information on behalf of the Liquidating Trust as grantor trust pursuant to Treasury Regulation Section 1.671-4(a).

b. Assets of the Liquidating Trust

On or before the Effective Date, the Debtor will transfer and assign to the Liquidating Trust all of its right, title and interest in and to the Effective Date Free Cash, and in accordance with section 1141 of the Bankruptcy Code, such Cash will automatically vest in the Liquidating Trust free and clear of all Claims and Liens, subject only to the Allowed Claims of the Holders of Liquidating Trust Interests as set forth in the Plan and the expenses of the Liquidating Trust as set forth in the Plan and in the Liquidating Trust Agreement. Thereupon, neither the Debtor nor the Reorganized Debtor will have any interest in or with respect to the Effective Date Free Cash.

c. Other Funds to be Transferred to the Liquidating Trust

Pursuant to Article V.E.1 of the Plan, on or before the Effective Date, the Debtor will transfer to the Liquidating Trust Cash in the amount of the Professional Fee Estimate, which Cash will be used by the Liquidating Trustee to fund the Professional Fee Reserve. The Debtor estimates that the Professional Fee Estimate will be approximately $500,000.

Pursuant to Article V.E.2 of the Plan, on or before the Effective Date, the Debtor will transfer to the Liquidating Trust Cash in the amount of the Administrative and Priority Claims Estimate, which Cash will be used by the Liquidating Trustee to fund the Administrative Claims Reserve.

d. Rights and Powers of the Liquidating Trust and the Liquidating Trustee

(a) Except as otherwise provided in the Plan and without infringing or duplicating any of the rights and powers of the Reorganized Debtor, the Liquidating Trustee will be deemed the Estate's representative in accordance with section 1123 of the Bankruptcy Code and will have all the rights and powers set forth in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee under sections 704 and 1106 of the Bankruptcy Code and Bankruptcy Rule 2004, and the right to (i) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and the Liquidating Trust Agreement; (ii) make Distributions contemplated by the Plan and the Liquidating Trust Agreement; (iii) establish and administer any necessary reserves that may be required, including the Disputed Claims Reserve, the Administrative Claims Reserve and the Professional Fee Reserve; (iv) object to Disputed Claims and, without Court approval, settle, compromise, withdraw or resolve in any manner such objections; (v) employ and compensate professionals (including professionals previously retained by the Debtor), provided, however, that any such compensation will be made only out of the Liquidating Trust Assets and Liquidating Trust Proceeds; and (vi) file all federal, state and local tax returns if necessary; provided, however, that the Liquidating Trustee will not have the ability to file federal and state income tax returns for the Debtor or Reorganized Debtor for tax year 2017 or any year thereafter. Notwithstanding anything in the Plan to the contrary, the Liquidating Trust will neither impair nor duplicate the rights, duties or powers of the Reorganized Debtor.

(b) The Liquidating Trustee has full authority to take any steps necessary to administer the Liquidating Trust Agreement, including without limitation, the duty and obligation to make Distributions from the Liquidating Trust Assets and the Liquidating Trust Proceeds in accordance with the provisions of the Plan, all in accordance with the Liquidating Trust Agreement.

e. Liquidating Trust Interests

(a) On the Effective Date, each Holder of an Allowed General Unsecured Claim will, by operation of the Plan, receive its Pro Rata share of the Liquidating Trust Interests. Liquidating Trust Interests will be reserved for Holders of Disputed General Unsecured Claims and issued by the Liquidating Trust to, and held by the Liquidating Trustee in, the Disputed Claims Reserve pending allowance or disallowance of such Claims. No other Entity will have any interest, legal, beneficial or otherwise, in the Liquidating Trust Assets upon the assignment and transfer of such assets to the Liquidating Trust.

As set forth in the Liquidating Trust Agreement, Distributions from the Liquidating Trust on account of Liquidating Trust Interests will be made from the Liquidating Trust Assets and Liquidating Trust Proceeds after paying, reserving against or satisfying, among other things, the

operating and administrative expenses of the Liquidating Trust, including but not limited to all costs, expenses and obligations incurred by the Liquidating Trustee (or professionals who may be employed by the Liquidating Trustee in administering the Liquidating Trust) in carrying out their responsibilities under the Liquidating Trust Agreement, or in any manner connected, incidental or related thereto.

(b) The Liquidating Trust Interests will be uncertificated and will be nontransferable except upon death of the Holder or by operation of law. Holders of Liquidating Trust Interests, in such capacity, will have no voting rights with respect to such interests. The Liquidating Trust will have a term of five (5) years from the Effective Date, without prejudice to the rights of the Liquidating Trust to extend such term conditioned upon the Liquidating Trust (i) not becoming subject to the Securities Exchange Act of 1934 (as now in effect or hereafter amended) and (ii) obtaining the Reorganized Debtor's prior written consent to extend such term (such consent not to be unreasonably withheld).

f. Appointment of a Liquidating Trustee

(a) The initial Liquidating Trustee will be John P Hamill LLC, the sole member of which is John P. Hamill, the Debtor's current Chief Executive Officer and Chief Financial Officer. The appointment of the Liquidating Trustee will be approved in the Confirmation Order, and such appointment will be as of the Effective Date. The Liquidating Trustee will have and perform all of the duties, responsibilities, rights and obligations set forth in the Plan and Liquidating Trust Agreement.

(b) The Liquidating Trustee will not be obligated to obtain a bond but may do so, in its sole discretion, in which case the expense incurred by such bonding will be paid by the Liquidating Trust.

(c) The Liquidating Trustee and its professionals will be exculpated and indemnified pursuant to and in accordance with the terms of the Plan and Liquidating Trust Agreement.

g. Indemnification of Liquidating Trustee and Certain Other Parties

The "Indemnified Persons" are, collectively, the Liquidating Trustee and its current equity holders, including shareholders, partnership interest holders and limited liability company unit holders, Affiliates, partners, subsidiaries, members, officers, directors, managers serving on a board of managers, principals, employees, agents, managed funds, advisors, attorneys, accountants, investment bankers, consultants, representatives and other professionals, together with their respective predecessors, successors and assigns (in each case, solely in their capacity as such).

The Indemnified Persons will be held harmless and will not be liable for actions taken or omitted in their capacity as, or on behalf of, the Liquidating Trust or Liquidating Trustee (as applicable), except those acts that are determined by Final Order of the Court to have arisen out of their own intentional fraud, willful misconduct or gross negligence. Each Indemnified Person will be entitled to be indemnified, held harmless and reimbursed for fees and expenses including, without limitation, reasonable attorney's fees, which such Persons and Entities may incur or may

become subject to or in connection with any action, suit, proceeding or investigation that is brought or threatened against such Persons or Entities in respect of that Person's or Entity's actions or inactions regarding the implementation or administration of the Plan, or the discharge of their duties under the Plan or Liquidating Trust Agreement, except for any actions or inactions that are determined by Final Order of the Court to have arisen from intentional fraud, willful misconduct or gross negligence. Any Claim of the Indemnified Persons to be indemnified, held harmless or reimbursed will be satisfied solely from the Liquidating Trust Assets, Liquidating Trust Proceeds and any applicable insurance coverage.

h. Distributions to Holders of Allowed General Unsecured Claims

(a) Initial Distributions. On the Distribution Date, the Liquidating Trustee will make, or will make adequate reserves in the Disputed Claims Reserve for, the Distributions required to be made under the Plan to Holders of Allowed General Unsecured Claims. The Liquidating Trustee will not make any Distributions of Liquidating Trust Assets to the beneficiaries under the Liquidating Trust unless the Liquidating Trustee retains and reserves in the Disputed Claims Reserve such amounts as are required under Article VI.G.3 of the Plan.

(b) Interim Distributions. The Liquidating Trustee will make interim Distributions of Cash to Holders of Liquidating Trust Interests in accordance with the Plan and Article IV of the Liquidating Trust Agreement.

(c) Final Distributions. The Liquidating Trust will terminate and the Liquidating Trustee will make the final Distributions upon the occurrence of the earlier of (a) the substantial completion of all the Liquidating Trustee's duties, responsibilities and obligations under the Liquidating Trust Agreement, and (b) the fifth (5th) anniversary of the Effective Date; provided, however, that termination of the Liquidating Trust will only be deemed effective upon the filing by the Liquidating Trustee with the Court of a certification of termination of the Liquidating Trust. Notwithstanding the foregoing, on or prior to a date not less than six (6) months prior to such termination, the term of the Liquidating Trust may be extended for one or more finite terms based upon the particular facts and circumstances present at that time, if an extension is necessary to the liquidating purpose of the Trust and the prior written consent of the Reorganized Debtor is obtained (such consent not to be unreasonably withheld).

Upon termination of the Liquidating Trust, if the Liquidating Trustee reasonably determines that any remaining Liquidating Trust Assets and Liquidating Trust Proceeds are insufficient to render a further distribution practicable, or exceed the amounts required to be paid under the Plan, the Liquidating Trustee will transfer such remaining funds to a charitable institution selected by the Liquidating Trustee, which charitable institution will be qualified as a not-for-profit corporation under applicable federal and state laws.

i. Distributions to Holders of Administrative and Priority Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date an Administrative Claim, Priority Tax Claim or Priority Non-Tax Claim becomes an Allowed Claim, the Liquidating Trustee will make the Distributions required to be made under the Plan to Holders of Allowed Administrative Claims, Priority Tax Claims and Priority Non-

Tax Claims, subject to the limitations set forth in Section 5.4 of the Liquidating Trust Agreement.

j. Distributions to Medpace

On the Effective Date, Medpace will receive the New Common Stock, representing all the equity interests in the Reorganized Debtor.

4. Vesting of Assets; Release of Liens

As of the Effective Date, the property of the Debtor's Estate (including, for the avoidance of doubt, all of the Debtor's intellectual property), together with any property of the Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, will vest in the Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Court. As of the Effective Date, all property of the Reorganized Debtor will be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, the Reorganized Debtor may, without application to or approval by the Court, pay fees that it incurs after the Effective Date for reasonable professional fees and expenses.

5. Accounts and Reserves

a. Professional Fee Reserve

On or before the Effective Date, the Debtor will transfer to the Liquidating Trust Cash in the Amount of the Professional Fee Estimate, which Cash will be used by the Liquidating Trustee to fund the Professional Fee Reserve. The Cash so transferred will not be used for any purpose other than to pay Allowed Professional Fee Claims. The Liquidating Trustee (i) will segregate and will not commingle the Cash held in the Professional Fee Reserve and (ii) subject to the terms and conditions of the Plan and the Liquidating Trust Agreement, will pay each Professional Fee Claim of a Professional employed by the Debtor, on or as soon as reasonably practicable after entry of a Final Order allowing such Claim. After all Professional Fee Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Liquidating Trust, any remaining Cash in the Professional Fee Reserve will be transferred to and become part of the Administrative Claims Reserve. The Reorganized Debtor and Medpace have standing to object for any reason or cause to Final Fee Applications and any other request by a Professional for the payment of fees and expenses in the Chapter 11 Case. In the event that the Reorganized Debtor or Medpace asserts an objection to a Professional's request for the payment of fees or expenses, counsel to the Debtor will not represent such Professional in connection with resolution of such objection.

The Professionals employed by the Debtor will be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities, including the preparation, filing and prosecution of Final Fee Applications, from the Professional Fee Reserve. Any time or expenses incurred in the preparation, filing and prosecution of Final Fee Applications will be disclosed by each Professional in its Final Fee Application and will be subject to approval of the Court. For the avoidance of doubt, the Reorganized Debtor and the

Liquidating Trustee will not be subject to liability for fees and expenses incurred for litigation over Professional Fee Claims.

b. Administrative Claims Reserve

On or before the Effective Date, the Debtor will transfer to the Liquidating Trust Cash in the Amount of the Administrative and Priority Claims Estimate, which Cash will be used by the Liquidating Trustee to fund the Administrative Claims Reserve. The Cash so transferred will not be used for any purpose other than to pay Allowed Administrative Claims (except Professional Fee Claims, which will be paid from the Professional Fee Reserve) and Allowed Priority Claims. The Liquidating Trustee (i) will segregate and will not commingle the Cash held in the Administrative Claims Reserve and (ii) subject to the terms and conditions of the Plan and the Liquidating Trust Agreement, will pay each Administrative Claim (except Professional Fee Claims, which will be paid from the Professional Fee Reserve) and Priority Claim on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim. After all Administrative Claims (except Professional Fee Claims) and Priority Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Liquidating Trust, any remaining Cash in the Administrative Claims Reserve will be used as follows: (i) first, to the extent that the amount of Effective Date Free Cash was less than the Liquidating Trust Funding Amount, Cash in the Administrative Claims Reserve will be transferred to the Liquidating Trust until the Liquidating Trust has received the full Liquidating Trust Funding Amount; and (ii) second, after the Liquidating Trust has been fully funded (*i.e.*, the Liquidating Trust has received funding in the full amount of the Liquidating Trust Funding Amount), any remaining Cash in the Administrative Claims Reserve will be transferred to and become property of the Reorganized Debtor.

c. Other Reserves

The Liquidating Trust will establish and administer any other necessary reserves that may be required under the Plan or Liquidating Trust Agreement, including the Disputed Claims Reserve.

6. Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents without the payment of any such tax or governmental assessment.

7. Applicability of Sections 1145 of the Bankruptcy Code

Under section 1145 of the Bankruptcy Code, the issuance of the Liquidating Trust Interests will be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities.

Further, the issuance of the New Common Stock to Medpace under the Plan will be exempt from registration under the Securities Act of 1933, as amended, and all applicable state securities laws requiring registration of securities. Medpace will be deemed a Bankruptcy Code section 1145 underwriter such that the New Common Stock issued to it will be subject to applicable restrictions on transfer, and the certificate evidencing the New Common Stock will be applicably legended to reflect such restrictions.

If either the Liquidating Trustee or Medpace determine, with the advice of respective counsel, that compliance is required with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Liquidating Trustee and/or Medpace, as the case may be, will take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

8. Preservation of Causes of Action

Except as otherwise provide in the Plan or the Confirmation Order, in accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtor will retain and may (but is not required to) enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions or categories of actions specifically identified on a schedule attached to the Plan Supplement, and such Causes of Action will vest in the Reorganized Debtor as of the Effective Date. The Reorganized Debtor, in its sole and absolute discretion, will determine whether to bring, settle, release, compromise or enforce such Causes of Action (or decline to do any of the foregoing), and will not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtor or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtor or any successor holding such rights of action. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Causes of Action against them as any indication that the Reorganized Debtor will not pursue any and all available Causes of Action against them. The Reorganized Debtor expressly reserves all rights to prosecute any and all Causes of Action against any Entity, except as otherwise provided in the Plan. For the avoidance of doubt, the Reorganized Debtor will not bring, and by the Plan waives and releases, any and all rights, claims or Causes of Action against the Debtor's current or former directors and officers that the Reorganized Debtor otherwise might be entitled to assert. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or an order of the Bankruptcy Court, the Reorganized Debtor expressly reserves all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise) or laches, will apply to such Causes of Action upon, after, or as a consequence of Confirmation or consummation of the Plan; provided, however, solely with respect to Avoidance Actions, only those Avoidance Actions specifically identified on a schedule attached to the Plan Supplement will vest in the Reorganized Debtor, and all other Avoidance Actions will be waived.

9. Effectuating Documents; Further Transactions

The Debtor's Chief Executive Officer and Chief Financial Officer and the officers and directors of the Reorganized Debtor, if applicable, will be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtor's Chief Executive Officer and Chief Financial Officer will be authorized to certify or attest to any of the foregoing actions.

10. Certain Obligations of Reorganized Debtor

The Reorganized Debtor will (i) file federal and state income tax returns for the Debtor for tax year 2017; (ii) issue Form W-2 statements to the Debtor's employees for calendar year 2017; and (iii) issue Form 1099 statements to the Debtor's consultants for calendar year 2017.

D. Provisions Governing Distribution

1. Distributions on Allowed Claims

Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date or become Allowed Claims thereafter will be made by the Disbursing Agent pursuant to the terms and conditions of the Plan and the Liquidating Trust Agreement. Notwithstanding any other provision of the Plan to the contrary, no Distribution will be made on account of any Allowed Claim or portion thereof that (i) has been satisfied after the Petition Date; (ii) is listed in the Schedules as contingent, unliquidated, disputed or in a zero amount, and for which a Proof of Claim has not been timely Filed; or (iii) is evidenced by a Proof of Claim that has been amended by a subsequently Filed Proof of Claim.

2. Disbursing Agent

The Disbursing Agent will make all Distributions required under the Plan, subject to the terms and provisions of the Plan and the Liquidating Trust Agreement. If the Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent will receive, without further Court approval, reasonable compensation from the Liquidating Trust for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses. No Disbursing Agent will be required to give any bond or surety or other security for the performance of its duties. The Disbursing Agent will be authorized and directed to rely upon the Debtor's books and records and the Liquidating Trust's representatives and professionals in determining Allowed Claims entitled to Distributions under the Plan in accordance with the terms and conditions of the Plan.

3. Delivery of Distributions and Undeliverable or Unclaimed Distributions

a. Delivery of Distributions in General

Distributions to Holders of Allowed Claims will be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim Filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is Filed or if the Debtor has been notified of a

change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, after sufficient evidence of such addresses as may be requested by the Disbursing Agent is provided, (c) at the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address, (d) at the addresses set forth in the other records of the Debtor or the Disbursing Agent at the time of the Distribution or (e) in the case of the Holder of a Claim that is governed by an agreement and is administered by an agent or servicer, at the addresses contained in the official records of such agent or servicer.

In making Distributions under the Plan, the Disbursing Agent may rely upon the accuracy of the Claims register maintained by the Claims Agent in the Chapter 11 Case, as modified by any Final Order of the Court disallowing Claims in whole or in part.

b. Undeliverable and Unclaimed Distributions

If the Distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further Distributions will be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then-current address and such Holder provides sufficient evidence of such address as may be requested by the Disbursing Agent, at which time all missed Distributions will be made to such Holder without interest, subject to the time limitations set forth below. Amounts in respect of undeliverable Distributions made by the Disbursing Agent will be returned to the Disbursing Agent until such Distributions are claimed. The Disbursing Agent will segregate and, with respect to Cash, deposit in a segregated account designated as an unclaimed Distribution reserve undeliverable and unclaimed Distributions for the benefit of all such similarly-situated Persons or Entities until such time as a Distribution becomes deliverable or is claimed, subject to the time limitations set forth below.

Any Holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed Distribution within three (3) months after the date such Distribution was returned undeliverable will be deemed to have forfeited its Claim for such undeliverable or unclaimed Distribution and will be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed Distribution against the Debtor or its Estate, the Reorganized Debtor, the Liquidating Trustee, the Liquidating Trust, or their respective agents, attorneys, representatives, employees or independent contractors, and/or any of its or their property. In the case of undeliverable or unclaimed Distributions on account of Administrative Claims, Priority Tax Claims or Priority Non-Tax Claims, any Cash otherwise reserved for undeliverable or unclaimed Distributions will revert to the Administrative Claims Reserve. In the case of undeliverable or unclaimed Distributions on account of Liquidating Trust Interests, any Cash otherwise reserved for undeliverable or unclaimed Distributions will revert to the Liquidating Trust, and all title to and all beneficial interests in the Liquidating Trust Assets represented by any such undeliverable Distributions will revert to and/or remain in the Liquidating Trust and will be distributed in accordance with Article IV of the Liquidating Trust Agreement and the Plan. The reversion of such Cash to the Administrative Claims Reserve or the Liquidating Trust, as applicable, will be free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary and will be treated in accordance with the terms of the Plan and the Liquidating Trust Agreement. Nothing contained in the Plan or the Liquidating Trust Agreement

will require the Debtor, the Reorganized Debtor, the Liquidating Trust, the Liquidating Trustee or any Disbursing Agent to attempt to locate any Holder of an Allowed Claim.

4. Means of Cash Payment

Cash payments made pursuant to the Plan will be in U.S. dollars and will be made at the option and in the sole discretion of the Disbursing Agent by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Disbursing Agent. In the case of foreign creditors, Cash payments may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular jurisdiction.

5. Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest will not accrue or be paid on any Claims, and no Claimholder will be entitled to interest accruing on or after the Petition Date on any Claim. Interest will not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

6. Withholding and Reporting Requirements

In accordance with section 346 of the Bankruptcy Code and in connection with the Plan and all Distributions under the Plan, the Disbursing Agent will, to the extent applicable, comply with all withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority. The Disbursing Agent will be authorized to take any and all actions necessary and appropriate to comply with such requirements.

All Distributions under the Plan will be subject to withholding and reporting requirements. As a condition of making any Distribution under the Plan, each Entity holding an Allowed Claim is required to provide any information necessary in writing, including returning W-9 statements, to effect the necessary information reporting and withholding of applicable taxes with respect to Distributions to be made under the Plan as the Disbursing Agent may request. The Disbursing Agent will be entitled in its sole discretion to withhold any Distributions to a Holder of an Allowed Claim who fails to provide tax identification or social security information within the timeframe requested in writing by the Disbursing Agent to such Holder of an Allowed Claim, which timeframe will not be less than thirty (30) days. The Distribution to any Holder of an Allowed Claim that fails to timely respond to the Disbursing Agent will be treated as an undeliverable or unclaimed Distribution pursuant to Article VI.C.2 of the Plan.

Notwithstanding any other provision of the Plan, each Person and Entity receiving a Distribution pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of tax obligations on account of any such Distribution.

7. Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims

a. Objection Deadline; Prosecution of Objections

Except as set forth in the Plan with respect to Professional Fee Claims and Administrative Claims, all objections to Claims must be Filed and served on the Holders of such Claims by the Claims Objection Deadline, as the same may be extended by the Court. If an objection has not been Filed to a Proof of Claim or the Schedules have not been amended with respect to a Claim that (i) was Scheduled by the Debtor but (ii) was not Scheduled as contingent, unliquidated and/or disputed, by the Claims Objection Deadline, as the same may be extended by order of the Court, the Claim to which the Proof of Claim or Scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been Allowed earlier. Notice of any motion for an order extending the Claims Objection Deadline will be given only to those Persons or Entities that have requested notice in the Chapter 11 Case in accordance with Bankruptcy Rule 2002.

On and after the Effective Date, the Liquidating Trust will have the authority to: (1) File, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Court; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Court; provided, however, that the objection to and settlement of Professional Fee Claims will not be subject to Article VI.G of the Plan, but rather will be governed by Article IX.A of the Plan. In the event that any objection Filed by the Debtor remains pending as of the Effective Date, the Liquidating Trustee will be deemed substituted for the Debtor as the objecting party. Nothing in this paragraph will affect the right of the U.S. Trustee, the Reorganized Debtor or Medpace to object to claims for any reason or cause (including Administrative Claims and Professional Fee Claims), and such right is fully reserved.

The Liquidating Trust will be entitled to assert all of the Debtor's rights, claims, defenses, offsets, rights of recoupment, setoffs, rights of disallowance, subrogation, recharacterization and/or equitable subordination and counter-claims with respect to Claims; provided, however, that the rights of the Reorganized Debtor to bring, settle, release, compromise or enforce Causes of Action are not impaired.

b. No Distributions Pending Allowance

Notwithstanding any other provision of the Plan or the Liquidating Trust Agreement, no payments or Distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

c. Disputed Claims Reserve

On the Distribution Date and on each subsequent Periodic Distribution Date, the Liquidating Trust will withhold on a Pro Rata basis from property that would otherwise be distributed to Holders of General Unsecured Claims entitled to Distributions under the Plan on

such date, in a separate Disputed Claims Reserve, such amounts or property as may be necessary to equal one hundred percent (100%) of Distributions to which Holders of such Disputed General Unsecured Claims would be entitled under the Plan if such Disputed Claims were allowed in their Disputed Claim Amount. The Liquidating Trust may request, if necessary, estimation for any Disputed General Unsecured Claim that is contingent or unliquidated, or for which the Liquidating Trust determines to reserve less than the Face Amount. If the Liquidating Trust elects not to request such an estimation from the Court with respect to a Disputed General Unsecured Claim that is contingent or unliquidated, the Liquidating Trust will withhold the applicable Disputed Claims Reserve based upon the good faith estimate of the amount of such General Unsecured Claim by the Liquidating Trust. If practicable, the Liquidating Trust will invest any Cash that is withheld as the Disputed Claims Reserve in an appropriate manner to ensure the safety of the investment, in accordance with Section 3.5 of the Liquidating Trust Agreement. Nothing in the Plan, the Disclosure Statement or the Liquidating Trust Agreement will be deemed to entitle the Holder of a Disputed General Unsecured Claim to postpetition interest on such Claim, however.

d. Distributions After Allowance

Payments and Distributions to Holders of Disputed Claims that ultimately become Allowed Claims will be made in accordance with provisions of the Liquidating Trust Agreement that govern Distributions to Holders of Allowed General Unsecured Claims (Article IV of the Liquidating Trust Agreement) and Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims (Article V of the Liquidating Trust Agreement).

e. De Minimis Distributions

The Liquidating Trust will not be required to make any Distributions to Holders of Allowed Claims aggregating less than twenty-five dollars ($25.00). Cash that otherwise would be payable under the Plan to Holders of Liquidating Trust Interests but for Article VI.G.5 of the Plan will remain Liquidating Trust Assets to be used in accordance with the Liquidating Trust Agreement. Cash that otherwise would be payable under the Plan to Holders of Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims but for Article VI.G.5 of the Plan will remain in the Administrative Claims Reserve.

f. Fractional Dollars

Any other provision of the Plan notwithstanding, the Disbursing Agent will not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

g. Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a Distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution will, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the

extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

h. Distribution Record Date

The Disbursing Agent will have no obligation to recognize the transfer or sale of any participation in any Allowed Claim that occurs after the close of business on the Distribution Record Date. Instead, the Disbursing Agent will be entitled to recognize and deal for all purposes under the Plan with only those record Holders stated on the official Claims register or the Debtor's Books and Records, as applicable, as of the close of business on the Distribution Record Date.

E. Treatment of Executory Contracts and Unexpired Leases

1. Rejected Contracts and Leases

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, each of the Executory Contracts and Unexpired Leases to which the Debtor is a party will be deemed automatically rejected by the Debtor as of the Effective Date, unless such contract or lease (i) previously has been assumed or rejected by the Debtor, (ii) expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume or reject pending before the Court as of the Confirmation Date or (iv) is identified on a schedule to the Plan Supplement as a contract to be assumed (which schedule will be designated by Medpace); provided, however, that nothing contained in the Plan will constitute an admission by the Debtor that any such contract or lease is an Executory Contract or Unexpired Lease or that the Debtor or its successors and assigns has any liability thereunder; and, provided further, that the Debtor reserves its right, at any time before the Confirmation Date, to assume any Executory Contract or Unexpired Lease that was not already rejected prior to the Confirmation Date. The Confirmation Order will constitute an order of the Court approving the rejections described in Article VII.A of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

2. Rejection Damages Bar Date

If the rejection of an Executory Contract or Unexpired Lease pursuant to Article VII.A of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtor or its Estate, the Reorganized Debtor, the Liquidating Trust or their respective successors or properties unless a Proof of Claim is Filed with the Claims Agent and served on counsel for the Liquidating Trust and counsel for the Reorganized Debtor within thirty (30) days after service of notice of entry of the Confirmation Order.

3. Indemnification Obligations

Subject to the last sentence of Article VII.C of the Plan, any obligations of the Debtor pursuant to its organizational documents, including amendments, entered into any time prior to the Effective Date, to indemnify, reimburse or limit the liability of any Person pursuant to the Debtor's organizational documents, policy of providing employee indemnification, applicable

state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against such Persons based upon any act or omission related to such Persons' service with, for or on behalf of the Debtor prior to the Effective Date with respect to all present and future actions, suits and proceedings relating to the Debtor will survive Confirmation of the Plan and except as set forth in the Plan, remain unaffected thereby, and will not be discharged, irrespective of whether such defense, indemnification, reimbursement or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date; provided, however, that all obligations under Article VII.C of the Plan will be limited solely to available insurance coverage and neither the Reorganized Debtor, the Liquidating Trust, the Liquidating Trustee nor any of their assets will be liable for any such obligations. Any Claim based on the Debtor's obligations set forth in Article VII.C of the Plan will not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code. This provision for indemnification, reimbursement and limitation of liability will not apply to or cover any Claims, suits or actions against a Person that result in a Final Order determining that such covered Person is liable for fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty.

4. Confidentiality Obligations Owed to Debtor

Any confidentiality agreement entered into between the Debtor and any other party requiring such party to maintain the confidentiality of the Debtor's proprietary information will be deemed to be, and will be treated as though it is, an Executory Contract that is assumed pursuant to section 365 of the Bankruptcy Code under the Plan, so long as the Reorganized Debtor will not have to pay any cure amounts or have any other obligations to effect the assumption thereto.

5. Treatment of Insurance Policies

The Debtor will assume under the Plan any and all insurance policies maintained by the Debtor that have not expired or terminated pursuant to their own terms on or before the Effective Date, including but not limited to policies issued by ACE American Insurance Company, AIG, Allied World, American Casualty Co. of Reading PA (CNA), Berkley Insurance Company, Chubb Insurance Company, Endurance, Federal Insurance Company, Illinois Union Insurance Company, National Union Fire Insurance Company of Pittsburgh, RSUI, Starr Indemnity & Liability, XL Specialty Insurance Company or their respective affiliates providing directors and officers insurance coverage, products liability insurance coverage, fiduciary liability insurance coverage, employment practices liability insurance coverage and other customary insurance coverages. For the avoidance of doubt, the Reorganized Debtor will not have to pay any cure amounts or have any other obligations to effect the assumption thereto.

F. Conditions Precedent to Consummation of the Plan

1. Conditions to Confirmation

The following are conditions precedent to confirmation of the Plan, each of which must be satisfied or waived in accordance with Article VIII.C of the Plan:

a) the Confirmation Order is in form and substance reasonably acceptable to the Debtor and Medpace and will, among other things:

i. provide that the Debtor is authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the agreements or documents created under or in connection with the Plan; and

ii. provide that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order will be immediately effective, subject to the terms and conditions of the Plan; and

b) the Confirmation Order will have been entered by the Court.

2. Conditions to Occurrence of the Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article VIII.C of the Plan:

a) the Confirmation Order will not then be stayed, vacated or reversed and will not have been amended without the agreement of the Debtor and Medpace;

b) the Confirmation Order will not then be subject to a pending appeal, and the time to appeal or seek review or rehearing or leave to appeal has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending;

c) the Liquidating Trust will have been established and the Effective Date Free Cash will have been transferred to and vested in the Liquidating Trust free and clear of all Claims and Liens, except as specifically provided in the Plan and the Liquidating Trust Agreement;

d) the Professional Fee Reserve and the Administrative Claims Reserve will have been funded in Cash in full;

e) the Liquidating Trustee will have been appointed and assumed its rights and responsibilities under the Plan and the Liquidating Trust Agreement, as applicable;

f) all actions, documents and agreements (including, but not limited to, the Plan, Disclosure Statement, Plan Supplement and Liquidating Trust Agreement) necessary to implement the provisions of the Plan to be effectuated on or prior to the Effective Date will be reasonably satisfactory to the Debtor and Medpace, and such actions, documents and agreements will have been effected or executed and delivered. The Liquidating Trust Agreement will be completed and in final form and, as applicable, executed by the parties thereto and all conditions precedent contained in any of the foregoing will have been satisfied or waived; and

g) the New Common Stock, representing all the Reorganized Debtor's equity interests, shall have been issued to Medpace.

3. Waiver of Conditions

Each of the conditions to Confirmation and the Effective Date set forth in Articles VIII.A and VIII.B of the Plan, respectively, may be waived in whole or in part by the Debtor without any other notice to parties in interest or the Court, provided that the Debtor has received the prior written consent of Medpace, which consent will not unreasonably be withheld. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtor regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of any party to exercise any of its foregoing rights will not be deemed a waiver of any of its other rights, and each such right will be deemed an ongoing right that may be asserted thereby at any time.

4. Consequences of Non-Occurrence of Effective Date

If the Effective Date does not occur within ninety (90) days following the Confirmation Date, or by such later date after notice and hearing, as is proposed by the Debtor, then upon motion by the Debtor and upon notice to such parties in interest as the Court may direct, (a) the Plan will be null and void in all respects; (b) any settlement of Claims will be null and void without further order of the Court; and (c) the time within which the Debtor may assume and assign or reject all Executory Contracts will be extended for a period of thirty (30) days after such motion is granted.

G. Allowance and Payment of Certain Administrative Claims

1. Professional Fee Claims

a. Final Fee Applications

All final requests for payment of Professional Fee Claims (the "Final Fee Applications") must be Filed no later than thirty (30) days after the Effective Date, and served upon the Office of the U.S. Trustee, counsel to the Liquidating Trustee, counsel to the Reorganized Debtor, counsel to the Debtor and counsel to Medpace (collectively, the "Fee Application Objection Parties"). Objections, if any, to Final Fee Applications of such Professionals must be Filed and served on the requesting Professional and the Fee Application Objection Parties no later than twenty (20) days from the date on which each such Final Fee Application is served and Filed. For the avoidance of doubt, each of the U.S. Trustee, the Liquidating Trust, the Reorganized Debtor and Medpace will have standing to object to Final Fee Applications, and to any other request by a Professional for the payment of fees and expenses in the Chapter 11 Case for any cause or reason. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Court, the Allowed amounts of such Professional Fee Claims will be determined by the Court.

b. Employment of Professionals after the Effective Date

From and after the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code or any order previously entered by the Court in

seeking retention or compensation for services rendered or expenses incurred after such date will terminate.

2. Substantial Contribution Compensation and Expenses Bar Date

Any Person or Entity that wishes to make a Substantial Contribution Claim based on facts or circumstances arising after the Petition Date must File an application with the Clerk of the Court, on or before the Administrative Claims Bar Date, and serve such application on the Fee Application Objection Parties and as otherwise required by the Court and the Bankruptcy Code, or be forever barred from seeking such compensation or expense reimbursement. Objections, if any, to the Substantial Contribution Claim must be Filed no later than the Administrative Claims Objection Deadline, unless otherwise extended by Order of the Court.

3. Other Administrative Claims

All other requests for payment of an Administrative Claim arising after the Petition Date, other than Professional Fee Claims, must be Filed with the Court and served on the Fee Application Objection Parties no later than the Administrative Claims Bar Date. Unless the Liquidating Trust, the Reorganized Debtor, Medpace or any other party in interest objects to an Administrative Claim by the Administrative Claims Objection Deadline, such Administrative Claim will be deemed Allowed in the amount requested. In the event that the Liquidating Trust, Medpace or any other party in interest objects to an Administrative Claim, the Court will determine the Allowed amount of such Administrative Claim.

4. Medpace Administrative Claim

Medpace will have an Allowed Administrative Claim (the "Medpace Administrative Claim") in the amount of $83,444, which amount already has been paid to Medpace pursuant to the Consulting Agreement, by and between the Debtor and Medpace, dated as of May 1, 2016, which agreement was approved by Court order dated May 27, 2016 [Docket No. 62]. Medpace will not be required to file a Proof of Claim or other pleading to evidence the Medpace Administrative Claim.

H. Effects of Confirmation

1. Compromise and Settlement of Claims and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, Distributions, releases and other benefits provided pursuant to the Plan, on the Effective Date, the provisions of the Plan will constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to the Plan or relating to the contractual, legal and subordination rights that a Holder of a Claim or Interest may have with respect to any Claim or Interest, or any Distribution to be made on account of such Claim or Interest. The entry of the Confirmation Order will constitute the Court's approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Court that such compromise or settlement is in the best interests of the Debtor, its Estate and Holders of Claims and Interests and is fair, equitable and reasonable.

2. Binding Effect

The Plan will be binding upon and inure to the benefit of the Debtor, all present and former Holders of Claims and Interests, whether or not such Holders will receive or retain any property or interest in property under the Plan, and their respective successors and assigns, including, but not limited to, the Liquidating Trust and the Reorganized Debtor and all other parties in interest in the Chapter 11 Case.

3. Discharge of the Debtor

Except as provided in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for, and in complete satisfaction, discharge and release of all Claims and termination of all Interests, regardless of whether any property will have been distributed or retained pursuant to the Plan on account of or in exchange for such Claims and Interests. Except as provided in the Plan or the Confirmation Order, Confirmation will (a) discharge the Debtor from all Claims and other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a Proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the Holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and any other rights of equity security holders in the Debtor.

As of the Confirmation date, except as provided in the Plan or the Confirmation Order, all Persons and Entities will be precluded from asserting against the Debtor, the Reorganized Debtor, the Liquidating Trust, the Liquidating Trustee, their successors or their property, any other or further claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtor and termination of Interests in the Debtor, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest. Notwithstanding anything to the contrary in the Plan, no party may assert any Claims against the Reorganized Debtor.

4. Releases and Exculpation

a. Releases by the Debtor

As of the Effective Date, the Debtor, whether pursuing an action derivatively or otherwise, will be deemed to forever release, waive and discharge all liabilities, claims, actions, proceedings, causes of action, Avoidance Actions, suits, accounts, controversies, agreements, promises, rights to legal remedies, right to equitable remedies, rights to payment, or Claims whatsoever (other than for fraud, willful misconduct or gross negligence) in connection with or related to the Debtor, the Chapter 11 Case or the Plan (other than the rights of the Debtor, the Reorganized Debtor and the Liquidating Trust to enforce the Plan and the contracts,

instruments, releases and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date, against (a) the Debtor, its Professionals and Court-retained agents and the Debtor's directors, officers and employees employed by or serving the Debtor as of the Plan Filing Date, and (b) any of the successors or assigns of any of the parties identified in the foregoing clause (a); provided, however, that nothing in Article X.D.1 of the Plan will be a waiver of any defense, offset or objection to any Claim Filed against the Debtor and its Estate by any Person or Entity; provided, further, that the releases granted by the Debtor will not prevent any party from objecting to a Professional Fee Claim for any cause or reason.

b. Mutual Releases by Debtor and Medpace

As of the Effective Date, for good and valuable consideration, the adequacy of which is confirmed by the Plan, the Debtor, whether pursuing an action derivatively or otherwise, will be deemed to forever release, waive and discharge all liabilities, claims, actions, proceedings, causes of action, Avoidance Actions, suits, accounts, controversies, agreements, promises, rights to legal remedies, right to equitable remedies, rights to payment, or Claims whatsoever in connection with or related to the Debtor, the Chapter 11 Case or the Plan (other than the rights of the Debtor to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date, against the Medpace Released Parties and any of their successors or assigns; provided, however, that nothing in this paragraph will be a waiver of any defense, offset or objection to any Claim Filed against the Debtor and its Estate by any Person or Entity.

As of the Effective Date, for good and valuable consideration, the adequacy of which is confirmed by the Plan, Medpace will be deemed to forever release, waive and discharge all liabilities, claims, actions, proceedings, causes of action, Avoidance Actions, suits, accounts, controversies, agreements, promises, rights to legal remedies, right to equitable remedies, rights to payment, or Claims whatsoever in connection with or related to the Debtor, the Chapter 11 Case or the Plan (other than the rights of Medpace to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date, against (a) the Debtor, its Professionals and Court-retained agents, (b) the Debtor's current and former directors, officers and employees, and (c) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (b).

c. Exculpation and Limitation of Liability

Except as otherwise specifically provided in the Plan, none of (a) the Debtor, (b) the directors, officers and employees of the Debtor serving at any time during the pendency of the Chapter 11 Case, (c) the Professionals or Court-retained agents of the Debtor, (d) the Medpace Released Parties, or (e) or any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (d), will have or incur, and each is, by the Plan, released and exculpated from, any liability, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured and whether asserted or assertable directly or derivatively in law or equity to any Holder of a Claim or an Interest, or any other party in interest, or any of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders or affiliates, or any of their respective successors or assigns, for any act or omission in connection with, relating to or arising out of, the Chapter 11 Case, the formulation, negotiation or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the Consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence or willful misconduct, and such parties in all respects will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. For the avoidance of doubt, this exculpation only applies to any acts or omissions of the exculpated parties that occurred on and after the filing of the Chapter 11 Case.

Notwithstanding any other provision of the Plan, no Holder of a Claim or an Interest, no other party in interest, none of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders or affiliates, and none of their respective successors or assigns, will have any right of action against (a) the Debtor, (b) the directors, officers and employees of the Debtor serving at any time during the pendency of the Chapter 11 Case, (c) the Professionals or Court-retained agents of the Debtor, (d) the Medpace Released Parties or (e) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (d), for any act or omission in connection with, relating to or arising out of, the Chapter 11 Case, the formulation, negotiation or implementation of the Plan, solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the Consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence or willful misconduct. For the avoidance of doubt, this paragraph only applies to any acts or omissions of such protected parties that occurred on and after the filing of the Chapter 11 Case.

5. Injunction

Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all Persons and Entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtor, the Reorganized Debtor, the Liquidating Trust or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other

proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor; and (v) acting or proceeding, in any manner or in any place, that does not conform to or comply with the provisions of the Plan.

As of the Effective Date, all Persons and Entities that have held, currently hold or may hold a claim, demand, debt, right, cause of action or liability that is released pursuant to Articles X.D.1 and X.D.2 of the Plan are permanently enjoined from taking any of the following actions on account of any such released claims, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to a released party; and (v) acting or proceeding, in any manner or in any place, that does not conform to or comply with the provisions of the Plan.

As of the Confirmation Date, all Persons and Entities are permanently enjoined from seeking or obtaining (i) any documents or other materials from current counsel for the Debtor that are in the possession of such counsel as a result of or arising in any way out of its representation of the Debtor, or (ii) Retained Books and Records from the Liquidating Trust, except in accordance with Article V.B of the Plan.

I. Retention of Jurisdiction

1. Retention of Jurisdiction by the Court

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order, substantial Consummation of the Plan and occurrence of the Effective Date, the Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case, the Plan, the Liquidating Trust Agreement and the Liquidating Trust to the fullest extent permitted by law, including, among other things, jurisdiction to:

a) To the extent not otherwise determined by the Plan, to determine the allowance, classification or priority of Claims upon objection by any party in interest entitled to File an objection;

b) To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Person or Entity, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order or any other order of the Court, to issue such orders as may be necessary for the implementation, execution, performance and Consummation of the Plan and all matters referred to in the Plan, and to determine all matters that may be pending before the Court in the Chapter 11 Case on or before the Effective Date with respect to any Person or Entity;

c) To determine any and all applications for allowance of Professional Fee Claims;

d) To determine any Priority Tax Claims, Priority Non-Tax Claims or Administrative Claims entitled to priority under section 507(a) of the Bankruptcy Code;

e) To resolve any dispute arising under or related to the implementation, execution, Consummation or interpretation of the Plan and the making of Distributions under the Plan;

f) To determine any and all motions related to the rejection, assumption or assignment of Executory Contracts or Unexpired Leases or determine any issues arising from the deemed rejection of Executory Contracts and Unexpired Leases set forth in Article VII of the Plan;

g) To hear and determine or resolve any and all matters related to Causes of Action;

h) To hear and determine or resolve all suits or adversary proceedings to recover assets of the Debtor and property of its Estate, wherever located;

i) Except as otherwise provided in the Plan, to determine all applications, motions, adversary proceedings, contested matters, actions and any other litigated matters instituted in and prior to the closing of the Chapter 11 Case, including any remands;

j) To enter a Final Order closing the Chapter 11 Case;

k) To modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out their intent and purposes;

l) To issue such orders in aid of Consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person or Entity, to the full extent authorized by the Bankruptcy Code;

m) To determine any tax liability pursuant to section 505 of the Bankruptcy Code;

n) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

o) To resolve any disputes concerning whether a Person or Entity had sufficient notice of the Chapter 11 Case, the applicable Bar Date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

p) To resolve any dispute or matter arising under or in connection with any order of the Court entered in the Chapter 11 Case;

q) To resolve any disputes concerning any release, injunction, exculpation or other waiver or protection provided in the Plan;

r) To approve, if necessary, any Distributions, or objections thereto, under the Plan;

s) To approve, as may be necessary or appropriate, any Claims settlement entered into or offset exercised by the Liquidating Trust;

t) To resolve any dispute or matter arising under or in connection with the Liquidating Trust;

u) To resolve any dispute or matter relating to the Liquidating Trust's retention of Retained Books and Records, including the Liquidating Trust's assertion of applicable privileges with respect to the production of Retained Books and Records;

v) To order the production of documents, disclosures or information, or the appearance for deposition demanded pursuant to Bankruptcy Rule 2004; and

w) To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code.

2. Failure of Court to Exercise Jurisdiction

If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Case, including the matters set forth in Article XI.A of the Plan, the provisions of Article XI of the Plan will have no effect upon and will not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

J. Miscellaneous Provisions

1. Modifications and Amendments

The Debtor may alter, amend or modify the Plan or any Exhibits or schedules thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date provided that the Debtor has received the prior written consent of Medpace, which consent will not unreasonably be withheld. After the Confirmation Date and prior to substantial Consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, provided that the Debtor has received the prior written consent of Medpace, which consent shall not unreasonably be withheld, the Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such

matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims under the Plan; provided, however, that prior notice of such proceedings will be served in accordance with the Bankruptcy Rules or order of the Court, which is required to be reasonably acceptable in form and substance to Medpace.

2. Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, then the Court, at the request of the Debtor, will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

3. Successors and Assigns

The rights, benefits and obligations of any Person or Entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of that Person or Entity.

4. Payment of Statutory Fees

All fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 will be paid on or as soon as practicable after the Effective Date. The Debtor, prior to the Effective Date, and the Liquidating Trust, from and after the Effective Date, will pay statutory fees to the U.S. Trustee in accordance with 28 U.S.C. § 1930 until the Chapter 11 Case is closed or converted and/or the entry of a final decree. Quarterly fees will continue to accrue for the Debtor and be timely paid until the Debtor's case is closed, dismissed or converted. In addition, the Liquidating Trust will File post-confirmation quarterly reports or any pre-confirmation monthly operating reports not Filed as of the Confirmation Hearing in conformance with the U.S. Trustee Guidelines. The U.S. Trustee will not be required to File a request for payment of its quarterly fees, which will be deemed an Administrative Claim against the Debtor and its Estate.

5. Revocation, Withdrawal or Non-Consummation

The Debtor reserves the right, subject to the Plan Support Agreement [Docket No. 297], to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtor revokes or withdraws the Plan, then: (1) the Plan will be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Class of Claims), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, will be deemed null and void; and (3) nothing

contained in the Plan or Disclosure Statement will: (a) constitute a waiver or release of any claims held by the Debtor, Claims, Interests or Causes of Action; (b) prejudice in any manner the rights of the Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtor or any other Entity.

6. Plan Supplement(s)

Exhibits and schedules to the Plan not attached to the Plan will be Filed in one or more Plan Supplements by the Plan Supplement Filing Date. Any Plan Supplement (and amendments thereto) Filed by the Debtor will be deemed an integral part of the Plan and will be incorporated by reference as if fully set forth in the Plan. Substantially contemporaneously with their filing, the Plan Supplements may be viewed at the Debtor's case website (www.kccllc.net/NephroGenex) or the Court's website (www.deb.uscourts.gov). Copies of case pleadings, including the Plan Supplements, also may be examined between the hours of 8:00 a.m. and 4:00 p.m., Monday through Friday, excluding federal holidays, at the Office of the Clerk of the Court, 824 N. Market St., 3rd Floor, Wilmington, Delaware 19801. Finally, copies of case pleadings also may be obtained by written request to the Claims Agent, at nephrogenexinfo@kccllc.com. The documents contained in any Plan Supplements will be approved by the Court pursuant to the Confirmation Order.

ARTICLE V

VOTING REQUIREMENTS; ACCEPTANCE AND CONFIRMATION OF THE PLAN

A. General

The Bankruptcy Code requires that, in order to confirm the Plan, the Court must make a series of findings concerning the Plan and the Debtor, including that (i) the Plan has classified Claims and Interests in a permissible manner; (ii) the Plan complies with applicable provisions of the Bankruptcy Code; (iii) the Plan has been proposed in good faith and not by any means forbidden by law; (iv) the disclosure required by section 1125 of the Bankruptcy Code has been made; (v) the Plan has been accepted by the requisite votes of Holders of Claims (except to the extent that cramdown is available under section 1129(b) of the Bankruptcy Code) and Interests; (vi) the Plan is feasible and Confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor unless such liquidation or reorganization is proposed in the Plan; (vii) the Plan is in the "best interests" of all Holders of Claims in an Impaired Class by providing to such Holders on account of their Claims property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holders would receive or retain in a chapter 7 liquidation, unless each Holder of a Claim in such Class has accepted the Plan; and (viii) all fees and expenses payable under 28 U.S.C. § 1930, as determined by the Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of such fees on the Effective Date.

B. Parties in Interest Entitled to Vote

Pursuant to the Bankruptcy Code, only Classes of Claims and Interests that are "impaired" (as defined in section 1124 of the Bankruptcy Code) under the Plan are entitled to vote to accept or reject the Plan. A Class is Impaired if the legal, equitable or contractual rights to which the Claims or Interests of that Class entitle the Holders of such Claims or Interests are modified, other than by curing defaults and reinstating the Claims or Interests. Classes that are not Impaired are not entitled to vote on the Plan and are conclusively presumed to have accepted the Plan. In addition, Classes that receive no Distributions under the Plan are not entitled to vote on the Plan and are deemed to have rejected the Plan.

C. Classes Impaired and Entitled to Vote under the Plan

Holders of Claims in Class 3 and 4 are Impaired under the Plan and entitled to vote thereon. Holders of Claims in Classes 5 and 6 and Interest Holders in Class 7 are deemed to reject the Plan and are not entitled to vote. Holders of Claims in Classes 1 and 2 are deemed to accept the Plan and are not entitled to vote.

D. Voting Procedures and Requirements

1. Ballots

The Solicitation Procedures Order sets March 20, 2017 as the record date for voting on the Plan (the "Record Date"). Accordingly, only Holders of record as of the Record Date that are otherwise entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

In voting for or against the Plan, please use only the Ballot sent to you with this Disclosure Statement. If you are a Holder of a Claim in Class 3 or Class 4 and did not receive a Ballot, your Ballot is damaged or lost or you have any questions concerning voting procedures, please contact the Voting Agent at (888) 733-1437 or at nephrogenexinfo@kccllc.com.

2. Returning Ballots

If you are entitled to vote to accept or reject the Plan, you should read carefully, complete, sign and return your Ballot, with original signature, in the enclosed envelope.

To be counted, your Ballot with your original signature indicating your acceptance or rejection of the Plan must be received no later than 4:00 p.m. (Pacific Time) on April 28, 2017 (the "Voting Deadline").

3. Voting

Pursuant to section 105(a) of the Bankruptcy Code, Bankruptcy Rules 2002(a)(7) and 3003(c)(2) and the Bar Date Order, any Creditors whose Claims (a) are Scheduled in the Debtor's Schedules as Disputed, Contingent or unliquidated and which are not the subject of a timely-Filed Proof of Claim, or a Proof of Claim deemed timely Filed with the Court pursuant to either the Bankruptcy Code or any order of the Court, or otherwise deemed timely Filed under applicable law; or (b) are not Scheduled and are not the subject of a timely-Filed Proof of Claim,

or a Proof of Claim deemed timely Filed with the Court pursuant to either the Bankruptcy Code or any order of the Court, or otherwise deemed timely Filed under applicable law, will be denied treatment as Creditors with respect to such Claims for purposes of (a) voting on the Plan, (b) receiving Distributions under the Plan and (c) receiving notices, other than by publication, regarding the Plan.

For purposes of voting, the amount of a Claim used to calculate acceptance or rejection of the Plan under section 1126 of the Bankruptcy Code will be determined in accordance with the following hierarchy:

a. if an order has been entered by the Court determining the amount of such Claim, whether pursuant to Bankruptcy Rule 3018 or otherwise, then in the amount prescribed by the order;

b. if no such order has been entered, then in the liquidated amount contained in a timely-Filed Proof of Claim that is not the subject of an objection as of the Claims Objection Deadline (as defined in the Solicitation Procedures Order); and

c. if no such Proof of Claim has been timely Filed, then in the liquidated, noncontingent and undisputed amount contained in the Debtor's Schedules.

For purposes of voting, the following conditions will apply to determine the amount and/or classification of a Claim:

a. if a Claim is partially liquidated and partially unliquidated, such Claim will be allowed for voting purposes only in the liquidated amount;

b. if a Scheduled or Filed Claim has been paid, such Claim will be disallowed for voting purposes; and

c. the Holder of a timely-Filed Proof of Claim that is filed in a wholly unliquidated, Contingent, Disputed and/or unknown amount, and is not the subject of an objection as of the Claims Objection Deadline (as defined in the Solicitation Procedures Order), is entitled to vote in the amount of $1.00.

Pursuant to the Solicitation Procedures Order, the deadline for filing and serving motions pursuant to Bankruptcy Rule 3018(a) seeking temporary allowance of claims for the purpose of accepting or rejecting the Plan will be April 14, 2017 at 4:00 p.m. (Eastern Time) (the "Rule 3018(a) Motion Deadline").

E. Acceptance of Plan

As a condition to Confirmation, the Bankruptcy Code requires that each Class of Impaired Claims vote to accept the Plan, except under certain circumstances. See "Confirmation Without Necessary Acceptances; Cramdown" below. A plan is accepted by an impaired class of

claims if holders of at least two-thirds in dollar amount and more than one-half in number of claims of those that vote in such class vote to accept the plan. A plan is accepted by an impaired class of interests if holders of at least two-thirds in amount of interests of those that vote in such class vote to accept the plan. Only those holders of claims and interests who actually vote count in these tabulations. Holders of claims and interests who fail to vote are not counted as either accepting or rejecting a plan.

In addition to this voting requirement, section 1129 of the Bankruptcy Code requires that a plan be accepted by each holder of a claim or interest in an impaired class or that the plan otherwise be found by a court to be in the best interests of each holder of a claim or interest in such class. See "Best Interests Test" below. Moreover, each impaired class must accept the plan for the plan to be confirmed without application of the "fair and equitable" and "unfair discrimination" tests set forth in section 1129(b) of the Bankruptcy Code discussed below. See "Confirmation Without Necessary Acceptances; Cramdown" below.

F. Confirmation Without Necessary Acceptances; Cramdown

In the event that any impaired class of claims or interests does not accept a plan, a debtor nevertheless may move for confirmation of the plan. A plan may be confirmed, even if it is not accepted by all impaired classes, if the plan has been accepted by at least one impaired class of claims, and the plan meets the "cramdown" requirements set forth in section 1129(b) of the Bankruptcy Code. Section 1129(b) of the Bankruptcy Code requires that a court find that a plan (i) "does not discriminate unfairly" and (ii) is "fair and equitable," with respect to each non-accepting impaired class of claims or interests.

Here, because Classes 5, 6 and 7 are deemed to reject the Plan, the Debtor will seek Confirmation of the Plan from the Court by satisfying the "cramdown" requirements set forth in section 1129(b) of the Bankruptcy Code. The Debtor believes that such requirements are satisfied as no Claim or Interest Holder junior to those in Classes 5, 6 or 7 will receive any property under the Plan.

1. No Unfair Discrimination

A plan "does not discriminate unfairly" if (a) the legal rights of a nonaccepting class are treated in a manner that is consistent with the treatment of other classes whose legal rights are similar to those of the nonaccepting class, and (b) no class receives payments in excess of that which it is legally entitled to receive for its claims or interests. The Debtor believes that under the Plan all Impaired Classes of Claims and Interests are treated in a manner that is consistent with the treatment of other Classes of Claims and Interests that are similarly situated, if any, and no Class of Claims or Interests will receive payments or property with an aggregate value greater than the aggregate value of the Allowed Claims or Allowed Interests in such Class. Accordingly, the Debtor believes the Plan does not discriminate unfairly as to any Impaired Class of Claims or Interests.

2. Fair and Equitable Test

With respect to a dissenting class of claims or interests, the "fair and equitable" standard requires that a plan provide that either the claims or interests in each class received everything to

which they are legally entitled or that classes junior in priority to the class receive nothing. The strict requirement of the allocation of full value to dissenting classes before any junior class can receive distribution is known as the "absolute priority rule."

The Bankruptcy Code establishes different "fair and equitable" tests for holders of secured claims, unsecured claims and interests, which may be summarized as follows:

a. Secured Claims. Either (i) each holder of a claim in an impaired class of secured claims retains its liens securing its secured claim and it receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim; (ii) each holder of a claim in an impaired class of secured claims realizes the indubitable equivalent of its allowed secured claim; or (iii) the property securing the claim is sold free and clear of liens, with such liens to attach to the proceeds and the treatment of such liens on proceeds as provided in clause (i) or (ii) of this subparagraph.

b. Unsecured Claims. Either (i) each holder of a claim in an impaired class of unsecured claims receives or retains under the plan property of a value equal to the amount of its allowed claim; or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the chapter 11 plan, subject to the applicability of the judicial doctrine of contributing new value.

c. Equity Interests. Either (i) each holder of an equity interest in an impaired class of interests will receive or retain under the chapter 11 plan property of a value equal to the greater of (a) the fixed liquidation preference or redemption price, if any, of such stock or (b) the value of the stock; or (ii) the holders of interests that are junior to the stock will not receive any property under the chapter 11 plan, subject to the applicability of the judicial doctrine of contributing new value.

As discussed above, the Debtor believes that the Distributions provided under the Plan satisfy the absolute priority rule.

ARTICLE VI

FEASIBILITY AND BEST INTERESTS OF CREDITORS

A. Best Interests Test

Before the Plan may be confirmed, the Court must find the Plan provides, with respect to each Impaired Class, that each Holder of a Claim in such Class either (i) has accepted the Plan or (ii) will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount such Holder would receive or retain if the Debtor liquidated under chapter 7 of the Bankruptcy Code.

Under the Plan, Classes 3, 4, 5, 6 and 7 are Impaired. Classes 5, 6 and 7 will not receive or retain any property under either the Plan or in a chapter 7 liquidation. Classes 3 and 4 are Impaired, but are projected to receive a Distribution under both the Plan and in a chapter 7 liquidation. To the extent that Class 3 does not unanimously vote in favor of the Plan, and Class 4 does not vote in favor of the Plan, the Holders in such Classes must receive at least as much

value under the Plan as they would in a chapter 7 liquidation in order for the Plan to be confirmable by the Court. In accordance with the plan support agreement between the parties, the Debtor anticipates that Class 4 will vote in favor of the Plan. Although the Debtor anticipates that most Holders of Class 3 Claims also will vote in favor of the Plan, it is doubtful that every such Holder will do so. As such, in order to confirm the Plan, the Debtor must establish that the Claim Holders in Class 3 will receive at least as much value under the Plan as they would in a chapter 7 liquidation.

A comparison of the relative recoveries to Holders of General Unsecured Claims under the Plan and in a chapter 7 liquidation is attached hereto as Exhibit B. For the reasons set forth on Exhibit B hereto, the Debtor believes that Holders of Claims in Class 3 will receive or retain under the Plan property of a value, as of the Effective Date, that is greater than the amount that such Holders would receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code. Moreover, the failure to confirm the Plan likely would lead to material delays in Distributions to Class 3, further reducing the effective recoveries to Holders in such Class.

B. Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successors to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the Plan. The Plan contemplates that the Debtor will be reorganized and all of the Reorganized Debtor's equity interests will be owned by Medpace. On the Effective Date the Reorganized Debtor will have no debt, and will be capitalized as necessary by Medpace to enable the Reorganized Debtor to conduct its business operations.

Further, aside from the payment, if any, of cure amounts arising from the assumption of Executory Contracts or Unexpired Leases pursuant to section 365 of the Bankruptcy Code, the Reorganized Debtor is not making any payments under the Plan. The Liquidating Trust is required to make all payments under the Plan pursuant to the Liquidating Trust Agreement. Upon the Effective Date, the Liquidating Trust Funding Amount will be transferred from the Debtor to the Liquidating Trust. Allowed cure claims under section 365 of the Bankruptcy Code, if any, will be paid in Cash by the Reorganized Debtor upon or promptly after the Effective Date.

Accordingly, the Debtor believes that the Plan is feasible and meets the requirements of section 1129(a)(11) of the Bankruptcy Code.

ARTICLE VII

EFFECT OF CONFIRMATION

A. Binding Effect of Confirmation

Confirmation will bind the Debtor and all Holders of Claims and Interests to the provisions of the Plan, whether or not the Claim or Interest of any such Holder is Impaired under the Plan and whether or not any such Holder of a Claim or Interest has accepted the Plan.

B. Good Faith

Confirmation of the Plan will constitute a finding that: (i) the Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) all solicitations of acceptances or rejections of the Plan have been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

ARTICLE VIII

CERTAIN RISK FACTORS TO BE CONSIDERED

The Plan and its implementation are subject to certain risks, including, but not limited to, the risk factors set forth below. Holders of Claims and Interests who are entitled to vote on the Plan should read and carefully consider the risk factors, as well as the other information set forth in this Disclosure Statement and the Plan, before deciding whether to vote to accept or reject the Plan.

A. Plan May Not Be Accepted

There can be no assurance that the requisite acceptances to confirm the Plan will be obtained. Thus, while the Debtor believes the Plan is confirmable under the standards set forth in section 1129 of the Bankruptcy Code, there is no guarantee that the Plan will be accepted by the requisite Classes entitled to vote on the Plan.

B. Certain Bankruptcy Law Considerations

Even if the Holders of Claims who are entitled to vote accept the Plan, the Court, which may exercise substantial discretion as a court of equity, may choose not to confirm the Plan. Section 1129 of the Bankruptcy Code requires, among other things, a showing that confirmation of the Plan will not be followed by the liquidation or the need for further financial reorganization of the Debtor, and that the value of Distributions to dissenting Holders of Claims or Interests may not be less than the value such Holders would receive if the Debtor were liquidated under chapter 7 of the Bankruptcy Code. Although the Debtor believes the Plan meets such requirements, there can be no assurance the Court will reach the same conclusion.

C. Distributions to Holders of Allowed Claims Under the Plan

On the Effective Date, each Holder of an Allowed General Unsecured Claim will, by operation of the Plan, receive its Pro Rata share of the Liquidating Trust Interests. Liquidating Trust Interests will be reserved for Holders of Disputed General Unsecured Claims and issued by the Liquidating Trust to, and held by the Liquidating Trustee in, the Disputed Claims Reserve pending allowance or disallowance of such Claims. A substantial amount of time may elapse between the Effective Date and the receipt of Distributions because of the time required to achieve final resolution of Disputed Claims.

Moreover, although the Debtor has made a good faith estimate of projected recoveries to holders of Allowed General Unsecured Claims under the Plan, such recoveries will be less than projected if, among other thing, (i) the Debtor has less Cash remaining on the Effective Date than

currently projected; (ii) the amounts required to fund the Professional Fee Reserve or Administrative Claims Reserve on the Effective Date are greater than currently projected; or (iii) it is more costly than projected to administer the Liquidating Trust.

D. Conditions Precedent to Consummation of the Plan

The Plan provides for certain conditions that must be satisfied (or waived) prior to consummation of the Plan. As of the date of this Disclosure Statement, there can be no assurance that any or all of the conditions to consummation of the Plan will be satisfied (or waived). Accordingly, there can be no assurance that the Plan, even if confirmed by the Court, will be consummated.

E. Certain Tax Considerations

There are a number of material income tax considerations, risks and uncertainties associated with consummation of the Plan. Holders of Claims and Interests and other interested parties should read carefully the discussion of certain federal income tax consequences of the Plan set forth below.

ARTICLE IX

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion is a summary of certain United States federal income tax consequences of the Plan to the Debtor, the Reorganized Debtor and to Holders of Claims and Interests. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service ("IRS"), all as in effect on the date hereof.

Due to the complexity of certain aspects of the Plan, the lack of applicable legal precedent, the possibility of changes in the law, the differences in the nature of the Claims and Interests, each Holder's status and method of accounting and the potential for disputes as to legal and factual matters with the IRS, the tax consequences described herein are uncertain. No legal opinions have been requested from counsel with respect to any of the tax aspects of the Plan and no rulings have been or will be requested from the IRS with respect to the any of the issues discussed below. Further, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth below as well as the tax consequences to the Debtor and the Holders of Claims and Interests.

This discussion does not purport to address all aspects of United States federal income taxation that may be relevant to the Debtor or the Holders of Claims or Interests in light of their personal circumstances, nor does the discussion deal with tax issues with respect to taxpayers subject to special treatment under the United States federal income tax laws (including, for example, insurance companies, financial institutions, real estate investment trusts, tax-exempt organizations, small business investment companies, regulated investment companies, a holder of a Claim that is not a "United States person," as such term is defined in the Tax Code, persons whose functional currency is not the United States dollar, persons subject to the alternative

minimum tax, persons holding Claims or Interests as part of a "straddle," "hedge," "constructive sale" or "conversion transaction" with other investments), and entities treated as partnerships for United States federal income tax purposes or beneficial owners of such entities. This discussion does not address the tax consequences to Holders of Claims who did not acquire such Claims at the issue price on original issue. No aspect of foreign, state, local or estate and gift taxation is addressed.

This discussion does not address the United States federal income tax consequences to Holders of Claims who (a) are unimpaired or otherwise entitled to payment in full in Cash on the Effective Date under the Plan or (b) are otherwise not entitled to vote under the Plan. The discussion also does not address the United States federal income tax consequences related to the Claim of a Holder that is itself a Debtor, or a non-debtor affiliate of the Debtor. Moreover, the discussion assumes that the various debt and other arrangements to which the Debtor and Reorganized Debtor are or will be parties will be respected for United States federal income tax purposes in accordance with their form.

Each Holder of a Claim or Interest is urged to consult with such Holder's tax advisors concerning the United States federal, state and local, and non-United States and other tax consequences of the Plan.

A. Tax Consequences to the Debtor

For U.S. federal income tax purposes, the Debtor's estimated net operating loss ("NOL") carryforwards as of December 31, 2015 (the Debtor's last audited financial statement period and the last year for which the NOL analysis was performed), were approximately $41.9 million. The value of the NOL carryforwards is uncertain and may be substantially reduced or entirely eliminated. An estimate of the NOL carryforwards as of December 31, 2016 is not available. The amount of these NOL carryforwards and other losses remains subject to audit and adjustment by the IRS. If the Plan is approved, then on the Effective Date, the Debtor will cancel all existing securities and agreements and will amend its certificate of incorporation and bylaws to satisfy the provisions of the Plan and the Bankruptcy Code. The Debtor, now the "Reorganized Debtor," will be authorized as of the Effective Date to issue shares of Common Stock of the Reorganized Debtor, and such shares will be issued on or as soon as practicable after the Effective Date. The Reorganized Debtor will generally inherit the tax attributes of the Debtor.

1. Cancellation of Indebtedness Income

Pursuant to the Tax Code and subject to certain exceptions, a taxpayer generally must recognize income from the cancellation of indebtedness ("COD Income") to the extent that such taxpayer's indebtedness is discharged for an amount less than the indebtedness' adjusted issue price determined in the manner described below. Generally, the amount of COD Income, subject to certain statutory and judicial exceptions, is the excess of (i) the adjusted issue price of the discharged indebtedness over (ii) the sum of the fair market value (determined at the date of the exchange) of the consideration, if any, given in exchange for such discharged indebtedness.

Section 108(a)(l)(A) of the Tax Code provides an exception to the recognition of COD Income where a taxpayer discharging indebtedness is under the jurisdiction of a court in a case under title 11 of the Bankruptcy Code and where the discharge is granted, or is effected pursuant to a plan approved, by a United States Bankruptcy Court (the "Bankruptcy Exception"). Under the Bankruptcy Exception, instead of recognizing COD Income, the taxpayer is required, pursuant to section 108(b), to reduce certain of that taxpayer's tax attributes to the extent of the amount of COD Income. The attributes of the taxpayer generally are reduced in the following order: net operating losses, general business and minimum tax credit carryforwards, capital loss carryforwards, the basis of the taxpayer's assets and, finally, foreign tax credit carryforwards (collectively, "Tax Attributes"). If the amount of COD Income exceeds the amount of Tax Attributes available to be reduced, the excess still is excluded from income. Pursuant to section 108(b)(4)(A), the reduction of Tax Attributes does not occur until the end of the taxable year after such Tax Attributes have been applied to determine the tax in the year of discharge or, in the case of asset basis reduction, the first day of the taxable year following the taxable year in which the COD Income is realized. Section l08(e)(2) provides a further exception to the recognition of COD Income upon the discharge of debt, providing that a taxpayer will not recognize COD Income to the extent that the taxpayer's satisfaction of the debt would have given rise to a deduction for United States federal income tax purposes.

2. Annual Section 382 Limitation on Use of NOLs and "Built-In" Losses and Deductions

a. Limitation on NOLs and Other Tax Attributes

Under section 382 of the Tax Code, if a "loss corporation" (generally, a corporation with NOLs and/or built-in losses) undergoes an "ownership change," the amount of its pre-ownership change NOLs (the "Pre-Change Losses") that may be utilized to offset future taxable income generally is subject to an annual limitation (the "Annual Section 382 Limitation"). In very general terms, the amount of the Annual Section 382 Limitation is equal to the product of (1) the fair market value of the stock of the loss corporation immediately before the ownership change (with certain adjustments) and (2) the "long-term tax-exempt rate" (as defined for purposes of section 382 of the Tax Code) in effect for the month in which the ownership change occurs (unless one of the exceptions discussed below are applicable). Similar rules apply to the corporation's capital loss carryforwards and tax credits.

The Reorganized Debtor's issuance of its stock pursuant to the Plan is expected to result in an ownership change of the Debtor for purposes of section 382 of the Tax Code. Accordingly, the Reorganized Debtor's Pre-Change Losses should be subject to the Annual Section 382 Limitation. This limitation applies in addition to, and not in lieu of, any other limitation that may already or in the future be in effect and the attribute reduction that may result from COD Income. However, section 382(l)(5) of the Tax Code provides an exception to the Annual Section 382 Limitation where a corporation is under the jurisdiction of a bankruptcy court in a title 11 case (the "382(l)(5) Bankruptcy Exception"). The Debtor expects the 382(l)(5) Bankruptcy Exception to apply to it and thus the Debtor does not expect the Annual Section 382 Limitation will apply to the Reorganized Debtor, as explained further below.

b. Special Bankruptcy Exceptions

The 382(l)(5) Bankruptcy Exception generally applies where (1) shareholders of a debtor immediately before an ownership change and (2) qualified creditors (generally, historic creditors and trade creditors, such as Medpace) of the debtor, in respect of their interests and claims, receive stock with at least 50 percent of the voting power and value of all the stock of the reorganized debtor. Under the 382(l)(5) Bankruptcy Exception, a debtor's Pre-Change Losses are not limited on an annual basis but, instead, are required to be reduced by the amount of any interest deductions claimed during the three taxable years preceding the effective date of the reorganization, and during the part of the taxable year before and including the reorganization, in respect of all debt converted into stock in the reorganization (the "Interest Reduction Rule"). Moreover, if the 382(l)(5) Bankruptcy Exception applies, a second ownership change of the debtor within a two-year period after the bankruptcy plan of reorganization generally will cause section 382 of the Tax Code to apply to the debtor and cause the Annual Section 382 Limitation with respect to this second ownership change to be zero. The 382(l)(5) Bankruptcy Exception applies to a debtor unless the debtor affirmatively elects out of its application.

If a debtor in bankruptcy is not eligible for the 382(l)(5) Bankruptcy Exception or elects out of the exception, a special rule under section 382(l)(6) of the Tax Code will apply for purposes of determining the Annual Section 382 Limitation. Under this special rule, the Annual Section 382 Limitation will be calculated by reference to the lesser of (1) the value of the debtor's stock (with certain adjustments) immediately after the ownership change (as opposed to immediately before the ownership change, as described above) or (2) the value of the debtor's assets (determined without regard to liabilities) immediately before the ownership change.

c. Application of Section 382 to the Reorganized Debtor

The Debtor has determined that the 382(l)(5) Bankruptcy Exception is expected to apply to it and that it will seek to have the 382(l)(5) Bankruptcy Exception apply to the ownership change arising from the consummation of the Plan, if eligible.

If the 382(l)(5) Bankruptcy Exception does not apply, or the Debtor elects out of it, the Debtor expects that the use of NOLs after the Effective Date of the Plan will be subject to limitation (other than the 382(l)(5) Bankruptcy Exception), but taking into account the special rule under section 382(l)(6) of the Tax Code.

Whether the 382(l)(5) Bankruptcy Exception applies or not, the Reorganized Debtor may be required to pay United States federal income taxes, despite the fact that taxable income may not exceed its otherwise available NOLs, due to the application of the Annual Section 382 Limitation, the application of the Alternative Minimum Tax rules (as discussed below at IX.A.3), or both.

In addition, if there were an ownership change prior to the Effective Date, the Annual Section 382 Limitation resulting from the implementation of the Plan might result in a lesser (but not a greater) limitation with respect to losses that existed at the time of the first ownership change.

3. Alternative Minimum Tax

In general, a federal alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income ("AMTI") each year at a 20% rate to the extent that such tax exceeds the corporation's regular United States federal income tax for such year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation may otherwise be able to offset all of its taxable income for regular tax purposes by available NOLs, only 90% of a corporation's AMTI generally may be offset by available alternative tax NOLs.

In addition, if a corporation undergoes an ownership change within the meaning of section 382 of the Tax Code and has a net unrealized built-in loss at the time of such change, the corporation's or consolidated group's aggregate basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the date of the ownership change.

Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future years when the corporation is not subject to the AMT. Any unused credit is carried forward indefinitely.

B. Tax Consequences to Creditors

1. Holders of Claims

Generally, a Holder of a Claim should in most, but not all circumstances, recognize gain or loss equal to the difference between the "amount realized" by such Holder in exchange for its Claim and such Holder's adjusted tax basis in the Claim. The "amount realized" is equal to the sum of the cash and the fair market value of any other consideration received under a plan of reorganization in respect of a Holder's Claim. The tax basis of a Holder in a Claim will generally be equal to the Holder's cost. To the extent applicable, the character of any recognized gain or loss (*e.g.*, ordinary income, or short-term or long-term capital gain or loss) will depend upon the status of the Holder, the nature of the Claim in the Holder's hands, the purpose and circumstances of its acquisition, the Holder's holding period of the Claim, and the extent to which the Holder previously claimed a deduction for the worthlessness of all or a portion of the Claim. Generally, if the Claim is a capital asset in the Holder's hands, any gain or loss realized generally will be characterized as capital gain or loss, and will constitute long-term capital gain or loss if the Holder has held such Claim for more than one year.

A Holder who received Cash (or other consideration) in satisfaction of its Claims may recognize ordinary income or loss to the extent that any portion of such consideration is characterized as accrued interest. A Holder who did not previously include in income accrued but unpaid interest attributable to its Claim, and who receives a distribution on account of its Claim pursuant to the Plan, will be treated as having received interest income to the extent that any consideration received is characterized for United States federal income tax purposes as interest, regardless of whether such Holder realizes an overall gain or loss as a result of surrendering its Claim. A Holder who previously included in its income accrued but unpaid

interest attributable to its Claim should recognize an ordinary loss to the extent that such accrued but unpaid interest is not satisfied, regardless of whether such Holder realizes an overall gain or loss as a result of the distribution it may receive under the Plan on account of its Claim.

2. Medpace Receiving Stock in Reorganized Debtor

Medpace will exchange its Claim for stock in the Reorganized Debtor (in addition to any other consideration to which it is entitled). The exchange of the Claim for stock in the Reorganized Debtor (plus any other consideration) would likely be treated as a taxable exchange for United States federal income tax purposes. Medpace generally should recognize the gain or loss realized on the exchange, potentially subject to some limitations. Given the nature of the Medpace Claim as a trade creditor claim, Medpace will recognize gain or loss to the extent that the value of the stock in Reorganized Debtor (plus any other consideration to which it is entitled) differs from the amount of income previously recognized by Medpace in respect of the underlying Claims. Medpace's basis in the stock of the Reorganized Debtor should equal the fair market value of the property as of the Effective Date and its holding period for the property received should begin on the day following the Effective Date.

Medpace should consult its own independent tax advisor regarding the tax consequences to it of the exchange of its Claim for stock in the Reorganized Debtor (in addition to any other consideration to which it is entitled) under the Plan.

3. Non-United States Persons

A Holder of a Claim that is a non-United States Person generally will not be subject to United States federal income tax with respect to property (including money) received in exchange for such Claim pursuant to the Plan, unless (i) such Holder is (or was) engaged in a trade or business in the United States to which income, gain or loss from the exchange is (or was) "effectively connected" for United States federal income tax purposes, or (ii) if such Holder is an individual, such Holder is present in the United States for 183 days or more during the taxable year of the exchange and certain other requirements are met.

C. Tax Treatment of the Liquidating Trust

Upon the Effective Date, the Liquidating Trust will be established for the benefit of Holders of Allowed Claims, whether allowed on or after the Effective Date.

1. Classification of the Liquidating Trust

The Liquidating Trust is intended to qualify as a liquidating trust for federal income tax purposes. In general, a liquidating trust is not a separate taxable entity but rather is treated for federal income tax purposes as a "grantor" trust (*i.e.*, a pass-through entity). The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. The Liquidating Trust has been structured with the intention of complying with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including the Liquidating Trustee and the Holders of beneficial interests in the Liquidating Trust) are required to treat for United States federal income tax purposes the Liquidating Trust as a grantor trust of which the

Holders of Allowed Claims are the owners and grantors. While the following discussion assumes that the Liquidating Trust would be so treated for United States federal income tax purposes, no ruling has been requested from the IRS concerning the tax status of the Liquidating Trust as a grantor trust. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the Liquidating Trust as a grantor trust. If the IRS were to challenge successfully such classification, the United States federal income tax consequences to the Liquidating Trust and the Holders of Claims could vary from those discussed herein.

2. General Tax Reporting by the Trust and Beneficiaries

For all United States federal income tax purposes, all parties (including the Liquidating Trustee and the Holders of beneficial interests in the Liquidating Trust) will be required to treat the transfer of assets to the Liquidating Trust, in accordance with the terms of the Plan, as a transfer of those assets directly to the Holders of Allowed General Unsecured Claims followed by the transfer of such assets by such Holders to the Liquidating Trust. Consistent therewith, all parties are required to treat the Liquidating Trust as a grantor trust of which such Holders are to be owners and grantors. Thus, such Holders (and any subsequent Holders of interests in the Liquidating Trust) will be treated as the direct owners of an undivided beneficial interest in the assets of the Liquidating Trust for all federal income tax purposes. Accordingly, each Holder of a beneficial interest in the Liquidating Trust will be required to report on its federal income tax return(s) the Holder's allocable share of all income, gain, loss, deduction or credit recognized or incurred by the Liquidating Trust.

The United States federal income tax reporting obligation of a Holder of a beneficial interest in the Liquidating Trust is not dependent upon the Liquidating Trust distributing any cash or other proceeds. Therefore, a Holder of a beneficial interest in the Liquidating Trust may incur a United States federal income tax liability regardless of the fact that the Liquidating Trust has not made, or will not make, any concurrent or subsequent distributions to the Holder. If a Holder incurs a federal tax liability but does not receive distributions commensurate with the taxable income allocated to it in respect of its beneficial interests in the Liquidating Trust it holds, the Holder may be allowed a subsequent or offsetting loss.

The Liquidating Trustee will file tax returns with the IRS for the Liquidating Trust as a grantor trust pursuant to Treasury Regulations section 1.671-4(a). The Liquidating Trustee will also send to each Holder of a beneficial interest in the Liquidating Trust a separate statement setting forth the Holder's share of items of income, gain, loss, deduction or credit and will instruct the Holder to report such items on its federal income tax return.

All payments to Creditors and Interest Holders are subject to any applicable withholding (including employment tax withholding). Under the Tax Code, interest, dividends and other reportable payments may, under certain circumstances, be subject to "backup withholding" then in effect. Backup withholding generally applies if the Holder (a) fails to furnish his or her social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is his correct number and that he is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in

an overpayment of tax if an appropriate refund claim is filed with the IRS. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

3. Allocations of Taxable Income and Loss

Allocations of taxable income of the Liquidating Trust among Holders of Claims will be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (were such cash permitted to be distributed at such time) if, immediately prior to such deemed Distribution, the Liquidating Trust had distributed all of its respective assets to the Holders of the beneficial interests in the Liquidating Trust, adjusted for prior taxable income and loss and taking into account all prior and concurrent Distributions from the Liquidating Trust. Similarly, taxable loss of the Liquidating Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Liquidating Trust assets.

After the Effective Date, any amount a Holder receives as a Distribution from the Liquidating Trust in respect of its beneficial interest in the Liquidating Trust should not be included, for United States federal income tax purposes, in the Holder's amount realized in respect of its Allowed Claim but should be separately treated as a Distribution received in respect of such Holder's beneficial interest in the Liquidating Trust.

In general, a Holder's aggregate tax basis in its undivided beneficial interest in the assets transferred to the Liquidating Trust will equal the fair market value of such undivided beneficial interest as of the Effective Date and the Holder's holding period in such assets will begin the day following the Effective Date. Distributions to any Holder of an Allowed Claim will be allocated first to the original principal portion of such Claim as determined for United States federal income tax purposes, and then, to the extent the consideration exceeds such amount, to the remainder of such Claim. However, there is no assurance that the IRS will respect such allocation for United States federal income tax purposes.

The tax book value of the Liquidating Trust assets for this purpose will equal their fair market value on the Effective Date, adjusted in accordance with tax accounting principles prescribed by the Tax Code, applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements. Uncertainties with regard to United States federal income tax consequences of the Plan may arise due to the inherent nature of estimates of value that will impact tax liability determinations.

As soon as practicable after the Effective Date, the Liquidating Trustee (to the extent that it deems it necessary or appropriate in the reasonable exercise of its discretion) will, in good faith, value the Liquidating Trust Assets, and, as appropriate, will apprise the Holders of beneficial interests in the Liquidating Trust of such valuation. The valuation is required to be used consistently by all parties (including the Debtor, the Reorganized Debtor, the Liquidating Trustee and the Holders) for all United States federal income tax purposes. The Court will resolve any dispute regarding the valuation of the Assets. No valuation shall be deemed an admission or be admissible in any Cause of Action.

The Liquidating Trust's taxable income will be allocated to the Holders of beneficial interests in the Liquidating Trust in accordance with each such Holder's Pro Rata share of the Liquidating Trust's interests. The character of items of income, deduction and credit to any Holder and the ability of such Holder to benefit from any deductions or losses may depend on the particular situation of such Holder.

Events subsequent to the date of this Disclosure Statement, such as the enactment of additional tax legislation, could also change the United States federal income tax consequences of the Plan and the transactions contemplated thereunder.

D. Importance of Obtaining Professional Tax Assistance

The foregoing discussion is intended only as a summary of certain United States federal income tax consequences of the Plan. The above discussion is for informational purposes only and is not tax advice. The tax consequences are in many cases uncertain and may vary depending on a Holder's particular circumstances. Accordingly, Holders are urged to consult their own tax advisors about the United States federal, state and local, and applicable non-United States income and other tax consequences of the Plan.

ARTICLE X

RECOMMENDATION AND CONCLUSION

This Disclosure Statement was approved by the Court after notice and a hearing. The Court has determined that this Disclosure Statement contains information adequate to permit Holders of Claims to make an informed judgment about the Plan. Such approval, however, does not mean that the Court recommends either acceptance or rejection of the Plan.

The Debtor believes that Confirmation and Consummation of the Plan is in the best interests of the Debtor, its Estate and its creditors. The Plan provides for an equitable distribution to Creditors. The Debtor believes that any alternative to Confirmation of the Plan, such as liquidation under chapter 7 of the Bankruptcy Code, could result in significant delay, litigation and additional costs, as well as a reduction in the Distributions to Holders of Claims in Classes 3 and 4. Consequently, the Debtor urges all eligible Holders of Impaired Claims in Classes 3 and 4 to vote to ACCEPT the Plan, and to complete and return their Ballots so that they will be RECEIVED by the Voting Agent on or before the Voting Deadline.

Dated: Wilmington, Delaware
February 17, 2017

NephroGenex, Inc.
Debtor and Debtor-in-Possession

By: ***DRAFT***
John P. Hamill
Chief Executive Officer and
Chief Financial Officer

COLE SCHOTZ P.C.

By: ***DRAFT***
David R. Hurst (I.D. No. 3743)
500 Delaware Avenue, Suite 1410
Wilmington, Delaware 19801
Telephone: (302) 652-3131
Facsimile: (302) 652-3117

– and –

Jacob S. Frumkin
1325 Avenue of the Americas
19th Floor
New York, New York 10019
Telephone: (212) 752-8000
Facsimile: (212) 752-8393

Counsel for Debtor and Debtor-in-Possession

EXHIBIT A to Disclosure Statement

Plan of Reorganization

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	:	Chapter 11
NEPHROGENEX, INC.,	:	Case No. 16-11074 (KG)
Debtor.[1]	:	

PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTOR

COLE SCHOTZ P.C.
David R. Hurst (I.D. No. 3743)
500 Delaware Avenue, Suite 1410
Wilmington, Delaware 19801
Telephone: (302) 652-3131

– and –

Jacob S. Frumkin
1325 Avenue of the Americas, 19th Floor
New York, New York 10019
Telephone: (212) 752-8000

Counsel for the Debtor and Debtor-in-Possession

Dated: Wilmington, Delaware
February 17, 2017

[1] The last four digits of the Debtor's federal tax identification number are 5171. The mailing address for the Debtor is P.O. Box 400, Jamison, Pennsylvania 18929.

TABLE OF CONTENTS

Page

EXHIBITS

INTRODUCTION[2]

NephroGenex, Inc., the debtor and debtor-in-possession in the above-captioned Chapter 11 Case, hereby proposes the following plan of reorganization for resolution of its outstanding creditor Claims and equity Interests. Reference is made to the Disclosure Statement distributed contemporaneously herewith, for a discussion of the Debtor's history, business, properties, operations, the Chapter 11 Case, risk factors, a summary of the Plan and certain other related matters. The Debtor is the proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.

All Holders of Claims that are eligible to vote on the Plan are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 and Article XII.A of the Plan, the Debtor reserves the right to alter, amend, modify (one or more times), revoke or withdraw the Plan prior to its substantial consummation.

ARTICLE I

DEFINITIONS AND RULES OF INTERPRETATION

A. Rules of Construction

For purposes of the Plan, except as expressly provided herein or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in this Article I of the Plan. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B. Definitions

1.1 "503(b)(9) Claim" means a Claim arising under section 503(b)(9) of the Bankruptcy Code against the Debtor, which were to be Filed against the Debtor on or before the 503(b)(9) Claims Bar Date.

1.2 "503(b)(9) Claims Bar Date" means July 8, 2016 at 5:00 p.m. (Eastern Time) as established by the Bar Date Order.

1.3 "Administrative and Priority Claims Estimate" means, as of the Effective Date, the greater of (i) the estimated amount, exclusive of Professional Fee Claims, of all unpaid Claims that will be Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed

---

[2] Capitalized terms used in this Introduction shall have the meanings ascribed to such terms in Article I hereof.

Priority Non-Tax Claims; and (ii) the amount of Effective Date Cash, less the sum of (a) the amount of the Professional Fee Reserve and (b) the Liquidating Trust Funding Amount.

1.4 **"Administrative Claim"** means a Claim for payment of an administrative expense of a kind specified in sections 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority in payment under sections 507(a)(2) or 507(b) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries or commissions for services and payments for goods and other services and leased premises) and Claims by Governmental Units for taxes accruing after the Petition Date (but excluding Claims related to taxes accruing on or before the Petition Date); (b) Professional Fee Claims; (c) all fees and charges assessed against the Estate under 28 U.S.C. § 1930; (d) obligations designated as Administrative Claims pursuant to an order of the Court; and (e) 503(b)(9) Claims.

1.5 **"Administrative Claims Bar Date"** means for Administrative Claims, other than 503(b)(9) Claims and Professional Fee Claims, the date that falls on the thirtieth (30th) day following the Effective Date, in each case by which Holders of Administrative Claims shall File with the Claims Agent and serve on the Liquidating Trustee and Medpace requests for payment, in writing, together with supporting documents, substantially complying with the Bar Date Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

1.6 **"Administrative Claims Objection Deadline"** means the deadline for filing objections to requests for payment of Administrative Claims Filed on or before the Administrative Claims Bar Date, which deadline shall be one hundred twenty (120) days after the Effective Date, unless otherwise extended by order of the Court.

1.7 **"Administrative Claims Reserve"** means the reserve of Cash funded by the Debtor and maintained by the Liquidating Trust for the benefit of Holders of Allowed Administrative Claims (exclusive of Holders of Professional Fee Claims, the reserve for which Holders shall be the Professional Fee Reserve), Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims in an amount equal to the Administrative and Priority Claims Estimate.

1.8 **"Affiliate"** means **"affiliate"** as defined in section 101(2) of the Bankruptcy Code.

1.9 **"Allowed"** means, when used in reference to a Claim within a particular Class, an Allowed Claim in the specified Class or of a specified type.

1.10 **"Allowed Claim"** means a Claim or any portion thereof (a) that has been allowed by a Final Order of the Court, (b) that has been Scheduled as a liquidated, non-contingent and undisputed Claim in an amount greater than zero in the Schedules, and the Schedules have not been amended with respect to such Claim on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Court, (c) that is the subject of a timely Filed Proof of Claim and either (i) no objection to its allowance has been Filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Court or (ii) any objection to its allowance has been settled, waived through payment or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount (x) in

the Plan or (y) after the Effective Date, by the Liquidating Trustee in writing with the written consent of Medpace (which consent shall not be unreasonably withheld); provided, however, that with respect to an Administrative Claim, "Allowed Claim" means an Administrative Claim as to which a timely written request for payment has been made in accordance with applicable Bar Dates for such requests set by the Court (if such written request is required) in each case as to which (a) the Debtor or the Liquidating Trustee, as applicable, or any other party in interest (x) has not Filed an objection on or before the Administrative Claims Objection Deadline or the expiration of such other applicable period fixed by the Court or (y) has interposed a timely objection and such objection has been settled, waived through payment or withdrawn, or has been denied by Final Order, or (b) after the Effective Date, the Liquidating Trustee has expressly allowed in a liquidated amount in writing with the written consent of Medpace (which consent shall not be unreasonably withheld). For purposes of computing Distributions under the Plan, a Claim that has been deemed "Allowed" shall not include interest, fees, costs or charges on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in the Plan.

1.11 "Avoidance Actions" means any and all actual or potential claims and causes of action to avoid a transfer of property or an obligation incurred by the Debtor and its recovery, subordination, or other remedies that may be brought by and/or on behalf of the Debtor and its estate under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies arising under chapter 5 of the Bankruptcy Code, including, without limitation, sections 542, 544, 545, 547, 548, 549 and 550 thereof, or their state law analogs.

1.12 "Ballot" means each of the ballot forms distributed with the Disclosure Statement to Holders of Impaired Claims entitled to vote under Article IV.D hereof in connection with the solicitation of acceptances of the Plan.

1.13 "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as such title has been, or may be, amended from time to time, to the extent that any such amendment is applicable to the Chapter 11 Case.

1.14 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms and the Local Rules, as each has been, or may be, amended from time to time, to the extent that any such amendment is applicable to the Chapter 11 Case.

1.15 "Bar Date" means, with respect to any particular Claim, the specific date set by the Court as the last day for Filing Proofs of Claim against the Debtor in the Chapter 11 Case for that specific Claim.

1.16 "Bar Date Order" means the Order Pursuant to Sections 105(a), 501, 502, 503 and 1111(a) of the Bankruptcy Code, Bankruptcy Rules 2002 and 3003(c)(3), and Local Rules 1009-2 and 2002-1(e) (I) Establishing Bar Dates for Filing Claims Against the Debtor and (II) Approving Form and Manner of Notice Thereof [Docket No. 66].

1.17 "Books and Records" means any and all books and records of the Debtor, including any and all documents and any and all computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books

and records or data, along with books and records of the Debtor maintained by or in the possession of third parties, wherever located.

1.18 "Business Day" means any day, other than a Saturday, Sunday or a legal holiday (as that term is defined in Bankruptcy Rule 9006(a)).

1.19 "Cash" means legal tender of the United States of America or equivalents thereof.

1.20 "Causes of Action" means any and all actions, proceedings, causes of action, Avoidance Actions, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and Claims, whether known or unknown, reduced to judgment or not reduced to judgment, liquidated or unliquidated, contingent or non-contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Case, through and including the Effective Date.

1.21 "Chapter 11 Case" means the chapter 11 case commenced by the Debtor and administered under case number 16-11074 (KG) in the Court.

1.22 "Claim" means a claim against the Debtor, whether or not asserted, as such term is defined in section 101(5) of the Bankruptcy Code.

1.23 "Claimholder" means the Holder of a Claim.

1.24 "Claims Agent" means Kurtzman Carson Consultants LLC, or any successor thereto.

1.25 "Claims Objection Deadline" means the last day for filing objections to Claims (other than Disallowed Claims for which no objection or request for estimation is required), which day shall be one hundred eighty (180) days after the Effective Date, or such later date as may be ordered by the Court.

1.26 "Class" means each category or group of Holders of Claims or Interests that has been designated as a class in Article III of the Plan.

1.27 "Class 3 Base Payment Amount" means Cash in the amount of $875,000, which is the aggregate estimated amount of Cash to be distributed to Holders of Class 3 General Unsecured Claims, before reduction to compensate for the effect of payment of cure payments arising from the assumption, if any, of Executory Contracts or Unexpired Leases pursuant to section 365 of the Bankruptcy Code.

1.28 "Class 3 Payment Amount" means the Class 3 Base Payment Amount, minus the amount of the Cure Adjustment.

1.29 "Collateral" means any property or interest in property of the Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to

avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

1.30 "Confirmation" means the entry of the Confirmation Order.

1.31 "Confirmation Date" means the date of entry of the Confirmation Order on the docket of the Chapter 11 Case within the meaning of Bankruptcy Rules 5003 and 9021.

1.32 "Confirmation Hearing" means the hearing(s) before the Court to consider confirmation of the Plan and related matters pursuant to section 1128 of the Bankruptcy Code, as such hearing(s) may be adjourned or continued from time to time.

1.33 "Confirmation Order" means the order entered by the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be in form and substance reasonably acceptable to the Debtor and Medpace.

1.34 "Consummation" means the occurrence of the Effective Date.

1.35 "Contingent" means, with reference to a Claim, a Claim that has not accrued or is not otherwise payable and the accrual of which, or the obligation to make payment on which, is dependent upon a future event that may or may not occur.

1.36 "Court" means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Case.

1.37 "Creditor" means any Person or Entity that holds a Claim against the Debtor.

1.38 "Cure Adjustment" means the amount by which the Class 3 Base Payment Amount shall be reduced to reflect the effect of payment of cure payments arising from the assumption of Executory Contracts or Unexpired Leases pursuant to section 365 of the Bankruptcy Code, which amount shall be equal to the product of (i) the Class 3 Base Payment Amount and (ii) a fraction, the numerator of which is the sum of the Allowed amount(s) of the Claim(s) asserted in the Chapter 11 Case by the counterparty or counterparties to the executory contract(s) or unexpired lease(s) being assumed by the Reorganized Debtor, if any, and the denominator of which is the aggregate amount of all Allowed General Unsecured Claims.

1.39 "Debtor" means NephroGenex, Inc.

1.40 "Disallowed" means, when used in reference to a Claim, a Claim or any portion thereof that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which no Proof of Claim has been Filed by the Bar Date or deemed timely Filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, (c) is not Scheduled, and as to which (i) no Proof of Claim has been Filed by the Bar Date or deemed timely Filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, and (ii) no request for payment of an Administrative Claim has been Filed by the Administrative Claims Bar Date or deemed timely Filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or

(d) after the Effective Date, has been disallowed in a written agreement by and between the Liquidating Trustee and the Holder of such Claim.

1.41 "Disbursing Agent" means (a) on or prior to the Effective Date, the Debtor, and (b) after the Effective Date, the Liquidating Trustee; provided, however, that the Debtor or the Liquidating Trustee may, in its discretion, retain a third party to act as Disbursing Agent.

1.42 "Disclosure Statement" means the written disclosure statement (including all exhibits and schedules thereto) that relates to the Plan, as the same may be amended, supplemented, revised or modified from time to time, as approved by the Court pursuant to the Solicitation Procedures Order, which shall be in form and substance reasonably acceptable to the Debtor and Medpace.

1.43 "Disputed" means, when used in reference to a Claim, a Claim or any portion thereof that is neither an Allowed Claim nor a Disallowed Claim.

1.44 "Disputed Claim Amount" means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to a Disputed Claim; (ii) an amount agreed to by the Liquidating Trustee and the Holder of such Disputed Claim; or (iii) if a request for estimation is Filed by any party, the amount at which such Claim is estimated by the Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Liquidating Trustee and the Holder of such Disputed Claim or (ii) the amount estimated by the Court with respect to such Disputed Claim; or (c) if the Claim is a Disallowed Claim, zero.

1.45 "Disputed Claims Reserve" means the reserve established and maintained by the Liquidating Trust pursuant to and in accordance with the terms of the Liquidating Trust Agreement for the payment of Disputed Claims that become Allowed Claims after the Effective Date. The Disputed Claims Reserve need not be maintained by the Liquidating Trust in a segregated account.

1.46 "Distribution" means the distributions to be made by the Disbursing Agent in accordance with the Plan of, as the case may be: (a) Cash or (b) any other consideration or residual value distributed to Holders of Allowed Claims under the terms and provisions of the Plan.

1.47 "Distribution Date" means the Effective Date or the date, occurring as soon as reasonably practicable after the Effective Date, on which the initial Distributions are made to Holders of Allowed Claims.

1.48 "Distribution Record Date" means the record date for the purpose of determining Holders of Allowed Claims entitled to receive Distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated in the Confirmation Order or any subsequent Court order.

1.49 "Effective Date" means the first Business Day on which all conditions to the Consummation of the Plan set forth in Article VIII.B hereof have been satisfied or waived in accordance with Article VIII.C.

1.50 "Effective Date Cash" means all Cash of the Debtor as of the Effective Date.

1.51 "Effective Date Free Cash" means all Effective Date Cash, other than Cash required to fund the Administrative Claims Reserve and the Professional Fee Reserve.

1.52 "Entity" has the meaning ascribed to such term in section 101(15) of the Bankruptcy Code.

1.53 "Estate" means the estate of the Debtor created under section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case on the Petition Date.

1.54 "Executory Contract" means a contract to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.55 "Exhibit" means an exhibit attached either to the Plan or the Disclosure Statement.

1.56 "Face Amount" means (i) when used in reference to a Disputed or Disallowed Claim, the Disputed Claim Amount, and (ii) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

1.57 "Fee Application Objection Parties" has the meaning ascribed to such term in Article IX.A.1 of the Plan.

1.58 "File," "Filed" or **"Filing"** means, respectively, file, filed or filing with the Court or its authorized designee in the Chapter 11 Case.

1.59 "Final Fee Applications" has the meaning ascribed to such term in Article IX.A.1 of the Plan.

1.60 "Final Order" means an order of the Court (x) as to which the time to appeal, petition for certiorari, or move for reargument, rehearing or new trial has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument, rehearing or new trial shall then be pending; (y) as to which any right to appeal, petition for certiorari, reargue, rehear or retry shall have been waived in writing; or (z) in the event that an appeal, writ of certiorari, reargument, rehearing or new trial has been sought, as to which (i) such order of the Court shall have been affirmed by the highest court to which such order is appealed, (ii) certiorari has been denied as to such order, or (iii) reargument or rehearing or new trial from such order shall have been denied, and the time to take any further appeal, petition for certiorari or move for reargument, rehearing or new trial shall have expired without such actions having been taken.

1.61 "General Bar Date" means July 8, 2016 at 5:00 p.m. (Eastern Time) for Claims arising on or before the Petition Date, including General Unsecured Claims, Priority Non-Tax Claims and 503(b)(9) Claims, as established by the Bar Date Order.

1.62 "General Unsecured Claim" means a Claim against the Debtor that is not an Administrative Claim, Priority Tax Claim, Miscellaneous Secured Claim, Priority Non-Tax Claim, Medpace Claim, Subordinated 510(b) Claim or Subordinated 510(c) Claim.

1.63 "Governmental Unit" has the meaning ascribed to such term in section 101(27) of the Bankruptcy Code.

1.64 "Holder" means an Entity holding a Claim, Interest or Liquidating Trust Interest.

1.65 "Impaired" means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.66 "Impaired Class" means a Class of Claims or Interests that is Impaired.

1.67 "Indemnified Persons" means the Liquidating Trustee and its current equity holders, including shareholders, partnership interest holders and limited liability company unit holders, Affiliates, partners, subsidiaries, members, officers, directors, managers serving on a board of managers, principals, employees, agents, managed funds, advisors, attorneys, accountants, investment bankers, consultants, representatives and other professionals, together with their respective predecessors, successors and assigns (in each case, solely in their capacity as such).

1.68 "Interests" means the legal interests, equitable interests, contractual interests, equity interests or ownership interests, or other rights of any Person or Entity in the Debtor, including all capital stock, stock certificates, common stock, preferred stock, partnership interests, limited liability company or membership interests, rights, treasury stock, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtor, partnership interests in the Debtor's stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights, subscription rights and liquidation preferences, puts, calls, awards or commitments of any character whatsoever relating to any such equity, common stock, preferred stock, ownership interests or other shares of capital stock of the Debtor or obligating the Debtor to issue, transfer or sell any shares of capital stock whether or not certificated, transferable, voting or denominated stock or a similar security.

1.69 "IRS" means the Internal Revenue Service.

1.70 "Lien" has the meaning ascribed to such term in section 101(37) of the Bankruptcy Code.

1.71 "Liquidating Trust" means the trust described in Article V.C of the Plan to be established under Delaware trust law that, among other things, shall make Distributions pursuant to the terms of the Plan and Liquidating Trust Agreement. With respect to any action required or permitted to be taken by the Liquidating Trust, the term includes the Liquidating Trustee or any other person or entity authorized to take such action in accordance with the Liquidating Trust Agreement.

1.72 "Liquidating Trust Agreement" means the agreement, substantially in the form attached hereto as <u>Exhibit C</u>, establishing the Liquidating Trust in conformity with the provisions of the Plan, which shall be approved in the Confirmation Order and entered into by the Debtor, on behalf of the beneficiaries, and the Liquidating Trustee on the Effective Date pursuant to the

terms of the Plan, which shall be in form and substance reasonably acceptable to the Debtor and Medpace.

1.73 "Liquidating Trust Assets" means the Effective Date Free Cash transferred to the Liquidating Trust pursuant to Article V.C.2 of the Plan and any additional Cash transferred to the Liquidating Trust pursuant to Article V.E.2 of the Plan.

1.74 "Liquidating Trust Budget Amount" means Cash in the amount of $231,275, which is the estimated cost of administering the Liquidating Trust.

1.75 "Liquidating Trust Funding Amount" means the sum of the Liquidating Trust Budget Amount and the Class 3 Payment Amount.

1.76 "Liquidating Trust Interests" means the uncertificated beneficial interests in the Liquidating Trust representing the right of Holders of Allowed General Unsecured Claims to receive Distributions from the Liquidating Trust in accordance with Article V.C.5 of the Plan and the Liquidating Trust Agreement.

1.77 "Liquidating Trust Proceeds" means the Cash proceeds generated by the Liquidating Trust after the Effective Date of the Plan.

1.78 "Liquidating Trustee" means the Person or Entity appointed by the Debtor in accordance with Article V.C.6 hereof to administer the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement.

1.79 "Local Rules" means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

1.80 "Medpace" means Medpace, Inc.

1.81 "Medpace Administrative Claim" has the meaning ascribed to such term in Article IX.D of the Plan.

1.82 "Medpace Claim" means the Claim asserted by Medpace against the Debtor for purported defaults under that certain Amended and Restated Master Services Agreement, dated as of March 25, 2014, in the amount of $4,312,698.51, which Claim is deemed Allowed pursuant to Article II.D.2 of the Plan.

1.83 "Medpace Released Parties" means Medpace and its affiliates, subsidiaries, partners (including general partners and limited partners), investors, managing members, officers, directors, principals, employees, managers, controlling persons, agents, attorneys, other professionals, advisors, and representatives, and each and all of their respective heirs, successors, and legal representatives, each in their capacities as such.

1.84 "Miscellaneous Secured Claim" means a Claim (a) that is secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or (b) that is subject to setoff under section 553 of the Bankruptcy Code and such right of setoff has been asserted by the holder of such right prior

to the Confirmation Date in a properly Filed motion for relief from the automatic stay, to the extent of the value of the Claimholder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

1.85 "NephroGenex" means NephroGenex, Inc., a Delaware corporation.

1.86 "New Common Stock" means the [___] shares of common stock of Reorganized NephroGenex, $[___] par value, authorized under Article V.A.4 of the Plan and the Reorganized NephroGenex Certificate of Incorporation as of the Effective Date.

1.87 "Objection(s)" means any objection, application, motion, complaint or other legal proceeding seeking, in whole or in part, to disallow, determine, liquidate, classify, reclassify or establish the priority, expunge, subordinate or estimate any Claim (including the resolution of any request for payment of any Administrative Claim).

1.88 "Official Bankruptcy Forms" means the Official Bankruptcy Forms, prescribed by the Judicial Conference of the United States, the observance and use of which is required pursuant to Bankruptcy Rule 9009, as such forms may be amended, revised or supplemented from time to time.

1.89 "Ordinary Course Professionals" means those professionals authorized to be retained and compensated by the Debtor pursuant to the Order Under Sections 105(a), 327, 330 and 331 of the Bankruptcy Code, Bankruptcy Rule 2014 and Local Rule 2014-1 Authorizing the Employment and Payment of Professionals Used in the Ordinary Course of Business [Docket No. 55].

1.90 "Periodic Distribution Date" means the date selected by the Liquidating Trustee for making a Distribution to Holders of Allowed Claims in accordance with Article IV of the Liquidating Trust Agreement.

1.91 "Permissible Investments" means (a) short-term direct obligations of, or obligations guaranteed by, the United States of America, (b) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof, (c) demand deposits or certificates of deposit at any bank or trust company, which has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000, or (d) such other investments as the Court may approve from time to time.

1.92 "Person" has the meaning ascribed to such term in section 101(41) of the Bankruptcy Code.

1.93 "Petition Date" means April 30, 2016, the date on which the Debtor Filed its petition for relief commencing the Chapter 11 Case.

1.94 "Plan" means this chapter 11 plan of reorganization proposed by the Plan Proponent, including all exhibits and schedules attached hereto or otherwise incorporated herein, as such Plan may be altered, amended, modified or supplemented from time to time, including in

accordance with its terms, the Bankruptcy Code and the Bankruptcy Rules, which shall be in form and substance reasonably acceptable to the Debtor and Medpace.

1.95 "Plan Filing Date" means February 17, 2017, the date of the initial filing in the Chapter 11 Case of the Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor.

1.96 "Plan Proponent" means the Debtor.

1.97 "Plan Supplement" means the compilation(s) of documents and forms of documents, including any exhibits and schedules to the Plan not included herewith, that the Debtor shall File with the Court on or before the Plan Supplement Filing Date, which shall be in form and substance reasonably acceptable to the Debtor and Medpace.

1.98 "Plan Supplement Filing Date" means the date on which the Plan Supplement shall be Filed with the Court, which date shall be at least five (5) Business Days prior to the Voting Deadline or such other date as may be approved by the Court without further notice to parties in interest.

1.99 "Priority Claims" means, collectively, Priority Non-Tax Claims and Priority Tax Claims.

1.100 "Priority Non-Tax Claim" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

1.101 "Priority Tax Claim" means any Claim accorded priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

1.102 "Professional" means any professional employed by the Debtor in the Chapter 11 Case pursuant to sections 327, 328, 363 or 1103 of the Bankruptcy Code and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code, other than Ordinary Course Professionals.

1.103 "Professional Fee Bar Date" means the deadline for Filing all applications for Professional Fee Claims, which shall be thirty (30) days after the Effective Date, as set forth in Article IX.A.1 of the Plan.

1.104 "Professional Fee Claim" means a Claim of a Professional pursuant to sections 327, 328, 330, 331 or 503(b) of the Bankruptcy Code for compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date.

1.105 "Professional Fee Estimate" means (i) with respect to any Professional, a good-faith estimate of such Professional's anticipated accrued unpaid Professional Fee Claims as of the Effective Date to be provided by each Professional in writing to the Debtor prior to the commencement of the Confirmation Hearing, or in the absence of such a writing, to be prepared

by the Debtor, and (ii) collectively, the sum of all individual Professional Fee Estimates. The Debtor estimates that the Professional Fee Estimate will be approximately $500,000.

1.106 "Professional Fee Order" means the Order Establishing Procedures for Interim Compensation and Reimbursement of Professionals [Docket No. 52].

1.107 "Professional Fee Reserve" means the reserve of Cash funded by the Debtor and maintained by the Liquidating Trust for the benefit of Holders of Allowed Professional Fee Claims in an amount equal to the Professional Fee Estimate.

1.108 "Proof of Claim" means the proof of claim that must be Filed before the applicable Bar Date, which term shall include a request for payment of an administrative expense claim.

1.109 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise.

1.110 "Rejection Bar Date" means the deadline by which a counterparty to a rejected Executory Contract or an Unexpired Lease of the Debtor must File a Proof of Claim for damages resulting from the rejection of such Executory Contract or Unexpired Lease by the Debtor, which deadline shall be the later of: (a) the General Bar Date; (b) thirty (30) days after the entry of an order by the Court authorizing such rejection; or (c) such other date, if any, as the Court may fix in the order authorizing such rejection.

1.111 "Reorganized Debtor" means Reorganized NephroGenex.

1.112 "Reorganized NephroGenex" means NephroGenex, on and after the Effective Date.

1.113 "Reorganized NephroGenex Bylaws" means Reorganized NephroGenex's bylaws substantially in the form attached hereto as <u>Exhibit B</u>, which shall be acceptable in form and substance to Medpace.

1.114 "Reorganized NephroGenex Certificate of Incorporation" means Reorganized NephroGenex's certificate of incorporation substantially in the form attached hereto as <u>Exhibit A</u>, which shall be acceptable in form and substance to Medpace.

1.115 "Retained Books and Records" means, collectively, (i) the Debtor's Books and Records in the form of electronic mail correspondence, (ii) the Debtor's Books and Records containing privileged communications and (iii) all minutes of the Debtor's board of directors or any subcommittee thereof, and any presentations made or provided to such bodies.

1.116 "Scheduled" means, with respect to any Claim, the status and amount, if any, of that Claim as set forth in the Schedules.

1.117 "Schedules" mean the schedules of assets and liabilities, schedules of executory contracts and statement of financial affairs Filed by the Debtor pursuant to section 521 of the

Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms, as such schedules and statements have been or may be supplemented or amended from time to time in accordance with Bankruptcy Rule 1009 or any orders of the Court.

1.118 "Solicitation Procedures Order" means the Order (A) Approving Disclosure Statement; (B) Scheduling Hearing on Confirmation of Plan; (C) Establishing Deadlines and Procedures for (I) Filing Objections to Confirmation of Plan, (II) Claim Objections and (III) Temporary Allowance of Claims for Voting Purposes; (D) Determining Treatment of Certain Unliquidated, Contingent or Disputed Claims for Notice, Voting and Distribution Purposes; (E) Setting Record Date; (F) Approving (I) Solicitation Packages and Procedures for Distribution, (II) Form of Notice of Hearing on Confirmation and Related Matters and (III) Forms of Ballots; (G) Establishing Voting Deadline and Procedures for Tabulation of Votes; and (H) Granting Related Relief [Docket No. ___].

1.119 "Subordinated 510(b) Claim" means any Claim subordinated pursuant to section 510(b) of the Bankruptcy Code, including pursuant to a Final Order of the Court.

1.120 "Subordinated 510(c) Claim" means any Claim that has been subordinated pursuant to section 510(c) of the Bankruptcy Code, including pursuant to a Final Order of the Court, or is for punitive or exemplary damages or for a fine or penalty, to the extent permitted by applicable law.

1.121 "Substantial Contribution Claim" means a Claim under subsections 503(b)(3), (b)(4) or (b)(5) of the Bankruptcy Code for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Case.

1.122 "Unclaimed Distributions" means any undeliverable or unclaimed Distributions.

1.123 "Unexpired Lease(s)" means a lease to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.124 "Unimpaired" means, when used in reference to a Claim or a Class, a Claim or a Class that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.125 "U.S. Trustee Fees" means fees payable pursuant to 28 U.S.C. § 1930.

1.126 "Voting Deadline" means April 28, 2017, at 4:00 p.m. (Pacific Time), the date and time by which all Ballots to accept or reject the Plan must be received in order to be counted, as set forth by the Solicitation Procedures Order.

C. Rules of Interpretation

For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document, exhibit or schedule Filed or to be Filed means such document, exhibit or schedule as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references in the Plan to

Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (d) the words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D. Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

E. Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) and except as otherwise provided herein or therein, the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan and (ii) the state of incorporation of the Debtor shall govern corporate governance matters with respect to the Debtor, in either case without giving effect to the principles of conflicts of law thereof.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

A. Introduction

All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim also is placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

B. Unclassified Claims

1. Administrative Claims

2. Priority Tax Claims

C. Unimpaired Classes of Claims

1. Class 1: Miscellaneous Secured Claims

Class 1 consists of all Miscellaneous Secured Claims. Each Holder of an Allowed Miscellaneous Secured Claim shall be placed in a separate subclass, and each subclass shall be treated as a separate Class for Distribution purposes.

2. Class 2: Priority Non-Tax Claims

Class 2 consists of all Priority Non-Tax Claims.

D. Impaired Classes of Claims

1. Class 3: General Unsecured Claims

Class 3 consists of all General Unsecured Claims.

2. Class 4: Medpace Claim

Class 4 consists of the Medpace Claim.

3. Class 5: Subordinated 510(c) Claims

Class 5 consists of all Subordinated 510(c) Claims.

4. Class 6: Subordinated 510(b) Claims

Class 6 consists of all Subordinated 510(b) Claims.

E. Impaired Class of Interests

1. Class 7: Interests

Class 7 consists of all Interests.

ARTICLE III

TREATMENT OF CLAIMS AND INTERESTS

A. Unclassified Claims

1. Administrative Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, a Holder of an Allowed Administrative Claim (other than a Professional) shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim or (b) such other treatment as to which such Holder and the Liquidating Trustee shall have agreed upon in writing (provided, that, with respect to any agreed treatment by the Debtor or the Liquidating Trustee regarding any claim of Cassel Salpeter & Co., LLC, Medpace provides its agreement in writing to such treatment); provided, however, that Allowed Administrative Claims (other than those asserted by Professionals) with respect to liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto (x) on or prior to the Effective Date, by the Debtor, and (y) after the Effective Date, by the Liquidating Trustee. Allowed Professional Fee Claims shall be paid from the Professional Fee Reserve pursuant to Article V.E.1 of the Plan.

2. Priority Tax Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, a Holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Tax Claim or (b) such other treatment as to which such Holder and the Liquidating Trustee shall have agreed upon in writing.

B. Unimpaired Claims

1. Class 1: Miscellaneous Secured Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Miscellaneous Secured Claim becomes an Allowed Miscellaneous Secured Claim, at the option of the Liquidating Trustee, a Holder of an Allowed Miscellaneous Secured Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Miscellaneous Secured Claim, (a) Cash from the Liquidating Trust equal to the value of such Allowed Miscellaneous Secured Claim, (b) a return of the Holder's Collateral securing the Miscellaneous Secured Claim, (c) such treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be rendered Unimpaired or (d) such other treatment as to which such Holder and the Liquidating Trustee shall have agreed upon in writing.

Any Holder of a Miscellaneous Secured Claim shall retain its Lien in the Collateral or the proceeds of the Collateral (to the extent that such Collateral is sold free and clear of such Lien) to the same extent and with the same priority as such Lien held as of Petition Date until such time as (A) the Holder of such Miscellaneous Secured Claim (i) has been paid Cash equal to the value of its Allowed Miscellaneous Secured Claim, (ii) has received a return of the Collateral securing the Miscellaneous Secured Claim or (iii) has been afforded such other treatment as to which such Holder and the Liquidating Trustee shall have agreed upon in writing; or (B) such purported Lien has been determined by an order of the Court to be invalid or otherwise avoidable.

2. Class 2: Priority Non-Tax Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, a Holder of an Allowed Priority Non-Tax Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Non-Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Non-Tax Claim or (b) such other treatment as to which such Holder and the Liquidating Trustee shall have agreed upon in writing.

C. Impaired Claims

1. Class 3: General Unsecured Claims

On the Distribution Date, each Holder of an Allowed General Unsecured Claim shall receive, on account of such Allowed General Unsecured Claim, its Pro Rata share of the Liquidating Trust Interests.

As set forth in the Liquidating Trust Agreement, Distributions from the Liquidating Trust on account of Liquidating Trust Interests shall be made from the Liquidating Trust Assets and Liquidating Trust Proceeds after paying, reserving against or satisfying, among other things, the operating and administrative expenses of the Liquidating Trust, including but not limited to all costs, expenses and obligations incurred by the Liquidating Trustee (or professionals who may be employed by the Liquidating Trustee in administering the Liquidating Trust) in carrying out their responsibilities under the Liquidating Trust Agreement, or in any manner connected, incidental or related thereto.

2. Class 4: Medpace Claim

The Medpace Claim is an Allowed Claim under the Plan. On the Distribution Date, Medpace shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for such Allowed Medpace Claim, one hundred percent (100%) of the New Common Stock issued and outstanding as of the Effective Date.

3. Class 5: Subordinated 510(c) Claims

On or after the Effective Date, all Subordinated 510(c) Claims shall be deemed eliminated, cancelled and/or extinguished and each Holder thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Claims.

4. Class 6: Subordinated 510(b) Claims

On or after the Effective Date, all Subordinated 510(b) Claims shall be deemed eliminated, cancelled and/or extinguished and each Holder thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Claims.

D. Interests

1. Class 7: Interests

On the Effective Date, all Interests shall be cancelled and each Holder thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Interests.

E. Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan, the Confirmation Order, any other order of the Court or any document or agreement enforceable pursuant to the terms of the Plan, nothing shall affect the rights and defenses, both legal and equitable, of the Debtor, the Reorganized Debtor and/or the Liquidating Trust with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

F. Allowed Claims

Notwithstanding any provision herein to the contrary, the Disbursing Agent shall only make Distributions to Holders of Allowed Claims. No Holder of a Disputed Claim shall receive any Distribution on account thereof until (and then only to the extent that) its Disputed Claim becomes an Allowed Claim. The Liquidating Trustee may, in its discretion, withhold Distributions otherwise due hereunder to any Claimholder until the Claims Objection Deadline, to enable a timely objection thereto to be Filed. Any Holder of a Claim that becomes an Allowed Claim after the Effective Date shall receive its Distribution in accordance with the terms and provisions of the Plan and/or the Liquidating Trust Agreement, as applicable.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

A. Acceptance by an Impaired Class

In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

B. Presumed Acceptances by Unimpaired Classes

Classes 1 and 2 are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, such Claimholders are conclusively presumed to accept the Plan, and the votes of such Claimholders shall not be solicited.

C. Classes Deemed to Reject Plan

Holders of Claims in Classes 5 and 6 and Interest Holders in Class 7 are not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, such Claim and Interest Holders are deemed to reject the Plan, and the votes of such Claimholders and Interest Holders shall not be solicited.

D. Impaired Class of Claims Entitled to Vote

Because Claims in Classes 3 and 4 are Impaired under the Plan and Holders of such Claims shall receive or retain property under the Plan, Holders of Claims in Classes 3 and 4 are entitled to vote and shall be solicited with respect to the Plan.

E. Vacant Classes

Any Class or sub-Class of Claims or Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by at least one allowed Claim or allowed Interest, as applicable, or at least one Claim or Interest, as applicable, temporarily allowed under Bankruptcy Rule 3018, shall not be included for purposes of (i) voting on the acceptance or rejection of the Plan and (ii) determining acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

F. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

Because Classes 5, 6 and 7 are deemed to reject the Plan, the Debtor shall (i) seek confirmation of the Plan from the Court by employing the "cramdown" procedures set forth in section 1129(b) of the Bankruptcy Code and/or (ii) modify the Plan in accordance with Article XII.A hereof. The Debtor reserves the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Exhibit or schedule, including to amend or modify the Plan or such exhibits or schedules to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

A. Corporate Action

1. Continued Corporate Existence

The Debtor shall continue to exist after the Effective Date as the Reorganized Debtor in accordance with the applicable law in the jurisdiction in which it is incorporated and pursuant to

its certificate of incorporation and bylaws in effect prior to the Effective Date, except to the extent such certificate and bylaws are amended on the Effective Date.

2. Cancellation of Existing Securities and Agreements

Except as otherwise provided in the Plan, and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date, any promissory notes, share certificates, whether for preferred or common stock (including treasury stock), other instruments evidencing any Claims or Interests, other than a Claim that is being reinstated and rendered Unimpaired, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtor under the notes, share certificates and other agreements and instruments governing such Claims and Interests shall be discharged. The holders of or parties to such canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

3. Certificate of Incorporation and Bylaws

The certificate of incorporation and bylaws of the Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. The Reorganized NephroGenex Certificate of Incorporation and Reorganized NephroGenex Bylaws shall be in substantially the forms attached to the Plan as Exhibit A and Exhibit B, respectively, and shall be acceptable in form and substance to Medpace.

4. Authorization and Issuance of New Common Stock

As of the Effective Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, the Reorganized Debtor is authorized to issue shares of New Common Stock to the Holder of the Medpace Claim. On or as soon as practicable after the Effective Date, shares of New Common Stock shall be issued by the Reorganized Debtor pursuant to the Plan, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule.

5. Directors and Officers of Reorganized Debtor

On the Effective Date, the term of the current board of directors of NephroGenex shall expire. The initial board of directors of the Reorganized Debtor shall consist of ___ (_) members. The individuals proposed to serve as officers and directors of the Reorganized Debtor shall be designated by Medpace and identified on a schedule attached to the Plan Supplement.

6. No Further Action

Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by or required of the Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by any Person or Entity, including but not limited to, Holders of Claims or Interests against or in the Debtor, or directors or officers of the Debtor.

B. Books and Records; Privilege Matters

1. Legal Representation of the Debtor After the Effective Date

Upon the Effective Date, the attorney-client relationship between the Debtor and its current counsel, Cole Schotz P.C., shall be deemed terminated. Current counsel for the Debtor shall not be precluded from representing the Liquidating Trust; provided, however, that in no event shall such counsel, in its capacity as counsel to the Liquidating Trust, bring an action against the Reorganized Debtor.

2. Transfer of Debtor's Books and Records

On or before the Effective Date, the Debtor shall transfer (i) the Retained Books and Records to the Liquidating Trust, and (ii) all other Books and Records to the Reorganized Debtor. Upon the termination of the Liquidating Trust, the Retained Books and Records shall be transferred to the Reorganized Debtor. The Liquidating Trust shall provide prompt access to non-privileged Retained Books and Records to the Reorganized Debtor upon request. Prior to the transfer of the Retained Books and Records from the Debtor to the Liquidating Trust, the Debtor (at the direction of Medpace) or the Reorganized Debtor, as applicable, will have the ability to make copies of any information it deems necessary for the continuation of the Debtor's business; provided, however, that to the extent any information to be copied is protected by any privilege, the relevant parties shall execute a non-disclosure agreement to ensure such privilege is not waived.

3. Transfer of Evidentiary Privileges; Document Requests

Notwithstanding anything to the contrary herein, on the Effective Date, the Liquidating Trustee shall succeed to the evidentiary privileges (including attorney-client, joint-client, joint-defense, common interest and other privileges) formerly held by the Debtor.

Accordingly, to the extent that documents are requested from current counsel to the Debtor by any Person or Entity, after the Effective Date, only the Liquidating Trustee shall have the ability to waive such attorney-client or other privileges. In addition, current counsel to the Debtor shall have no obligation to produce any documents currently in its possession as a result of or arising in any way out of its representation of the Debtor unless (i) the Person or Entity requesting such documents serves its request on the Liquidating Trustee; (ii) the Liquidating Trustee consents in writing to such production and any waiver of the attorney-client or other privilege such production might cause; and (iii) the Liquidating Trustee or the Person or Entity

requesting such production agrees to pay the reasonable costs and expenses incurred by current counsel for the Debtor in connection with such production.

Finally, to the extent that documents are requested from the Liquidating Trust by any Person or Entity, the Liquidating Trustee (on behalf of the Liquidating Trust) shall be entitled to assert all applicable evidentiary privileges, including attorney-client privilege, formerly held by the Debtor, and shall have no obligation to produce any documents currently in its possession unless the Person or Entity requesting such production agrees to pay the reasonable costs and expenses incurred by the Liquidating Trust, including the reasonable fees of counsel, in connection with such production; provided, however, that nothing herein shall impair the Reorganized Debtor's rights to promptly obtain non-privileged Retained Books and Records from the Liquidating Trust upon request.

C. The Liquidating Trust

1. Establishment and Administration of the Liquidating Trust

(a) On the Effective Date, the Liquidating Trust shall be established pursuant to the Liquidating Trust Agreement for the purpose of, among other things, (i) holding and maintaining the Retained Books and Records; (ii) holding the Liquidating Trust Assets; (iii) resolving all Disputed Claims and any Claim objections pending as of the Effective Date; (iv) prosecuting any objections to Claims that the Liquidating Trustee deems appropriate and resolving such objections; and (v) making Distributions from the Liquidating Trust to Holders of Allowed Claims as provided for in the Plan and/or the Liquidating Trust Agreement; provided, however, that the Liquidating Trustee must first receive written agreement from Medpace before resolving claims under (iii) or prosecuting objections under (iv), involving Cassel Salpeter & Co., LLC.

(b) Upon execution of the Liquidating Trust Agreement, the Liquidating Trustee shall be authorized to take all steps necessary to complete the formation of the Liquidating Trust. The Liquidating Trust shall be administered by the Liquidating Trustee in accordance with the Liquidating Trust Agreement.

(c) It is intended that the Liquidating Trust be classified for federal income tax purposes as a "liquidating trust" within the meaning of Treasury Regulations Section 301.7701-4(d) and as a "grantor trust" within the meaning of Sections 671 through 679 of the Internal Revenue Code. In furtherance of this objective, the Liquidating Trustee, in its business judgment, shall make continuing best efforts not to unduly prolong the duration of the Liquidating Trust. All Liquidating Trust Assets held by the Liquidating Trust on the Effective Date shall be deemed for federal income tax purposes to have been distributed by the Debtor on a Pro Rata basis to Holders of Allowed General Unsecured Claims and then contributed by such Holders to the Liquidating Trust in exchange for the Liquidating Trust Interests. All Holders of Allowed General Unsecured Claims have agreed to use the valuation of the Liquidating Trust Assets transferred to the Liquidating Trust as established by the Liquidating Trustee for all federal income tax purposes. The beneficiaries under the Liquidating Trust shall be treated as the deemed owners of the Liquidating Trust. The Liquidating Trust shall be responsible for

filing information on behalf of the Liquidating Trust as grantor trust pursuant to Treasury Regulation Section 1.671-4(a).

2. Assets of the Liquidating Trust

On or before the Effective Date, the Debtor shall transfer and assign to the Liquidating Trust all of its right, title and interest in and to the Effective Date Free Cash, and in accordance with section 1141 of the Bankruptcy Code, such Cash shall automatically vest in the Liquidating Trust free and clear of all Claims and Liens, subject only to the Allowed Claims of the Holders of Liquidating Trust Interests as set forth in the Plan and the expenses of the Liquidating Trust as set forth herein and in the Liquidating Trust Agreement. Thereupon, neither the Debtor nor the Reorganized Debtor shall have any interest in or with respect to the Effective Date Free Cash.

3. Other Funds to be Transferred to the Liquidating Trust

Pursuant to Article V.E.1 of the Plan, on or before the Effective Date, the Debtor shall transfer to the Liquidating Trust Cash in the amount of the Professional Fee Estimate, which Cash shall be used by the Liquidating Trustee to fund the Professional Fee Reserve.

Pursuant to Article V.E.2 of the Plan, on or before the Effective Date, the Debtor shall transfer to the Liquidating Trust Cash in the amount of the Administrative and Priority Claims Estimate, which Cash shall be used by the Liquidating Trustee to fund the Administrative Claims Reserve.

4. Rights and Powers of the Liquidating Trust and the Liquidating Trustee

(a) Except as otherwise provided in the Plan and without infringing or duplicating any of the rights and powers of the Reorganized Debtor, the Liquidating Trustee shall be deemed the Estate's representative in accordance with section 1123 of the Bankruptcy Code and shall have all the rights and powers set forth in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee under sections 704 and 1106 of the Bankruptcy Code and Bankruptcy Rule 2004, and the right to (i) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and the Liquidating Trust Agreement; (ii) make Distributions contemplated by the Plan and the Liquidating Trust Agreement; (iii) establish and administer any necessary reserves that may be required, including the Disputed Claims Reserve, the Administrative Claims Reserve and the Professional Fee Reserve; (iv) object to Disputed Claims and, without Court approval, settle, compromise, withdraw or resolve in any manner such objections; (v) employ and compensate professionals (including professionals previously retained by the Debtor), provided, however, that any such compensation shall be made only out of the Liquidating Trust Assets and Liquidating Trust Proceeds; and (vi) file all federal, state and local tax returns if necessary; provided, however, that the Liquidating Trustee shall not have the ability to file federal and state income tax returns for the Debtor or Reorganized Debtor for tax year 2017 or any year thereafter. Notwithstanding anything to the contrary, the Liquidating Trust shall neither impair nor duplicate the rights, duties, or powers of the Reorganized Debtor.

(b) The Liquidating Trustee has full authority to take any steps necessary to administer the Liquidating Trust Agreement, including without limitation, the duty and obligation to make Distributions from the Liquidating Trust Assets and the Liquidating Trust Proceeds in accordance with the provisions of the Plan, all in accordance with the Liquidating Trust Agreement.

5. Liquidating Trust Interests

(a) On the Effective Date, each Holder of an Allowed General Unsecured Claim shall, by operation of the Plan, receive its Pro Rata share of the Liquidating Trust Interests. Liquidating Trust Interests shall be reserved for Holders of Disputed General Unsecured Claims and issued by the Liquidating Trust to, and held by the Liquidating Trustee in, the Disputed Claims Reserve pending allowance or disallowance of such Claims. No other Entity shall have any interest, legal, beneficial or otherwise, in the Liquidating Trust Assets upon the assignment and transfer of such assets to the Liquidating Trust.

As set forth in the Liquidating Trust Agreement, Distributions from the Liquidating Trust on account of Liquidating Trust Interests shall be made from the Liquidating Trust Assets and Liquidating Trust Proceeds after paying, reserving against or satisfying, among other things, the operating and administrative expenses of the Liquidating Trust, including but not limited to all costs, expenses and obligations incurred by the Liquidating Trustee (or professionals who may be employed by the Liquidating Trustee in administering the Liquidating Trust) in carrying out their responsibilities under the Liquidating Trust Agreement, or in any manner connected, incidental or related thereto.

(b) The Liquidating Trust Interests shall be uncertificated and shall be nontransferable except upon death of the Holder or by operation of law. Holders of Liquidating Trust Interests, in such capacity, shall have no voting rights with respect to such interests. The Liquidating Trust shall have a term of five (5) years from the Effective Date, without prejudice to the rights of the Liquidating Trust to extend such term conditioned upon the Liquidating Trust (i) not becoming subject to the Securities Exchange Act of 1934 (as now in effect or hereafter amended) and (ii) obtaining the Reorganized Debtor's prior written consent to extend such term (such consent not to be unreasonably withheld).

6. Appointment of a Liquidating Trustee

(a) The initial Liquidating Trustee shall be John P Hamill LLC, the sole member of which is John P. Hamill, the Debtor's current Chief Executive Officer and Chief Financial Officer. The appointment of the Liquidating Trustee shall be approved in the Confirmation Order, and such appointment shall be as of the Effective Date. The Liquidating Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Plan and Liquidating Trust Agreement.

(b) The Liquidating Trustee shall not be obligated to obtain a bond but may do so, in its sole discretion, in which case the expense incurred by such bonding shall be paid by the Liquidating Trust.

(c) The Liquidating Trustee and its professionals shall be exculpated and indemnified pursuant to and in accordance with the terms of the Plan and Liquidating Trust Agreement.

7. Indemnification of Liquidating Trustee and Certain Other Parties

The Indemnified Persons shall be held harmless and shall not be liable for actions taken or omitted in their capacity as, or on behalf of, the Liquidating Trust or Liquidating Trustee (as applicable), except those acts that are determined by Final Order of the Court to have arisen out of their own intentional fraud, willful misconduct or gross negligence. Each Indemnified Person shall be entitled to be indemnified, held harmless and reimbursed for fees and expenses including, without limitation, reasonable attorney's fees, which such Persons and Entities may incur or may become subject to or in connection with any action, suit, proceeding or investigation that is brought or threatened against such Persons or Entities in respect of that Person's or Entity's actions or inactions regarding the implementation or administration of the Plan, or the discharge of their duties under the Plan or Liquidating Trust Agreement, except for any actions or inactions that are determined by Final Order of the Court to have arisen from intentional fraud, willful misconduct or gross negligence. Any Claim of the Indemnified Persons to be indemnified, held harmless or reimbursed shall be satisfied solely from the Liquidating Trust Assets, Liquidating Trust Proceeds and any applicable insurance coverage.

8. Distributions to Holders of Allowed General Unsecured Claims

(a) Initial Distributions. On the Distribution Date, the Liquidating Trustee shall make, or shall make adequate reserves in the Disputed Claims Reserve for, the Distributions required to be made under the Plan to Holders of Allowed General Unsecured Claims. The Liquidating Trustee shall not make any Distributions of Liquidating Trust Assets to the beneficiaries under the Liquidating Trust unless the Liquidating Trustee retains and reserves in the Disputed Claims Reserve such amounts as are required under Article VI.H.3 of the Plan.

(b) Interim Distributions. The Liquidating Trustee shall make interim Distributions of Cash to Holders of Liquidating Trust Interests in accordance with the Plan and Article IV of the Liquidating Trust Agreement.

(c) Final Distributions. The Liquidating Trust shall terminate and the Liquidating Trustee shall make the final Distributions upon the occurrence of the earlier of (a) the substantial completion of all the Liquidating Trustee's duties, responsibilities and obligations under the Liquidating Trust Agreement, and (b) the fifth (5th) anniversary of the Effective Date; provided, however, that termination of the Liquidating Trust shall only be deemed effective upon the filing by the Liquidating Trustee with the Court of a certification of termination of the Liquidating Trust. Notwithstanding the foregoing, on or prior to a date not less than six (6) months prior to such termination, the term of the Liquidating Trust may be extended for one or more finite terms based upon the particular facts and circumstances present at that time, if an extension is necessary to the liquidating purpose of the Trust and the prior written consent of the Reorganized Debtor is obtained (such consent not to be unreasonably withheld).

Upon termination of the Liquidating Trust, if the Liquidating Trustee reasonably determines that any remaining Liquidating Trust Assets and Liquidating Trust Proceeds are insufficient to render a further distribution practicable, or exceed the amounts required to be paid under the Plan, the Liquidating Trustee shall transfer such remaining funds to a charitable institution selected by the Liquidating Trustee, which charitable institution shall be qualified as a not-for-profit corporation under applicable federal and state laws.

9. Distributions to Holders of Administrative and Priority Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date an Administrative Claim, Priority Tax Claim or Priority Non-Tax Claim becomes an Allowed Claim, the Liquidating Trustee shall make the Distributions required to be made under the Plan to Holders of Allowed Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims, subject to the limitations set forth in Section 5.4 of the Liquidating Trust Agreement.

10. Distributions to Medpace

On the Effective Date, Medpace shall receive the New Common Stock, representing all the equity interests in the Reorganized Debtor.

D. Vesting of Assets; Release of Liens

As of the Effective Date, the property of the Debtor's Estate (including, for the avoidance of doubt, all of the Debtor's intellectual property), together with any property of the Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall vest in the Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtor may operate it business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Court. As of the Effective Date, all property of the Reorganized Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, the Reorganized Debtor may, without application to or approval by the Court, pay fees that it incurs after the Effective Date for reasonable professional fees and expenses.

E. Accounts and Reserves

1. Professional Fee Reserve

On or before the Effective Date, the Debtor shall transfer to the Liquidating Trust Cash in the Amount of the Professional Fee Estimate, which Cash shall be used by the Liquidating Trustee to fund the Professional Fee Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Professional Fee Claims. The Liquidating Trustee (i) shall segregate and shall not commingle the Cash held in the Professional Fee Reserve and (ii) subject to the terms and conditions of the Plan and the Liquidating Trust Agreement, shall pay each Professional Fee Claim of a Professional employed by the Debtor, on or as soon as reasonably practicable after entry of a Final Order allowing such Claim. After all Professional Fee Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Liquidating Trust, any remaining Cash in the Professional Fee Reserve shall be transferred to and become

part of the Administrative Claims Reserve. The Reorganized Debtor and Medpace have standing to object for any reason or cause to Final Fee Applications and any other request by a Professional for the payment of fees and expenses in the Chapter 11 Case. In the event that the Reorganized Debtor or Medpace asserts an objection to a Professional's request for the payment of fees or expenses, counsel to the Debtor shall not represent such Professional in connection with resolution of such objection.

The Professionals employed by the Debtor shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities, including the preparation, filing and prosecution of Final Fee Applications, from the Professional Fee Reserve. Any time or expenses incurred in the preparation, filing and prosecution of Final Fee Applications shall be disclosed by each Professional in its Final Fee Application and shall be subject to approval of the Court. For the avoidance of doubt, the Reorganized Debtor and the Liquidating Trustee will not be subject to liability for fees and expenses incurred for litigation over Professional Fee Claims.

2. Administrative Claims Reserve

On or before the Effective Date, the Debtor shall transfer to the Liquidating Trust Cash in the Amount of the Administrative and Priority Claims Estimate, which Cash shall be used by the Liquidating Trustee to fund the Administrative Claims Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Administrative Claims (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve) and Allowed Priority Claims. The Liquidating Trustee (i) shall segregate and shall not commingle the Cash held in the Administrative Claims Reserve and (ii) subject to the terms and conditions of the Plan and the Liquidating Trust Agreement, shall pay each Administrative Claim (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve) and Priority Claim on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim. After all Administrative Claims (except Professional Fee Claims) and Priority Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Liquidating Trust, any remaining Cash in the Administrative Claims Reserve shall be used as follows: (i) first, to the extent that the amount of Effective Date Free Cash was less than the Liquidating Trust Funding Amount, Cash in the Administrative Claims Reserve shall be transferred to the Liquidating Trust until the Liquidating Trust has received the full Liquidating Trust Funding Amount; and (ii) second, after the Liquidating Trust has been fully funded (*i.e.*, the Liquidating Trust has received funding in the full amount of the Liquidating Trust Funding Amount), any remaining Cash in the Administrative Claims Reserve shall be transferred to and become property of the Reorganized Debtor.

3. Other Reserves

The Liquidating Trust shall establish and administer any other necessary reserves that may be required under the Plan or Liquidating Trust Agreement, including the Disputed Claims Reserve.

F. Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents without the payment of any such tax or governmental assessment.

G. Applicability of Section 1145 of the Bankruptcy Code

Under section 1145 of the Bankruptcy Code, the issuance of the Liquidating Trust Interests shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities.

Further, the issuance of the New Common Stock to Medpace under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state securities laws requiring registration of securities. Medpace shall be deemed a Bankruptcy Code section 1145 underwriter such that the New Common Stock issued to it shall be subject to applicable restrictions on transfer, and the certificate evidencing the New Common Stock shall be applicably legended to reflect such restrictions.

If either the Liquidating Trustee or Medpace determine, with the advice of respective counsel, that compliance is required with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Liquidating Trustee and/or Medpace, as the case may be, shall take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

H. Preservation of Causes of Action

In accordance with section 1123(b)(3) of the Bankruptcy Code, the Reorganized Debtor shall retain and may (but is not required to) enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions or categories of actions specifically identified on a schedule attached to the Plan Supplement, and such Causes of Action shall vest in the Reorganized Debtor as of the Effective Date. The Reorganized Debtor, in its sole and absolute discretion, shall determine whether to bring, settle, release, compromise or enforce such Causes of Action (or decline to do any of the foregoing), and shall not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtor or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtor or any successor holding such rights of action. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement or the Disclosure Statement to any Causes of Action against them as any indication that the Reorganized Debtor will not pursue any and all available Causes of Action against them. The Reorganized Debtor expressly reserves all rights to prosecute any and all Causes of Action against any Entity, except as otherwise provided in the Plan. For the avoidance of doubt, the

Reorganized Debtor shall not bring, and hereby waives and releases, any and all rights, claims or Causes of Action against the Debtor's current or former directors and officers that the Reorganized Debtor otherwise might be entitled to assert. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or an order of the Bankruptcy Court, the Reorganized Debtor expressly reserves all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise) or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or consummation of the Plan; provided, however, solely with respect to Avoidance Actions, only those Avoidance Actions specifically identified on a schedule attached to the Plan Supplement shall vest in the Reorganized Debtor, and all other Avoidance Actions shall be waived.

I. Effectuating Documents; Further Transactions

The Debtor's Chief Executive Officer and Chief Financial Officer and the officers and directors of the Reorganized Debtor, if applicable, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtor's Chief Executive Officer and Chief Financial Officer shall be authorized to certify or attest to any of the foregoing actions.

J. Certain Obligations of Reorganized Debtor

The Reorganized Debtor shall (i) file federal and state income tax returns for the Debtor for tax year 2017; (ii) issue Form W-2 statements to the Debtor's employees for calendar year 2017; and (iii) issue Form 1099 statements to the Debtor's consultants for calendar year 2017.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

A. Distributions on Allowed Claims

Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date or become Allowed Claims thereafter shall be made by the Disbursing Agent pursuant to the terms and conditions of the Plan and the Liquidating Trust Agreement. Notwithstanding any other provision of the Plan to the contrary, no Distribution shall be made on account of any Allowed Claim or portion thereof that (i) has been satisfied after the Petition Date; (ii) is listed in the Schedules as contingent, unliquidated, disputed or in a zero amount, and for which a Proof of Claim has not been timely Filed; or (iii) is evidenced by a Proof of Claim that has been amended by a subsequently Filed Proof of Claim.

B. Disbursing Agent

The Disbursing Agent shall make all Distributions required under the Plan, subject to the terms and provisions of the Plan and the Liquidating Trust Agreement. If the Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent shall

receive, without further Court approval, reasonable compensation from the Liquidating Trust for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties. The Disbursing Agent shall be authorized and directed to rely upon the Debtor's books and records and the Liquidating Trust's representatives and professionals in determining Allowed Claims entitled to Distributions under the Plan in accordance with the terms and conditions of the Plan.

C. Delivery of Distributions and Undeliverable or Unclaimed Distributions

1. Delivery of Distributions in General

Distributions to Holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim Filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is Filed or if the Debtor has been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, after sufficient evidence of such addresses as may be requested by the Disbursing Agent is provided, (c) at the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address, (d) at the addresses set forth in the other records of the Debtor or the Disbursing Agent at the time of the Distribution or (e) in the case of the Holder of a Claim that is governed by an agreement and is administered by an agent or servicer, at the addresses contained in the official records of such agent or servicer.

In making Distributions under the Plan, the Disbursing Agent may rely upon the accuracy of the Claims register maintained by the Claims Agent in the Chapter 11 Case, as modified by any Final Order of the Court disallowing Claims in whole or in part.

2. Undeliverable and Unclaimed Distributions

If the Distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further Distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then-current address and such Holder provides sufficient evidence of such address as may be requested by the Disbursing Agent, at which time all missed Distributions shall be made to such Holder without interest, subject to the time limitations set forth below. Amounts in respect of undeliverable Distributions made by the Disbursing Agent shall be returned to the Disbursing Agent until such Distributions are claimed. The Disbursing Agent shall segregate and, with respect to Cash, deposit in a segregated account designated as an unclaimed Distribution reserve undeliverable and unclaimed Distributions for the benefit of all such similarly-situated Persons or Entities until such time as a Distribution becomes deliverable or is claimed, subject to the time limitations set forth below.

Any Holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed Distribution within three (3) months after the date such Distribution was returned undeliverable shall be deemed to have forfeited its Claim for such undeliverable or unclaimed Distribution and shall be forever barred and enjoined from asserting any such claim

for an undeliverable or unclaimed Distribution against the Debtor or its Estate, the Reorganized Debtor, the Liquidating Trustee, the Liquidating Trust, or their respective agents, attorneys, representatives, employees or independent contractors, and/or any of its or their property. In the case of undeliverable or unclaimed Distributions on account of Administrative Claims, Priority Tax Claims or Priority Non-Tax Claims, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall revert to the Administrative Claims Reserve. In the case of undeliverable or unclaimed Distributions on account of Liquidating Trust Interests, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall revert to the Liquidating Trust, and all title to and all beneficial interests in the Liquidating Trust Assets represented by any such undeliverable Distributions shall revert to and/or remain in the Liquidating Trust and shall be distributed in accordance with Article IV of the Liquidating Trust Agreement and the Plan. The reversion of such Cash to the Administrative Claims Reserve or the Liquidating Trust, as applicable, shall be free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary and shall be treated in accordance with the terms of the Plan and the Liquidating Trust Agreement. Nothing contained in the Plan or the Liquidating Trust Agreement shall require the Debtor, the Reorganized Debtor, the Liquidating Trust, the Liquidating Trustee or any Disbursing Agent to attempt to locate any Holder of an Allowed Claim.

D. Means of Cash Payment

Cash payments made pursuant to the Plan shall be in U.S. dollars and shall be made at the option and in the sole discretion of the Disbursing Agent by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Disbursing Agent. In the case of foreign creditors, Cash payments may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular jurisdiction.

E. Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

F. Withholding and Reporting Requirements

In accordance with section 346 of the Bankruptcy Code and in connection with the Plan and all Distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority. The Disbursing Agent shall be authorized to take any and all actions necessary and appropriate to comply with such requirements.

All Distributions hereunder shall be subject to withholding and reporting requirements. As a condition of making any Distribution under the Plan, each Entity holding an Allowed Claim is required to provide any information necessary in writing, including returning W-9 statements, to effect the necessary information reporting and withholding of applicable taxes with respect to

Distributions to be made under the Plan as the Disbursing Agent may request. The Disbursing Agent shall be entitled in its sole discretion to withhold any Distributions to a Holder of an Allowed Claim who fails to provide tax identification or social security information within the timeframe requested in writing by the Disbursing Agent to such Holder of an Allowed Claim, which timeframe shall not be less than thirty (30) days. The Distribution to any Holder of an Allowed Claim that fails to timely respond to the Disbursing Agent shall be treated as an undeliverable or unclaimed Distribution pursuant to Article VI.C.2 of the Plan.

Notwithstanding any other provision of the Plan, each Person and Entity receiving a Distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of tax obligations on account of any such Distribution.

G. Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims

1. Objection Deadline; Prosecution of Objections

Except as set forth in the Plan with respect to Professional Fee Claims and Administrative Claims, all objections to Claims must be Filed and served on the Holders of such Claims by the Claims Objection Deadline, as the same may be extended by the Court. If an objection has not been Filed to a Proof of Claim or the Schedules have not been amended with respect to a Claim that (i) was Scheduled by the Debtor but (ii) was not Scheduled as contingent, unliquidated and/or disputed, by the Claims Objection Deadline, as the same may be extended by order of the Court, the Claim to which the Proof of Claim or Scheduled Claim relates shall be treated as an Allowed Claim if such Claim has not been Allowed earlier. Notice of any motion for an order extending the Claims Objection Deadline shall be given only to those Persons or Entities that have requested notice in the Chapter 11 Case in accordance with Bankruptcy Rule 2002.

On and after the Effective Date, the Liquidating Trust shall have the authority to: (1) File, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Court; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Court; provided, however, that the objection to and settlement of Professional Fee Claims shall not be subject to this Article VI.G, but rather shall be governed by Article IX.A of the Plan. In the event that any objection Filed by the Debtor remains pending as of the Effective Date, the Liquidating Trustee shall be deemed substituted for the Debtor as the objecting party. Nothing in the Plan shall affect the right of the U.S. Trustee, the Reorganized Debtor or Medpace to object to claims for any reason or cause (including Administrative Claims and Professional Fee Claims), and such right is fully reserved.

The Liquidating Trust shall be entitled to assert all of the Debtor's rights, claims, defenses, offsets, rights of recoupment, setoffs, rights of disallowance, subrogation, recharacterization and/or equitable subordination and counter-claims with respect to Claims; provided, however, that the rights of the Reorganized Debtor to bring, settle, release, compromise or enforce Causes of Action are not impaired.

2. No Distributions Pending Allowance

Notwithstanding any other provision of the Plan or the Liquidating Trust Agreement, no payments or Distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

3. Disputed Claims Reserve

On the Distribution Date and on each subsequent Periodic Distribution Date, the Liquidating Trust shall withhold on a Pro Rata basis from property that would otherwise be distributed to Holders of General Unsecured Claims entitled to Distributions under the Plan on such date, in a separate Disputed Claims Reserve, such amounts or property as may be necessary to equal one hundred percent (100%) of Distributions to which Holders of such Disputed General Unsecured Claims would be entitled under the Plan if such Disputed Claims were allowed in their Disputed Claim Amount. The Liquidating Trust may request, if necessary, estimation for any Disputed General Unsecured Claim that is contingent or unliquidated, or for which the Liquidating Trust determines to reserve less than the Face Amount. If the Liquidating Trust elects not to request such an estimation from the Court with respect to a Disputed General Unsecured Claim that is contingent or unliquidated, the Liquidating Trust shall withhold the applicable Disputed Claims Reserve based upon the good faith estimate of the amount of such General Unsecured Claim by the Liquidating Trust. If practicable, the Liquidating Trust shall invest any Cash that is withheld as the Disputed Claims Reserve in an appropriate manner to ensure the safety of the investment, in accordance with Section 3.5 of the Liquidating Trust Agreement. Nothing in the Plan, the Disclosure Statement or the Liquidating Trust Agreement shall be deemed to entitle the Holder of a Disputed General Unsecured Claim to postpetition interest on such Claim, however.

4. Distributions After Allowance

Payments and Distributions to Holders of Disputed Claims that ultimately become Allowed Claims shall be made in accordance with provisions of the Liquidating Trust Agreement that govern Distributions to Holders of Allowed General Unsecured Claims (Article IV of the Liquidating Trust Agreement) and Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims (Article V of the Liquidating Trust Agreement).

5. De Minimis Distributions

The Liquidating Trust shall not be required to make any Distributions to Holders of Allowed Claims aggregating less than twenty-five dollars ($25.00). Cash that otherwise would be payable under the Plan to Holders of Liquidating Trust Interests but for this Article VI.G.5 shall remain Liquidating Trust Assets to be used in accordance with the Liquidating Trust Agreement. Cash that otherwise would be payable under the Plan to Holders of Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims but for this Article VI.G.5 shall remain in the Administrative Claims Reserve.

6. Fractional Dollars

Any other provision of the Plan notwithstanding, the Disbursing Agent shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

7. Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a Distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

8. Distribution Record Date

The Disbursing Agent shall have no obligation to recognize the transfer or sale of any participation in any Allowed Claim that occurs after the close of business on the Distribution Record Date. Instead, the Disbursing Agent shall be entitled to recognize and deal for all purposes under the Plan with only those record Holders stated on the official Claims register or the Debtor's Books and Records, as applicable, as of the close of business on the Distribution Record Date.

ARTICLE VII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. Rejected Contracts and Leases

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, each of the Executory Contracts and Unexpired Leases to which the Debtor is a party shall be deemed automatically rejected by the Debtor as of the Effective Date, unless such contract or lease (i) previously has been assumed or rejected by the Debtor, (ii) expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume or reject pending before the Court as of the Confirmation Date or (iv) is identified on a schedule to the Plan Supplement as a contract to be assumed (which schedule shall be designated by Medpace); provided, however, that nothing contained in the Plan shall constitute an admission by the Debtor that any such contract or lease is an Executory Contract or Unexpired Lease or that the Debtor or its successors and assigns has any liability thereunder; and, provided further, that the Debtor reserves its right, at any time before the Confirmation Date, to assume any Executory Contract or Unexpired Lease that was not already rejected prior to the Confirmation Date. The Confirmation Order shall constitute an order of the Court approving the rejections described in this Article VII.A, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

B. Rejection Damages Bar Date

If the rejection of an Executory Contract or Unexpired Lease pursuant to Article VII.A gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtor or its Estate, the Reorganized Debtor, the Liquidating Trust or their respective successors or properties unless a Proof of Claim is Filed with the Claims Agent and served on counsel for the Liquidating Trust and counsel for the Reorganized Debtor within thirty (30) days after service of notice of entry of the Confirmation Order.

C. Indemnification Obligations

Subject to the last sentence of this Article VII.C, any obligations of the Debtor pursuant to its organizational documents, including amendments, entered into any time prior to the Effective Date, to indemnify, reimburse or limit the liability of any Person pursuant to the Debtor's organizational documents, policy of providing employee indemnification, applicable state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against such Persons based upon any act or omission related to such Persons' service with, for or on behalf of the Debtor prior to the Effective Date with respect to all present and future actions, suits and proceedings relating to the Debtor shall survive Confirmation of the Plan and except as set forth herein, remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date; provided, however, that all obligations under this Article VII.C shall be limited solely to available insurance coverage and neither the Reorganized Debtor, the Liquidating Trust, the Liquidating Trustee nor any of their assets shall be liable for any such obligations. Any Claim based on the Debtor's obligations set forth in this Article VII.C shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code. This provision for indemnification, reimbursement and limitation of liability shall not apply to or cover any Claims, suits or actions against a Person that result in a Final Order determining that such covered Person is liable for fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty.

D. Confidentiality Obligations Owed to Debtor

Any confidentiality agreement entered into between the Debtor and any other party requiring such party to maintain the confidentiality of the Debtor's proprietary information shall be deemed to be, and will be treated as though it is, an Executory Contract that is assumed pursuant to section 365 of the Bankruptcy Code under the Plan, so long as the Reorganized Debtor shall not have to pay any cure amounts or have any other obligations to effect the assumption thereto.

E. Treatment of Insurance Policies

The Debtor will assume under the Plan any and all insurance policies maintained by the Debtor that have not expired or terminated pursuant to their own terms on or before the Effective Date, including but not limited to policies issued by ACE American Insurance Company, AIG,

Allied World, American Casualty Co. of Reading PA (CNA), Berkley Insurance Company, Chubb Insurance Company, Endurance, Federal Insurance Company, Illinois Union Insurance Company, National Union Fire Insurance Company of Pittsburgh, RSUI, Starr Indemnity & Liability, XL Specialty Insurance Company or their respective affiliates providing directors and officers insurance coverage, products liability insurance coverage, fiduciary liability insurance coverage, employment practices liability insurance coverage and other customary insurance coverages. For the avoidance of doubt, the Reorganized Debtor shall not have to pay any cure amounts or have any other obligations to effect the assumption thereto.

ARTICLE VIII

CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A. Conditions to Confirmation

The following are conditions precedent to confirmation of the Plan, each of which must be satisfied or waived in accordance with Article VIII.C of the Plan:

1. the Confirmation Order is in form and substance reasonably acceptable to the Debtor and Medpace and shall, among other things:

(a) provide that the Debtor is authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the agreements or documents created under or in connection with the Plan; and

(b) provide that, notwithstanding Bankruptcy Rule 3020(e), the Confirmation Order shall be immediately effective, subject to the terms and conditions of the Plan; and

2. the Confirmation Order shall have been entered by the Court.

B. Conditions to Occurrence of the Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article VIII.C of the Plan:

1. the Confirmation Order shall not then be stayed, vacated or reversed and shall not have been amended without the agreement of the Debtor and Medpace;

2. the Confirmation Order shall not then be subject to a pending appeal, and the time to appeal or seek review or rehearing or leave to appeal has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending;

3. the Liquidating Trust shall have been established and the Effective Date Free Cash shall have been transferred to and vested in the Liquidating Trust free and clear of all Claims and Liens, except as specifically provided in the Plan and the Liquidating Trust Agreement;

4. the Professional Fee Reserve and the Administrative Claims Reserve shall have been funded in Cash in full;

5. the Liquidating Trustee shall have been appointed and assumed its rights and responsibilities under the Plan and the Liquidating Trust Agreement, as applicable;

6. all actions, documents and agreements (including, but not limited to, the Plan, Disclosure Statement, Plan Supplement and Liquidating Trust Agreement) necessary to implement the provisions of the Plan to be effectuated on or prior to the Effective Date shall be reasonably satisfactory to the Debtor and Medpace, and such actions, documents and agreements shall have been effected or executed and delivered. The Liquidating Trust Agreement shall be completed and in final form and, as applicable, executed by the parties thereto and all conditions precedent contained in any of the foregoing shall have been satisfied or waived; and

7. the New Common Stock, representing all the Reorganized Debtor's equity interests, shall have been issued to Medpace.

C. Waiver of Conditions

Each of the conditions to Confirmation and the Effective Date set forth in Articles VIII.A and VIII.B of the Plan, respectively, may be waived in whole or in part by the Debtor without any other notice to parties in interest or the Court, provided that the Debtor has received the prior written consent of Medpace, which consent shall not unreasonably be withheld. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtor regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of any party to exercise any of its foregoing rights shall not be deemed a waiver of any of its other rights, and each such right shall be deemed an ongoing right that may be asserted thereby at any time.

D. Consequences of Non-Occurrence of Effective Date

If the Effective Date does not occur within ninety (90) days following the Confirmation Date, or by such later date after notice and hearing, as is proposed by the Debtor, then upon motion by the Debtor and upon notice to such parties in interest as the Court may direct, (a) the Plan shall be null and void in all respects; (b) any settlement of Claims shall be null and void without further order of the Court; and (c) the time within which the Debtor may assume and assign or reject all Executory Contracts shall be extended for a period of thirty (30) days after such motion is granted.

ARTICLE IX

ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

A. Professional Fee Claims

1. Final Fee Applications

All final requests for payment of Professional Fee Claims (the "Final Fee Applications") must be Filed no later than thirty (30) days after the Effective Date, and served upon the Office of the U.S. Trustee, counsel to the Liquidating Trustee, counsel to the Reorganized Debtor, counsel to the Debtor and counsel to Medpace (collectively, the "Fee Application Objection Parties"). Objections, if any, to Final Fee Applications of such Professionals must be Filed and served on the requesting Professional and the Fee Application Objection Parties no later than twenty (20) days from the date on which each such Final Fee Application is served and Filed. For the avoidance of doubt, each of the U.S. Trustee, the Liquidating Trust, the Reorganized Debtor and Medpace shall have standing to object to Final Fee Applications, and to any other request by a Professional for the payment of fees and expenses in the Chapter 11 Case for any cause or reason. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Court, the Allowed amounts of such Professional Fee Claims shall be determined by the Court.

2. Employment of Professionals after the Effective Date

From and after the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code or any order previously entered by the Court in seeking retention or compensation for services rendered or expenses incurred after such date shall terminate.

B. Substantial Contribution Compensation and Expenses Bar Date

Any Person or Entity that wishes to make a Substantial Contribution Claim based on facts or circumstances arising after the Petition Date must File an application with the Clerk of the Court, on or before the Administrative Claims Bar Date, and serve such application on the Fee Application Objection Parties and as otherwise required by the Court and the Bankruptcy Code, or be forever barred from seeking such compensation or expense reimbursement. Objections, if any, to the Substantial Contribution Claim must be Filed no later than the Administrative Claims Objection Deadline, unless otherwise extended by Order of the Court.

C. Other Administrative Claims

All other requests for payment of an Administrative Claim arising after the Petition Date, other than Professional Fee Claims, must be Filed with the Court and served on the Fee Application Objection Parties no later than the Administrative Claims Bar Date. Unless the Liquidating Trust, the Reorganized Debtor, Medpace or any other party in interest objects to an Administrative Claim by the Administrative Claims Objection Deadline, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Liquidating Trust,

Medpace or any other party in interest objects to an Administrative Claim, the Court shall determine the Allowed amount of such Administrative Claim.

D. Medpace Administrative Claim

Medpace shall have an Allowed Administrative Claim (the "Medpace Administrative Claim") in the amount of $83,444, which amount already has been paid to Medpace pursuant to the Consulting Agreement, by and between the Debtor and Medpace, dated as of May 1, 2016, which agreement was approved by Court order dated May 27, 2016 [Docket No. 62]. Medpace shall not be required to file a Proof of Claim or other pleading to evidence the Medpace Administrative Claim.

ARTICLE X

EFFECTS OF CONFIRMATION

A. Compromise and Settlement of Claims and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, Distributions, releases and other benefits provided pursuant to the Plan, on the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to the Plan or relating to the contractual, legal and subordination rights that a Holder of a Claim or Interest may have with respect to any Claim or Interest, or any Distribution to be made on account of such Claim or Interest. The entry of the Confirmation Order shall constitute the Court's approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Court that such compromise or settlement is in the best interests of the Debtor, its Estate and Holders of Claims and Interests and is fair, equitable and reasonable.

B. Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtor, all present and former Holders of Claims and Interests, whether or not such Holders shall receive or retain any property or interest in property under the Plan, and their respective successors and assigns, including, but not limited to, the Liquidating Trust and the Reorganized Debtor and all other parties in interest in the Chapter 11 Case.

C. Discharge of the Debtor

Except as provided in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for, and in complete satisfaction, discharge and release of all Claims and termination of all Interests, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of or in exchange for such Claims and Interests. Except as provided in the Plan or the Confirmation Order, Confirmation shall (a) discharge the Debtor from all Claims and other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a Proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is

allowed pursuant to section 502 of the Bankruptcy Code or (iii) the Holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and any other rights of equity security holders in the Debtor.

As of the Confirmation date, except as provided in the Plan or the Confirmation Order, all Persons and Entities shall be precluded from asserting against the Debtor, the Reorganized Debtor, the Liquidating Trust, the Liquidating Trustee, their successors or their property, any other or further claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtor and termination of Interests in the Debtor, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest. Notwithstanding anything to the contrary in the Plan, no party may assert any Claims against the Reorganized Debtor.

D. Releases and Exculpation

1. Releases by the Debtor

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, whether pursuing an action derivatively or otherwise, shall be deemed to forever release, waive and discharge all liabilities, claims, actions, proceedings, causes of action, Avoidance Actions, suits, accounts, controversies, agreements, promises, rights to legal remedies, right to equitable remedies, rights to payment, or Claims whatsoever (other than for fraud, willful misconduct or gross negligence) in connection with or related to the Debtor, the Chapter 11 Case or the Plan (other than the rights of the Debtor, the Reorganized Debtor and the Liquidating Trust to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date, against (a) the Debtor, its Professionals and Court-retained agents and the Debtor's directors, officers and employees employed by or serving the Debtor as of the Plan Filing Date, and (b) any of the successors or assigns of any of the parties identified in the foregoing clause (a); provided, however, that nothing in this Article X.D.1 shall be a waiver of any defense, offset or objection to any Claim Filed against the Debtor and its Estate by any Person or Entity; provided, further, that nothing herein shall prevent any party from objecting to a Professional Fee Claim for any cause or reason.

2. Mutual Releases by Debtor and Medpace

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, whether pursuing an action derivatively or otherwise, shall be deemed to forever release, waive and discharge all liabilities, claims, actions, proceedings, causes of action, Avoidance Actions, suits, accounts, controversies, agreements, promises, rights

to legal remedies, right to equitable remedies, rights to payment, or Claims whatsoever in connection with or related to the Debtor, the Chapter 11 Case or the Plan (other than the rights of the Debtor to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date, against the Medpace Released Parties and any of their successors or assigns; provided, however, that nothing in this paragraph shall be a waiver of any defense, offset or objection to any Claim Filed against the Debtor and its Estate by any Person or Entity.

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, Medpace shall be deemed to forever release, waive and discharge all liabilities, claims, actions, proceedings, causes of action, Avoidance Actions, suits, accounts, controversies, agreements, promises, rights to legal remedies, right to equitable remedies, rights to payment, or Claims whatsoever in connection with or related to the Debtor, the Chapter 11 Case or the Plan (other than the rights of Medpace to enforce the Plan and the contracts, instruments, releases and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date, against (a) the Debtor, its Professionals and Court-retained agents, (b) the Debtor's current and former directors, officers and employees, and (c) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (b).

3. Exculpation and Limitation of Liability

Except as otherwise specifically provided in the Plan, none of (a) the Debtor, (b) the directors, officers and employees of the Debtor serving at any time during the pendency of the Chapter 11 Case, (c) the Professionals or Court-retained agents of the Debtor, (d) the Medpace Released Parties, or (e) or any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (d), shall have or incur, and each is hereby released and exculpated from, any liability, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured and whether asserted or assertable directly or derivatively in law or equity to any Holder of a Claim or an Interest, or any other party in interest, or any of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders or affiliates, or any of their respective successors or assigns, for any act or omission in connection with, relating to or arising out of, the Chapter 11 Case, the formulation, negotiation or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the Consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence or willful misconduct, and such parties in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. For the avoidance of

doubt, this exculpation only applies to any acts or omissions of the exculpated parties that occurred on and after the filing of the Chapter 11 Case.

Notwithstanding any other provision of the Plan, no Holder of a Claim or an Interest, no other party in interest, none of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders or affiliates, and none of their respective successors or assigns, shall have any right of action against (a) the Debtor, (b) the directors, officers and employees of the Debtor serving at any time during the pendency of the Chapter 11 Case, (c) the Professionals or Court-retained agents of the Debtor, (d) the Medpace Released Parties or (e) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (d), for any act or omission in connection with, relating to or arising out of, the Chapter 11 Case, the formulation, negotiation or implementation of the Plan, solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the Consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence or willful misconduct. For the avoidance of doubt, this paragraph only applies to any acts or omissions of such protected parties that occurred on and after the filing of the Chapter 11 Case.

E. Injunction

Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all Persons and Entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtor, the Reorganized Debtor, the Liquidating Trust or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor; and (v) acting or proceeding, in any manner or in any place, that does not conform to or comply with the provisions of the Plan.

As of the Effective Date, all Persons and Entities that have held, currently hold or may hold a claim, demand, debt, right, cause of action or liability that is released pursuant to Articles X.D.1 and X.D.2 of the Plan are permanently enjoined from taking any of the following actions on account of any such released claims, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to a released party; and (v) acting or proceeding, in any manner or in any place, that does not conform to or comply with the provisions of the Plan.

As of the Confirmation Date, all Persons and Entities are permanently enjoined from seeking or obtaining (i) any documents or other materials from current counsel for the Debtor that are in the possession of such counsel as a result of or arising in any way out of its

representation of the Debtor, or (ii) Retained Books and Records from the Liquidating Trust, except in accordance with Article V.B of the Plan.

ARTICLE XI

RETENTION OF JURISDICTION

A. Retention of Jurisdiction by the Court

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order, substantial Consummation of the Plan and occurrence of the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case, the Plan, the Liquidating Trust Agreement and the Liquidating Trust to the fullest extent permitted by law, including, among other things, jurisdiction to:

1. To the extent not otherwise determined by the Plan, to determine the allowance, classification or priority of Claims upon objection by any party in interest entitled to File an objection;

2. To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Person or Entity, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order or any other order of the Court, to issue such orders as may be necessary for the implementation, execution, performance and Consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Court in the Chapter 11 Case on or before the Effective Date with respect to any Person or Entity;

3. To determine any and all applications for allowance of Professional Fee Claims;

4. To determine any Priority Tax Claims, Priority Non-Tax Claims or Administrative Claims entitled to priority under section 507(a) of the Bankruptcy Code;

5. To resolve any dispute arising under or related to the implementation, execution, Consummation or interpretation of the Plan and the making of Distributions hereunder;

6. To determine any and all motions related to the rejection, assumption or assignment of Executory Contracts or Unexpired Leases or determine any issues arising from the deemed rejection of Executory Contracts and Unexpired Leases set forth in Article VII of the Plan;

7. To hear and determine or resolve any and all matters related to Causes of Action;

8. To hear and determine or resolve all suits or adversary proceedings to recover assets of the Debtor and property of its Estate, wherever located;

9. Except as otherwise provided herein, to determine all applications, motions, adversary proceedings, contested matters, actions and any other litigated matters instituted in and prior to the closing of the Chapter 11 Case, including any remands;

10. To enter a Final Order closing the Chapter 11 Case;

11. To modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out their intent and purposes;

12. To issue such orders in aid of Consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person or Entity, to the full extent authorized by the Bankruptcy Code;

13. To determine any tax liability pursuant to section 505 of the Bankruptcy Code;

14. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

15. To resolve any disputes concerning whether a Person or Entity had sufficient notice of the Chapter 11 Case, the applicable Bar Date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

16. To resolve any dispute or matter arising under or in connection with any order of the Court entered in the Chapter 11 Case;

17. To resolve any disputes concerning any release, injunction, exculpation or other waiver or protection provided in the Plan;

18. To approve, if necessary, any Distributions, or objections thereto, under the Plan;

19. To approve, as may be necessary or appropriate, any Claims settlement entered into or offset exercised by the Liquidating Trust;

20. To resolve any dispute or matter arising under or in connection with the Liquidating Trust;

21. To resolve any dispute or matter relating to the Liquidating Trust's retention of Retained Books and Records, including the Liquidating Trust's assertion of applicable privileges with respect to the production of Retained Books and Records;

22. To order the production of documents, disclosures or information, or the appearance for deposition demanded pursuant to Bankruptcy Rule 2004; and

23. To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code.

B. Failure of Court to Exercise Jurisdiction

If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Case, including the matters set forth in Article XI.A of the Plan, the provisions of this Article XI shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XII

MISCELLANEOUS PROVISIONS

A. Modifications and Amendments

The Debtor may alter, amend or modify the Plan or any Exhibits or schedules thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date provided that the Debtor has received the prior written consent of Medpace, which consent shall not unreasonably be withheld. After the Confirmation Date and prior to substantial Consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, provided that the Debtor has received the prior written consent of Medpace, which consent shall not unreasonably be withheld, the Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court, which shall be reasonably acceptable in form and substance to Medpace.

B. Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, then the Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

C. Successors and Assigns

The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person or Entity.

D. Payment of Statutory Fees

All fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid on or as soon as practicable after the Effective Date. The Debtor, prior to the Effective Date, and the Liquidating Trust, from and after the Effective Date, shall pay statutory fees to the U.S. Trustee in accordance with 28 U.S.C. § 1930 until the Chapter 11 Case is closed or converted and/or the entry of a final decree. Quarterly fees shall continue to accrue for the Debtor and be timely paid until the Debtor's case is closed, dismissed or converted. In addition, the Liquidating Trust shall File post-confirmation quarterly reports or any pre-confirmation monthly operating reports not Filed as of the Confirmation Hearing in conformance with the U.S. Trustee Guidelines. The U.S. Trustee shall not be required to File a request for payment of its quarterly fees, which shall be deemed an Administrative Claim against the Debtor and its Estate.

E. Revocation, Withdrawal or Non-Consummation

The Debtor reserves the right, subject to the Plan Support Agreement [Docket No. 297], to revoke or withdraw the Plan prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtor revokes or withdraws the Plan, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Class of Claims), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan or Disclosure Statement shall: (a) constitute a waiver or release of any claims held by the Debtor, Claims, Interests or Causes of Action; (b) prejudice in any manner the rights of the Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtor or any other Entity.

F. Service of Documents

Any notice, request or demand required or permitted to be made or provided to or upon the Debtor, the Reorganized Debtor, the Liquidating Trust or Medpace shall be (a) in writing; (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service or (iv) first class mail; (c) deemed to have been duly given or made when actually delivered; and (d) addressed as follows:

The Debtor

John P. Hamill
Chief Executive Officer and
Chief Financial Officer
P.O. Box 400
Jamison, Pennsylvania 18929

with a copy to:

David R. Hurst, Esq.
Cole Schotz P.C.
500 Delaware Ave., Suite 1410
Wilmington, Delaware 19801
Telephone: (302) 652-3131

The Reorganized Debtor

Mr. Stephen Ewald
Ms. Amy Callow
Medpace, Inc.
5375 Medpace Way
Cincinnati, Ohio 45227

with a copy to:

Todd A. Atkinson, Esq.
Ulmer & Berne LLP
1660 West 2nd Street, Suite 1100
Cleveland, Ohio 44113
Telephone: (216) 583-7000

The Liquidating Trustee

John P Hamill LLC
P.O. Box 400
Jamison, Pennsylvania 18929

with a copy to:

David R. Hurst, Esq.
Cole Schotz P.C.
500 Delaware Ave., Suite 1410
Wilmington, Delaware 19801
Telephone: (302) 652-3131

Medpace

Mr. Stephen Ewald
Ms. Amy Callow
Medpace, Inc.
5375 Medpace Way
Cincinnati, Ohio 45227

with a copy to:

Todd A. Atkinson, Esq.
Ulmer & Berne LLP
1660 West 2nd Street, Suite 1100
Cleveland, Ohio 44113
Telephone: (216) 583-7000

G. Plan Supplement(s)

Exhibits and schedules to the Plan not attached hereto shall be Filed in one or more Plan Supplements by the Plan Supplement Filing Date. Any Plan Supplement (and amendments thereto) Filed by the Debtor shall be deemed an integral part of the Plan and shall be incorporated by reference as if fully set forth herein. Substantially contemporaneously with their filing, the Plan Supplements may be viewed at the Debtor's case website (www.kccllc.net/NephroGenex) or the Court's website (www.deb.uscourts.gov). Copies of case pleadings, including the Plan Supplements, also may be examined between the hours of 8:00 a.m. and 4:00 p.m., Monday through Friday, excluding federal holidays, at the Office of the Clerk of the Court, 824 N. Market St., 3rd Floor, Wilmington, Delaware 19801. Finally, copies of case pleadings also may be obtained by written request to the Claims Agent, at nephrogenexinfo@kccllc.com. The documents contained in any Plan Supplements shall be approved by the Court pursuant to the Confirmation Order.

Dated: Wilmington, Delaware
February 17, 2017

NEPHROGENEX, INC.,
Debtor and Debtor-in-Possession

By: ***DRAFT***
John P. Hamill
Chief Executive Officer and
Chief Financial Officer

COLE SCHOTZ P.C.

By: ***DRAFT***
David R. Hurst (I.D. No. 3743)
500 Delaware Avenue, Suite 1410
Wilmington, Delaware 19801
Telephone: (302) 652-3131

– and –

Jacob S. Frumkin
1325 Avenue of the Americas
19th Floor
New York, New York 10019
Telephone: (212) 752-8000

Counsel for the Debtor and Debtor-in-Possession

EXHIBIT A to Plan

Form of Certificate of Incorporation of Reorganized NephroGenex

[To be filed in Plan Supplement]

EXHIBIT B to Plan

Form of Bylaws of Reorganized NephroGenex

[To be filed in Plan Supplement]

EXHIBIT C to Plan

Form of Liquidating Trust Agreement

NEPHROGENEX LIQUIDATING TRUST AGREEMENT

This NephroGenex Liquidating Trust Agreement (the "Agreement") dated as of May ___, 2017 by and between NephroGenex, Inc. (the "Settlor" or "Debtor"), and John P Hamill LLC (the "Trustee"), for the benefit of the Holders of Allowed General Unsecured Claims (the "Beneficiaries") under the terms of the Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor (the "Plan") confirmed by the United States Bankruptcy Court for the District of Delaware (the "Court") in chapter 11 case number 16-11074 (KG) by order dated May ___, 2017 [Docket No. ___].

WITNESSETH

WHEREAS, the liquidating trust established pursuant to the terms of the Agreement and the Plan (the "Trust") is created to effectuate the Plan;

WHEREAS, the Trust is created on behalf, and the Assets are being administered for the sole benefit, of the Holders of Allowed General Unsecured Claims under the Plan;

WHEREAS, the Trust is established for the purpose of collecting, distributing and liquidating the Assets (as defined below) and the proceeds thereof for the benefit of the Beneficiaries in accordance with the terms of the Agreement and the Plan with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust;

WHEREAS, pursuant to the Plan, the Settlor, the Trustee and the Beneficiaries are required to treat, for all federal income tax purposes, the transfer of the Initial Trust Assets to the Trust as a transfer of the Initial Trust Assets by the Settlor to the Beneficiaries in satisfaction of their Allowed General Unsecured Claims, followed by a transfer of the Initial Trust Assets by the Beneficiaries to the Trust in exchange for the beneficial interest therein, and to treat the Beneficiaries as the grantors and owners of the Trust in accordance with Treasury Regulation § 301.7701-4; and

WHEREAS, the Trust is intended to be treated as a grantor trust for federal income tax purposes.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and in the Plan, the Settlor and the Trustee agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. The following definitions apply to the capitalized terms wherever those terms appear throughout the Agreement. Any capitalized term defined in the prefatory paragraph, the recitals, this Section or any Section below shall have the meaning ascribed to such

term therein. Any capitalized term not otherwise defined in the Agreement shall have the meaning set forth in the Plan.

1.1.1 "Assets" shall mean the Initial Trust Assets and any proceeds, revenue or income therefrom.

1.1.2 "Available Trust Cash" shall mean the aggregate of the Assets after paying, reserving against, or satisfying: (1) fees incurred due to the U.S. Trustee pursuant to 28 U.S.C. § 1930; (2) incurred operating and administrative expenses of the Trust, including but not limited to all costs, expenses and obligations incurred by the Trustee (or professionals who may be employed by the Trustee in administering the Trust) in carrying out their responsibilities under the Agreement, or in any manner connected, incidental or related thereto; and (3) the Disputed Claims Reserve.

1.1.3 "Beneficiaries" shall mean, collectively, the Holders of Allowed General Unsecured Claims under the Plan, or any successors to such Holders' Allowed General Unsecured Claims or interests in the Trust.

1.1.4 "Confirmation Order" shall mean the order entered by the Court on May ___, 2017 confirming the Plan pursuant to section 1129 of the Bankruptcy Code [Docket No. ___].

1.1.5 "Distribution Date" shall have the meaning ascribed to such term in Section 4.1 of the Agreement.

1.1.6 "Indemnified Parties" shall have the meaning ascribed to such term in Section 8.6 of the Agreement.

1.1.7 "Initial Trust Assets" shall mean the Liquidating Trust Assets, as such term is defined in the Plan.

1.1.8 "Medpace" shall mean Medpace, Inc.

1.1.9 "Permitted Investments" shall include (i) short-term direct obligations of, or obligations guaranteed by, the United States of America, (ii) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof, (iii) such other investments as the Court may approve from time to time or (iv) demand deposits or certificates of deposit at any bank or trust company that has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000. The Trustee may take action reasonably necessary to maintain the value of the Assets; provided, however, that the scope of any Permitted Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treas. Reg. § 301.7701-4(d), may be permitted to hold, pursuant to Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

1.1.10 "Trust" shall mean the liquidating trust established pursuant to the terms of the Agreement and the Plan.

1.1.11 "Trustee" shall mean (i) initially, the Person or Entity named herein, and (ii) any successors or replacements duly appointed under the terms of the Agreement.

1.2 Interpretation. The headings in the Agreement are for convenience only and shall not affect the meaning or understanding of the Agreement or any provision hereof. Words defined, denoted or stated in the singular form also include the plural form and vice versa, and words defined, denoted or stated in the masculine, feminine or neuter form include each of the masculine, feminine and neuter forms. The word "including" means "including but not limited to." The word "or" is not exclusive.

1.3 Particular Words. Reference in the Agreement to any Section or Article is, unless otherwise specified, to that such Section or Article under the Agreement. The words "hereof," "herein," "hereto" and similar terms shall refer to the Agreement and not to any particular Section or Article of the Agreement.

ARTICLE II

DECLARATION OF TRUST

2.1 Creation and Name. There is hereby created the Trust, which shall be known as the "NephroGenex Liquidating Trust," and is the Trust referred to as the "Liquidating Trust" in the Plan. The Trustee may conduct the affairs of the Trust under the name of the "NephroGenex Liquidating Trust."

2.2 Purpose of Trust. The Settlor and the Trustee, pursuant to the Plan and in accordance with the Bankruptcy Code, hereby create the Trust for the purpose of collecting, distributing and liquidating the Assets for the benefit of the Beneficiaries in accordance with the terms of the Agreement, the Plan and the Confirmation Order. The activities of the Trust shall be limited to those activities set forth in the Agreement and as otherwise contemplated by the Plan. The Trustee shall make continuing efforts to dispose of the Assets, make timely distributions and not unduly prolong the duration of the Trust.

2.3 Transfer of Assets. The Settlor hereby grants, releases, assigns, conveys, transfers and delivers, on behalf of the Beneficiaries, all of the Settler's right, title and interest in the Initial Trust Assets to the Trustee as of the Effective Date in trust for the benefit of the Beneficiaries, pursuant to sections 1123(a)(5)(B) and 1123(b)(3)(B) of the Bankruptcy Code and in accordance with the Plan and Confirmation Order, and as of the Effective Date free and clear of any and all liens, claims, encumbrances and interests (legal, beneficial or otherwise) of all other Persons and Entities to the maximum extent contemplated by and permissible under section 1141(c) of the Bankruptcy Code for the uses and purposes as specified in the Agreement and the Plan, but subject to the following liabilities: (i) all fees payable pursuant to 28 U.S.C. § 1930 until such time as the Court enters a final decree closing the Debtor's Chapter 11 Case and (ii) the expenses of the Trust.

2.4 Title to Assets. From and after the Effective Date, legal title to the Assets shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction in which the Trust property may be located requires title to any part of the Assets to be vested in a trustee, in which case title shall be deemed vested in the Trustee. No Beneficiary shall have legal title to any part of the Assets.

2.5 Situs of the Trust. The Trust shall be located in the State of Delaware.

2.6 Securities Law. Under section 1145 of the Bankruptcy Code, the issuance of beneficial interests in the Trust to the Beneficiaries under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities.

2.7 Appointment and Acceptance of Trustee. The Trustee shall be deemed to be appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. The Trustee accepts the Trust created by the Agreement and the grant, assignment, transfer, conveyance and delivery to the Trustee, on behalf, and for the benefit, of the Beneficiaries, by the Debtor of all of its respective right, title and interest in the Initial Trust Assets, upon and subject to the terms and conditions set forth in the Agreement, the Plan and the Confirmation Order.

2.8 Status of Trustee. The Trustee shall be a "representative of the estate" as that phrase is used in section 1123(b)(3)(B) of the Bankruptcy Code with respect to the rights and powers granted in the Agreement, the Plan and the Confirmation Order. Except as otherwise set forth in the Plan, the Trustee shall be the successor-in-interest to the Debtor solely with respect to any objections, setoffs, defenses or counterclaims that have been or could have been raised by the Debtor with respect to any Claim, and the Trustee shall be entitled to assert all such objections, setoffs, defenses or counterclaims.

2.9 No Reversion to Debtor or Reorganized Debtor. The Assets will not be distributed to the Debtor or Reorganized Debtor, unless otherwise provided for in this Agreement, the Plan or the Confirmation Order.

ARTICLE III

ADMINISTRATION OF THE TRUST

3.1 Rights, Powers and Privileges. The Trustee shall have only the rights, powers and privileges expressly provided in the Agreement, the Plan and the Confirmation Order. Subject to the terms of the Agreement, including Section 3.4 of the Agreement, the Trustee shall have the power to take the actions granted in this Section 3.1 and any powers reasonably incidental thereto, which the Trustee reasonably determines to be necessary or appropriate to fulfill the purpose of the Trust, including but not limited to:

A. Exercising all powers provided to the Trustee or the Trust under the Plan or Confirmation Order, including, without limitation, the right to allow, object to or reconcile Claims asserted against the Debtor's Estate;

B. Executing any documents and taking any other actions related to, or in connection with, the Trustee's powers granted in the Agreement, the Plan and Confirmation Order;

C. Holding legal title to any and all rights of the Beneficiaries in, to or arising from the Assets;

D. Establishing the Disputed Claims Reserve, the Administrative Claims Reserve and the Professional Fee Reserve, as well as any other required reserves as may be necessary and appropriate for the proper operation of matters incident to the Trust;

E. Protecting and enforcing the rights to the Assets vested in the Trustee by the Agreement by any method reasonably determined to be appropriate, including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

F. Making Distributions of the Assets to or on behalf of the Beneficiaries in accordance with the Agreement, the Plan and the Confirmation Order;

G. Making Distributions to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims from the Administrative Claims Reserve in accordance with the Agreement, the Plan and the Confirmation Order;

H. Making Distributions to Holders of Allowed Professional Fee Claims from the Professional Fee Reserve in accordance with the Agreement, the Plan and the Confirmation Order;

I. Filing any and all tax returns with respect to the Trust and paying taxes properly payable by the Trust;

J. Making all necessary filings in accordance with any applicable law, statute or regulation;

K. Determining and satisfying from the Available Trust Cash any and all taxes and ordinary course liabilities, including reasonable professional fees and expenses, incurred by or on behalf of the Trust;

L. Investing the Assets in accordance with Section 3.5 of the Agreement;

M. In the event that the Trustee determines that the Beneficiaries or the Trust may, will or have become subject to different tax consequences than those described in the

Agreement, taking such actions that will, or are intended to, address such different tax consequences;

N. Creating sub-trusts or title vehicles of which the Trust or the Beneficiaries hold the beneficial or ownership interests, as applicable;

O. Sending annually to each Beneficiary a separate statement stating the Beneficiary's share of items of income, gain, loss, deduction or credit and instructing all such Beneficiaries to report such items on their federal tax returns;

P. Opening and maintaining bank accounts on behalf of or in the name of the Trust;

Q. Purchasing customary insurance coverage in accordance with Section 4.6 of the Agreement on behalf of the Trust or the Trustee, including but not limited to errors and omissions policies, to the extent the Trustee deems necessary;

R. In reliance upon the official claims register maintained in the Chapter 11 Case and any applicable court order, maintaining on the Trustee's books and records a register evidencing the beneficial interest in the Trust held by each Beneficiary;

S. Maintaining the Retained Books and Records, and taking all reasonable steps as necessary to protect and to preserve the evidentiary privileges formerly held by the Debtor;

T. Performing such functions and taking such actions as are provided for or permitted in the Agreement, the Plan, the Confirmation Order or any other agreement executed pursuant to the Agreement, the Plan or the Confirmation Order; and

U. Terminating the Trust and seeking to close the Debtor's Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code.

Notwithstanding anything to the contrary in this Agreement, the Trust shall have no authority or right to impair or duplicate the rights, duties or powers of the Reorganized Debtor. Further, notwithstanding anything to the contrary in this Agreement, no Distribution shall be made on account of any Allowed Claim or portion thereof that (i) has been satisfied after the Petition Date; (ii) is listed in the Schedules as contingent, unliquidated, disputed or in a zero amount, and for which a Proof of Claim has not been timely Filed; or (iii) is evidenced by a Proof of Claim that has been amended by a subsequently Filed Proof of Claim.

3.2 Agents and Professionals. The Trustee may, but shall not be required to, consult with and retain attorneys, financial advisors, accountants or other professionals and employees as the Trustee deems appropriate in the reasonable exercise of its discretion, and who the Trustee reasonably determines to have qualifications necessary to assist the Trustee in the proper administration of the Trust. Subject to Section 9.8 of the Agreement, the Trustee may pay the reasonable fees, costs and expenses of such Persons or Entities (including himself) out of the

Available Trust Cash in the ordinary course of business pursuant to the Plan and Confirmation Order. Subject to this Section 3.2 and the other terms and conditions of the Agreement, the Plan and Confirmation Order, the Trustee may retain professionals who previously were employed by the Debtor.

3.3 Safekeeping of Assets. All Assets shall, until distributed or paid over as provided herein or in the Plan, be held in trust for the benefit of the Beneficiaries in accordance with the Plan and the Agreement. The Trustee shall be under no liability for interest or producing income on any moneys received by it under the Agreement and held for distribution or payment to the Beneficiaries, except as such interest or income shall actually be received by the Trustee.

3.4 Limitations on Trustee. The Trustee shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business, and no part of the Assets shall be used or disposed of by the Trust in furtherance of any trade or business.

3.5 Investment. The Trustee may only invest funds held in the Trust in Permitted Investments and, provided that the Trustee does so, it shall have no liability in the event of insolvency of any institution in which it has invested any of the Assets.

3.6 Trustee Action. The Trustee shall hold, collect, conserve, protect and administer the Trust in accordance with the provisions of the Agreement, the Plan and the Confirmation Order, and pay and distribute amounts as set forth herein for the purposes set forth in the Agreement, the Plan and the Confirmation Order. Any good faith determination by the Trustee as to what actions are in the best interests of the Trust shall be determinative.

3.7 Court Approval of Trustee Actions. Except as provided in the Plan or otherwise specified in the Agreement, the Trustee need not obtain an order or approval of the Court in the exercise of any power, rights or discretion conferred hereunder. The Trustee shall exercise its business judgment for the benefit of the Beneficiaries in order to maximize the value of the Assets and Distributions, giving due regard to the cost, risk and delay of any course of action. Notwithstanding the foregoing in this Section 3.7, but subject to Section 3.4 of the Agreement, the Trustee may submit to the Court any question or questions regarding which the Trustee may desire to have explicit approval of the Court for the taking of any specific action proposed to be taken by the Trustee with respect to the Assets, the Trust, the Agreement, the Plan or the Debtor, including the administration and Distribution of the Assets. The Court shall retain jurisdiction for such purposes and shall approve or disapprove any such proposed action upon motion.

3.8 Confidentiality. The Trustee shall, during the period that it serves as Trustee under the Agreement and following the termination of the Agreement or its removal or resignation hereunder, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any Person or Entity to which any of the Assets relates or which it has become aware of in its capacity as Trustee.

ARTICLE IV

DISTRIBUTIONS TO TRUST BENEFICIARIES

4.1 Timing and Amount of Distributions. The Trustee shall cause a Distribution of Available Trust Cash to be made to Beneficiaries as soon as reasonably practicable within the first 180 days after the Effective Date. Thereafter, distributions of Available Trust Cash shall be made in the discretion of the Trustee (each a "Distribution Date"); provided, however, that the Trustee may, in the reasonable exercise of the Trustee's discretion, cause the Trust to retain an amount of Available Trust Cash reasonably necessary to maintain the value of the Assets and to meet Trust liabilities. The Trustee shall not make any Distributions of Assets to the Trust Beneficiaries unless the Trustee retains and reserves in the Disputed Claims Reserve such amounts as are required under Article VI.G.3 of the Plan.

4.2 Distributions. Holders of Allowed General Unsecured Claims against the Debtor shall receive, in full and final satisfaction of their Allowed General Unsecured Claims, a Pro Rata share of the Available Trust Cash after the Trustee maintains appropriate reserves for Disputed General Unsecured Claims and the costs of administration of the Trust. The Trustee shall require any Beneficiary to furnish to the Trustee in writing his or its Employer or Taxpayer Identification Number as assigned by the IRS, and the Trustee may condition any Distribution upon receipt of such identification number. Failure of a Beneficiary to respond to the Trustee's request for such tax information may result in forfeiture of the Beneficiary's distribution as set forth in Article VI.F of the Plan.

4.3 Distributions After Allowance or Disallowance of a Disputed Claim. Upon a Disputed General Unsecured Claim becoming an Allowed General Unsecured Claim, the Trustee shall distribute to the Holder thereof, from the Disputed Claims Reserve at the time of the next scheduled Distribution, such amount of Available Trust Cash as would have been distributed to such Holder if its Claim had been an Allowed General Unsecured Claim on the Effective Date. The Trustee shall no longer reserve for and shall distribute to the Beneficiaries, pursuant to the Agreement, their Pro Rata share of the funds held in the Disputed Claims Reserve on account of any Disputed General Unsecured Claim that becomes a Disallowed Claim.

4.4 Payments Limited to Assets. As further set forth in Section 8.3 of the Agreement, all payments to be made by the Trustee to or for the benefit of any Beneficiary on behalf of the Trust shall be made only from Available Trust Cash.

4.5 United States Trustee Fees and Reports. After the Effective Date, the Trustee shall pay as an expense of the Trust all fees incurred under 28 U.S.C. § 1930 by reason of the Trust's disbursements as required under the Plan and Confirmation Order until the Debtor's Chapter 11 Case is closed. After the Confirmation Date, the Trust shall prepare and serve on the Office of the U.S. Trustee such quarterly disbursement reports for the Trust as required by the U.S. Trustee for as long as the Chapter 11 Case remains open.

4.6 Insurance. The Trustee may use Available Trust Cash in the Trustee's reasonable business judgment to maintain customary insurance coverage, if available, including but not limited to errors and omissions policies and policies providing for the protection of the Assets.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF ADMINISTRATIVE AND PRIORITY CLAIMS

5.1 Funding of Professional Fee Reserve. On or before the Effective Date, the Debtor shall transfer to the Trust Cash in the Amount of the Professional Fee Estimate, which Cash shall be used by the Trustee to fund the Professional Fee Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Professional Fee Claims. The Trustee (i) shall segregate and shall not commingle the Cash held in the Professional Fee Reserve and (ii) subject to the terms and conditions of the Plan and the Agreement, shall pay each Professional Fee Claim of a Professional employed by the Debtor, on or as soon as reasonably practicable after entry of a Final Order allowing such Claim. After all Professional Fee Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Trust, any remaining Cash in the Professional Fee Reserve shall be transferred to and become part of the Administrative Claims Reserve. Only Professionals employed in the Chapter 11 Case by the Debtor shall be entitled to payment from the Professional Fee Reserve.

5.2 Funding of Administrative Claims Reserve. On or before the Effective Date, the Debtor shall transfer to the Trust Cash in the Amount of the Administrative and Priority Claims Estimate, which Cash shall be used by the Trustee to fund the Administrative Claims Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Administrative Claims (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve), Priority Tax Claims and Priority Non-Tax Claims. The Trustee (i) shall segregate and shall not commingle the Cash held in the Administrative Claims Reserve and (ii) subject to the terms and conditions of the Plan and the Agreement, shall pay each Administrative Claim (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve), Priority Tax Claim and Priority Non-Tax Claim, on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim. After all Administrative Claims (except Professional Fee Claims) and Priority Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Trust, any remaining Cash in the Administrative Claims Reserve shall be used as follows: (i) first, to the extent that the amount of Effective Date Free Cash was less than the Liquidating Trust Funding Amount, Cash in the Administrative Claims Reserve shall be transferred to the Trust until the Trust has received the full Liquidating Trust Funding Amount; and (ii) second, after the Trust has been fully funded (*i.e.*, the Trust has received funding in the full amount of the Liquidating Trust Funding Amount), any remaining Cash in the Administrative Claims Reserve shall be transferred to and become property of the Reorganized Debtor. Only Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims shall be paid from the Administrative Claims Reserve.

5.3 Distributions on the Distribution Date. On or as soon as reasonably practicable after the Distribution Date, the Trustee shall make Distributions from the Administrative Claims

Reserve to Holders of Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims that were Allowed Claims as of the Distribution Record Date, in accordance with Article III of the Plan.

5.4 Distributions After Allowance or Disallowance of a Disputed Claim. On or as soon as reasonably practicable after a Disputed Administrative Claim, Disputed Priority Tax Claim or Disputed Priority Non-Tax Claim becomes an Allowed Claim, the Trustee shall distribute to the Holder thereof, from the Administrative Claims Reserve, such amount as would have been distributed to such Holder if its Claim had been an Allowed Claim on the Effective Date, in accordance with Article III of the Plan. The Trustee shall require any Claim Holder entitled to receive a Distribution from the Administrative Claims Reserve to furnish to the Trustee in writing his or its Employer or Taxpayer Identification Number as assigned by the IRS, and the Trustee may condition any Distribution upon receipt of such identification number. The failure to provide such tax identification may result in forfeiture of the Claim Holder's Distribution pursuant to Article VI.F of the Plan.

5.5 Donation. Upon termination of the Trust, if the Trustee reasonably determines that any remaining Assets are insufficient to render a further distribution practicable, or exceed the amounts required to be paid under the Plan, the Trustee shall transfer such remaining funds to a charitable institution selected by the Trustee, which charitable institution shall be qualified as a not-for-profit corporation under applicable federal and state laws.

ARTICLE VI

BENEFICIARIES

6.1 Incidents of Ownership. The Beneficiaries shall be the sole beneficiaries of the Trust and the Assets, and the Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized in the Agreement, the Plan and the Confirmation Order.

6.2 Interest Beneficial Only. The ownership of a beneficial interest in the Trust shall not entitle any Beneficiary or the Settlor to any title in or to the Assets or to any right to call for a partition or division of such assets or to require an accounting, except as specifically provided herein or in the Plan.

6.3 Evidence of Beneficial Interest. Ownership of a beneficial interest in the Assets shall not be evidenced by any certificate, security or receipt, or in any other form or manner whatsoever, except as maintained on the books and records of the Trust by the Trustee.

6.4 Notice of Transfer of Beneficial Interest. Any notice of a change of beneficial interest ownership as described in Section 13.2 of the Agreement shall be forwarded to the Trustee in the manner set forth in Section 13.3 of the Agreement. The notice shall be executed by both the transferee and the transferor, and the signatures of the parties shall be acknowledged before a notary public. The notice must clearly describe the interest to be transferred. The

Trustee may rely upon such signatures and acknowledgments as evidence of such transfer without the requirement of any further investigation.

ARTICLE VII

RETAINED BOOKS AND RECORDS

7.1 Transfer Of Retained Books And Records. From and after the Effective Date, the Trustee shall be deemed to have possession and control over all of the Retained Books and Records.

7.2 Transfer Of Privileges. On the Effective Date, the Trustee shall succeed to the evidentiary privileges (including the attorney-client, joint-client, joint-defense, common interest and other privileges) formerly held by the Debtor.

7.3 Protecting And Preserving Privileges. The Trustee shall take all such reasonable steps as necessary to protect and to preserve the evidentiary privileges formerly held by the Debtor, including any attorney-client, joint-client, joint-defense, common interest or other privileges with former officers, directors or employees of the Debtor. The Trustee shall have the authority to insist that Persons or Entities with a joint-client privilege, joint-defense privilege or common interest privilege with the Debtor pay the reasonable costs of protecting and preserving those applicable privileges.

7.4 Retained Books And Records Requests Generally.

7.4.1 To the extent that Retained Books and Records are requested from the Trustee by any Person or Entity, the Trustee shall be entitled to assert all applicable evidentiary privileges (including the attorney-client, joint-client, joint-defense, common interest and other privileges) formerly held by the Debtor.

7.4.2 The Trustee shall have the authority to share privileged information or documentation with those Persons or Entities who were within the scope of the relevant privilege at the time of the creation of the relevant information or documentation, including the Reorganized Debtor.

7.4.3 Except as provided in Section 7.5.3 of this Agreement, prior to sharing the Retained Books and Records with any Person or Entity, the Trustee shall require that the recipient agree that upon the discovery of any inadvertent disclosure of the Debtor's privileged information, the recipient is obligated to inform the Trustee immediately in writing and immediately return or destroy the document. The Trustee also shall require the recipient to agree that the inadvertent disclosure of that document shall not waive the Debtor's applicable privilege (or any privilege of any other Person or Entity with whom the Debtor shares a privilege) in any proceeding.

7.4.4 The Trustee shall have no obligation to produce any Retained Books and Records currently in its possession or control unless (i) such production is required by law or pursuant to Section 7.5.1 of this Agreement and (ii) the Person or Entity requesting such

production agrees to pay the reasonable costs and expenses incurred by the Trustee in connection with such production, including the reasonable hourly fees of the Trustee (or its principals providing services) and the reasonable fees of counsel; provided, however, that nothing herein shall impair the Reorganized Debtor's rights to promptly obtain non-privileged Retained Books and Records from the Liquidating Trust upon request. The Reorganized Debtor shall not be obligated to pay any costs or expenses incurred by the Trustee in connection with documents produced to the Reorganized Debtor, if any.

7.5 Debtor's Officers and Directors.

7.5.1 Subject to the payment provisions of Section 7.4.4, the Trustee shall provide the Debtor's current or former officers (the "Officers") and current or former directors (the "Directors") with reasonable access to the Retained Books and Records in connection with any litigation, action, proceeding or process before a governmental or quasi-governmental entity or arbitration panel asserted against them in their capacities as Officers or Directors. The Officers and Directors shall have the right to inspect and copy Retained Books and Records in connection with such litigation or other process, at their own expense, during regular business hours, and upon reasonable notice to the Trustee. The Trustee also shall provide the Reorganized Debtor with reasonable access to the non-privileged Retained Books and Records.

7.5.2 The Trustee shall recognize that certain of the privileged Retained Books and Records in its possession or control are subject to a joint-client privilege, joint-defense privilege, common interest privilege or other privilege with the Officers and Directors, and can therefore be shared with the Officers and Directors.

7.5.3 Prior to sharing the Retained Books and Records with any Officers or Directors, the Trustee shall require that the applicable Officers or Directors agree that upon the discovery of any inadvertent disclosure of the Debtor's privileged information falling outside of the scope of a joint-client, joint-defense, common interest or other shared privilege, the applicable Officers and Directors are obligated to immediately return or destroy the document. The Trustee also shall require that the applicable Officers and Directors agree that the inadvertent disclosure of that document shall not waive the Debtor's privilege in any proceeding.

7.5.4 If any other Person or Entity requests Retained Books and Records from the Trustee in connection with any litigation, action, proceeding or process before a governmental or quasi-governmental entity or arbitration panel asserted against any Officers or Directors, the Trustee shall immediately provide the relevant Officers and Directors with notice of any such request and afford them with a reasonable opportunity to seek appropriate protective orders with respect to such Retained Books and Records prior to any disclosure.

ARTICLE VIII

THIRD PARTY RIGHTS AND LIMITATION OF LIABILITY

8.1 Reliance. Except as otherwise provided in the Agreement, the Plan or the Confirmation Order, the Trustee may rely and shall be protected in acting upon any resolution,

statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed to be genuine and to have been signed or presented by an authorized party.

8.2 Parties Dealing With the Trustee. In the absence of actual knowledge to the contrary, any Person or Entity dealing with the Trust or the Trustee shall be entitled to rely on the authority of the Trustee or any of the Trustee's agents to act in connection with the Assets. There is no obligation on any Person or Entity dealing with the Trustee to inquire into the validity, expediency or propriety of any transaction by the Trustee or any agent of the Trustee.

8.3 Limited Recourse. Except as otherwise provided in the Agreement, the Plan or the Confirmation Order, Persons or Entities (including any professionals retained by the Trustee in accordance with the Agreement) engaged in transactions with the Trust or the Trustee, or seeking to assert claims against the Trust, shall look only to the Available Trust Cash to satisfy any liability incurred by the Trust, the Trustee or other Persons or Entities employed by the Trust in connection with carrying out the terms of the Agreement, the Plan or the Confirmation Order.

8.4 Limitation of Liability. The Trustee and its agents, employees, officers, directors, members, professionals, attorneys, accountants, advisors and representatives shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person or Entity in connection with the Assets or the affairs of the Trust or the Trustee's performance under this Agreement, except for their own gross negligence, willful misconduct, fraud, bad faith, self-dealing or breach of the duty of loyalty. Other than as set forth in the Plan or Confirmation Order, nothing in the Agreement shall be deemed to release any Beneficiary from any actions or omissions occurring prior to the Effective Date.

8.5 Non-Liability for Acts of Others. Except as expressly provided in the Agreement, the Plan or the Confirmation Order, neither the Trust nor the Trustee shall assume any of the liabilities, obligations or duties of the Debtor or the Beneficiaries. Any successor Trustee may accept and rely upon any accounting made by or on behalf of any predecessor Trustee hereunder, and any statement or representation made by a predecessor Trustee or its agents as to the assets comprising the Assets or as to any other fact bearing upon the prior administration of the Trust, so long as it has a good faith basis to do so. A Trustee shall not be liable for having accepted and relied in good faith upon any such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. A Trustee or successor Trustee shall not be liable for any act or omission of any predecessor Trustee, nor have a duty to enforce any claims against any predecessor Trustee on account of any such act or omission.

8.6 Indemnification. The Trustee and each of its agents, employees, officers, directors, members, professionals, attorneys, accountants, advisors and representatives (collectively, the "Indemnified Parties") shall be indemnified and held harmless by the Trust, to the fullest extent permitted by law, solely from the Available Trust Cash for any losses, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees, disbursements and related expenses which the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought or threatened against one or more of the Indemnified Parties on account of the acts or omissions of an Indemnified Party solely in its capacity as such; provided, however,

that the Trust shall not be liable to indemnify any Indemnified Party for any act or omission constituting gross negligence, willful misconduct, fraud, bad faith, self-dealing or breach of the duty of loyalty by such Indemnified Party. Notwithstanding any provision in the Agreement to the contrary, the Indemnified Parties shall be entitled to request advances from the Trust to cover reasonable fees and necessary expenses incurred in connection with defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Indemnified Party in its capacity as such; provided, however, that the Trustee shall not be required to make any such advances; provided further, however, that any Indemnified Parties receiving such advances shall repay the amounts so advanced to the Trust upon the entry of an order of a court of competent jurisdiction finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this Section 8.6. This indemnification shall survive the death, dissolution, resignation or removal, as may be applicable, of the Indemnified Parties, or the termination of the Trust, and shall inure to the benefit of the Indemnified Parties' heirs, successors and assigns.

ARTICLE IX

SELECTION, REMOVAL AND COMPENSATION OF TRUSTEE

9.1 Initial Trustee. The initial Trustee shall be John P Hamill LLC.

9.2 Term of Service. The Trustee shall serve until (a) the completion of all the Trustee's duties, responsibilities and obligations under the Agreement and the Plan; (b) termination of the Trust in accordance with the Agreement; or (c) the Trustee's death or dissolution, incapacitation, resignation or removal.

9.3 Removal of a Trustee. Any Person or Entity serving as Trustee may be removed at any time upon the determination of the Court on a motion for cause shown. Any Trustee so removed is entitled to payment of reasonable fees and necessary expenses accrued prior to removal subject to the terms of the Agreement.

9.4 Resignation of Trustee. The Trustee may resign at any time by filing a motion with the Court seeking the appointment of a successor Trustee, which successor Trustee shall be designated by Medpace. In the event of a resignation, the resigning Trustee shall file with the Court a full and complete accounting of monies and assets received, disbursed and held during the term of office of that Trustee. The resignation shall be effective on the later of (i) the date the accounting described in the preceding sentence is delivered; or (ii) the date a successor Trustee is appointed by the Court.

9.5 Appointment of Successor Trustee. Upon the death or dissolution, incapacity or removal of a Trustee, Medpace shall designate a successor Trustee and file a motion with the Court seeking the appointment of such successor Trustee. Any successor Trustee shall consent to and accept in writing the terms of the Agreement and agree that the provisions of the Agreement shall be binding upon and inure to the benefit of the successor Trustee and all of the successor Trustee's heirs and legal and personal representatives, successors or assigns.

9.6 Powers and Duties of Successor Trustee. A successor Trustee shall have all the rights, privileges, powers and duties of the predecessor Trustee under the Agreement and the Plan.

9.7 Trust Continuance. The death or dissolution, incapacity, resignation or removal of the Trustee shall not terminate the Trust or revoke any existing agency created pursuant to the Agreement or invalidate any action theretofore taken by the Trustee.

9.8 Compensation and Costs of Administration. The Trustee may retain and compensate professionals as provided for in Section 3.2 of the Agreement. The reasonable fees and actual and necessary expenses of such professionals shall be paid by the Trustee upon each monthly submission of a fee statement to the Trustee in accordance with the procedures described in this Section. Any professionals retained by the Trustee pursuant to the Agreement shall deliver their fee statements to the Trustee for approval before payment from the Available Trust Cash shall be allowed. The Trustee shall have ten (10) days from the delivery of any fee statement to give notice of an objection to the fee statement to the professional seeking compensation or reimbursement. For an objection to be valid, it shall be in writing and set forth in detail the specific fees objected to and the basis for the objection. Any objection that remains unresolved fifteen (15) days after it is made may be submitted to the Court for resolution. The terms of the compensation of the Trustee are set forth on Exhibit A hereto, and payment of such compensation shall be made from the Available Trust Cash.

ARTICLE X

TRUST OBLIGATIONS

10.1 The Trustee shall file tax returns for the Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) and any other applicable laws or regulations.

10.2 As soon as practicable after the Effective Date, the Trustee (to the extent that it deems it necessary or appropriate in the reasonable exercise of its discretion) shall, in good faith, value the Assets, and shall apprise the Beneficiaries of such valuation. The valuation shall be used consistently by all parties (including the Debtor, the Trustee and the Trust Beneficiaries) for all federal income tax purposes. The Court shall resolve any dispute regarding the valuation of the Assets.

10.3 Reporting and Filing Requirements

10.3.1 On an annual basis, the Trustee shall send to each Beneficiary a statement setting forth all Assets received by the Trust, all Available Trust Cash disbursed to Beneficiaries, all Assets held by the Trust, and all fees, income and expenses related to the Trust during the preceding calendar year.

10.3.2 On an annual basis, the Trustee shall send to each Beneficiary a statement setting forth the Beneficiary's share of items of income, gain, loss, deduction or credit and will instruct all such Holders to report such items on their federal income tax returns. Such a statement also shall be sent to each Beneficiary after the dissolution of the Trust. The Trust's

taxable income, gain, loss, deduction or credit will be allocated (subject to provisions of the Plan and Confirmation Order relating to Disputed Claims) to the Beneficiaries in accordance with their relative beneficial interests in the Trust, as determined pursuant to the Agreement.

10.3.3 The Trustee shall also timely prepare, file and distribute such additional statements, reports and submissions as may be necessary to cause the Trust and the Trustee to be in compliance with applicable law.

ARTICLE XI

MAINTENANCE OF RECORDS

11.1 The Trustee shall maintain books and records containing a description of all property from time to time constituting the Assets and an accounting of all receipts and disbursements. Said books and records shall be open to reasonable inspection by any Beneficiary upon written request to the Trustee.

ARTICLE XII

DURATION OF TRUST

12.1 Duration. The Trust shall become effective upon the Effective Date of the Plan, and the Trust and its provisions herein shall remain and continue in full force and effect until the Trust is terminated.

12.2 Termination. The Liquidating Trust shall terminate and the Liquidating Trustee shall make the final Distributions upon the occurrence of the earlier of (a) the substantial completion of all the Liquidating Trustee's duties, responsibilities and obligations under the Agreement, and (b) the fifth (5th) anniversary of the Effective Date; provided, however, that termination of the Trust shall only be deemed effective upon the filing by the Trustee with the Court of a certification of termination of the Trust. Notwithstanding the foregoing, on or prior to a date not less than six (6) months prior to such termination, the Court, upon motion by a party in interest, may extend the term of the Trust for one or more finite terms based upon the particular facts and circumstances present at that time, if an extension is necessary to the liquidating purpose of the Trust.

12.3 Continuance of Trust for Winding Up. After the termination of the Trust and for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as such until the Trustee's duties have been fully performed, including, without limitation, performing such post-distribution tasks as necessary to windup the affairs of the Trust at the Trust's expense. After the termination of the Trust, the Trustee shall transfer to the Reorganized Debtor the books, records, Beneficiary lists and certificates and other documents and files which shall have been delivered to or created by the Trustee, including the Retained Books and Records. Except as otherwise specifically provided herein, upon the discharge of all liabilities of the Trust and final Distribution of the Trust, the Trustee shall have no further duties or obligations hereunder. For the avoidance of doubt, the limitations on liability contained in

Sections 8.3, 8.4, 8.5 and 8.6 hereof shall apply to any actions taken by the Trustee during the course of winding up the affairs of the Trust.

ARTICLE XIII

MISCELLANEOUS

13.1 Jurisdiction. The Court shall have exclusive jurisdiction over (i) the Trust and the Trustee, with respect to the administration of and activities relating to the Trust, and (ii) any issues or disputes arising out of the Agreement.

13.2 Limitation on Transferability. A beneficial interest in the Trust shall be nonassignable and non-transferable except by operation of law. An assignment or transfer shall not be effective until appropriate notification and proof thereof is submitted to the Trustee, and the Trustee may continue to pay all amounts to or for the benefit of the assigning or transferring Beneficiary until receipt of proper notification and proof of assignment or transfer. The Trustee may rely upon such proof without the requirement of any further investigation.

13.3 Notices. All notices to be given to Beneficiaries may be given by ordinary mail to the Holders at the addresses appearing on the books kept by Trustee. Any notice or other communication which may be or is required to be given, served or sent to the Trustee shall be in writing and shall be sent by registered or certified United States mail, return receipt requested, postage prepaid, or transmitted by hand delivery or overnight courier, addressed as follows:

John P Hamill LLC
P.O. Box 400
Jamison, Pennsylvania 18929

With a copy to:

David R. Hurst
Cole Schotz P.C.
500 Delaware Avenue
Suite 1410
Wilmington, DE 19801

or to such other address as may from time to time be provided in written notice by the Trustee.

13.4 No Bond. Notwithstanding any state law to the contrary, the Trustee (including any successor) shall be exempt from giving any bond or other security in any jurisdiction.

13.5 Governing Law. The Agreement is made in the State of Delaware, and the Trust and the Agreement, and the rights and obligations of the Trustee are to be governed by and construed and administered according to the laws of the State of Delaware; provided, however, that, except as expressly provided in the Agreement, there shall not be applicable to the Trust, the Trustee, or the Agreement (a) the provisions of Section 3540 of Title 12 of the Delaware

Code; or (b) any provisions of the laws (statutory or common) of the State of Delaware pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust; (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property; (iv) fees or other sums payable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of Assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustee set forth or referenced in the Agreement.

13.6 Successors and Assigns. The Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

13.7 No Execution. All funds in the Trust shall be deemed *in custodia legis* until such times as the funds have actually been paid to or for the benefit of a Beneficiary, and no Beneficiary or any other Person or Entity can bind, pledge, encumber, execute upon, garnish or attach the Assets or the Trustee in any manner or compel payment from the Trust except by Final Order of the Court. Payment will be governed solely by the Plan and the Agreement.

13.8 Plan and Confirmation Order. To the extent that the terms of the Agreement are inconsistent with the terms set forth in the Plan, then the terms of the Plan shall govern and control. To the extent that the terms of the Agreement are inconsistent with the terms set forth in the Confirmation Order, then the terms of the Confirmation Order shall govern and control.

13.9 Intention of Parties to Establish Grantor Trust. The Agreement is intended to create a grantor trust for United States federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a grantor trust, and any ambiguity herein shall be construed consistent herewith, and if necessary, the Agreement may be amended to comply with such federal income tax laws, which amendments may apply retroactively.

13.10 Amendment. The Trustee, with the prior written consent of Medpace (which consent shall not be unreasonably withheld), may modify, supplement or amend the Agreement without further order of the Court, but only to clarify any ambiguity or inconsistency, or render the Agreement in compliance with its stated tax purposes, and only if such amendment (i) does not materially and adversely affect the interests, rights, treatment or Distributions of any Beneficiaries and (ii) is not inconsistent with the Plan or the Confirmation Order. In the discretion of the Trustee, the Trustee may seek Court approval of any modification, supplement or amendment of the Agreement.

13.11 Severability. If any term, provision, covenant or restriction contained in the Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

13.12 Integration. The Agreement, the Plan and the Confirmation Order constitute the entire agreement with, by and among the parties thereto, and there are no representations, warranties, covenants or obligations except as set forth herein, in the Plan and in the Confirmation Order. The Agreement, together with the Plan and the Confirmation Order, supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties thereto, relating to any transaction contemplated hereunder. Except as otherwise provided in the Agreement, the Plan or Confirmation Order, nothing herein is intended or shall be construed to confer upon or give any Person or Entity other than the parties hereto and the Beneficiaries any rights or remedies under or by reason of the Agreement.

13.13 Third Party Beneficiary. Nothing in the Agreement is intended to benefit or create any right or cause of action in or on behalf of any Person or Entity other than the parties hereto unless expressly set forth herein.

13.14 Counterparts. The Agreement may be signed by the parties hereto in counterparts, which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed the Agreement (or are deemed to have so executed the Agreement) as of the day and year first written above.

JOHN P HAMILL LLC

By: ______________________________
John P. Hamill

NEPHROGENEX, INC.

By: ______________________________
Pierre Legault
Director

EXHIBIT A

Trustee Compensation

The Trustee shall be compensated in the amount of $5,000 per month, until the Chapter 11 Case has been closed, and $200 per month thereafter. In addition, the Trustee shall be reimbursed for reasonable out-of-pocket expenses incurred in the exercise of its duties under the Plan, the Confirmation Order and NephroGenex Liquidating Trust Agreement.

The Trustee's hourly fee for services rendered in connection with the production of Retained Books and Records pursuant to Section 7.4.4 of this Agreement shall be $250 per hour.

EXHIBIT B to Disclosure Statement

Hypothetical Class 3 Distribution Analysis

NephroGenex, Inc.
Hypothetical Class 3 Distribution Analysis (1)

	Chapter 11 Plan		Chapter 7 Liquidation	
	Estimated Maximum Distribution	Estimated Minimum Distribution	Estimated Maximum Distribution	Estimated Minimum Distribution
Cash Available on Effective Date (2)	$1,106,275	$1,036,275	$1,106,275	$1,036,275
Less Fees and Expenses (3)	$201,275	$201,275	$301,913	$301,913
	$905,000	$835,000	$804,363	$734,363
Less Liquidating Trustee Fees (4)	$30,000	$30,000		
Less Chapter 7 Trustee Fees (5)			$43,468	$39,968
Cash Available for Distribution	$875,000	$805,000	$760,894	$694,394
Unsecured Claims Pool (6)	$1,735,000	$1,735,000	$5,232,000	$6,048,000
Estimated Recovery for Class 3 (7)	50.4%	46.4%	14.5%	11.5%

(1) There are a number of estimates and assumptions underlying the analysis below that are inherently subject to significant uncertainties and contingencies beyond the control of the Debtor and its professionals. Additionally, assumptions are made with respect to certain liquidation decisions which could be subject to change. Accordingly, there can be no assurance that the values reflected in the analysis would be realized and actual results could vary materially from those shown here.

(2) The high and low estimates provided for the amount of cash that will be available on the Effective Date is being provided for illustrative purposes only. The actual dollar amounts may vary materially from the estimates provided.

(3) The estimates provided for the costs of administration for the Liquidating Trust and a chapter 7 trustee are being provided for illustrative purposes only; the actual costs of administration may vary materially from the estimates provided. The Debtor has estimated that the fees and expenses incurred by a chapter 7 trustee would be 50% greater than those incurred by the Liquidating Trust because a chapter 7 trustee (and its counsel) will have no familiarity with, among other things, the Debtor's books and records, the history of the chapter 11 case, the facts and circumstances underlying the disputed claims being asserted against the Debtor and the issues that have emerged during the course of the chapter 11 case.

(4) The estimate provided for Liquidating Trustee fees is based on a $5,000 monthly fee for a period of six months. The Liquidating Trustee's fees may vary materially from this estimate.

(5) Pursuant to section 326 of the Bankruptcy Code, the fees of a chapter 7 trustee would be calculated as follows: 25% on the first $5,000; plus 10% on the amounts between $5,000 and $50,000; plus 5% on the amounts between $50,000 and $1 million; plus 3% on the amounts over $1 million. See 11 U.S.C. § 326(a).

(6) The Debtor estimates that, absent the claim being asserted by Medpace in the amount of $4,312,698.51, allowed unsecured claims will total approximately $1.735 million. In the event of a chapter 7 litigation, the claim being asserted by Medpace would be added to the claims pool, and likely would be allowed at between $3.497 and $4.313 million. The actual amount of allowed unsecured claims may vary materially from these estimates.

(7) Although the Debtor has made a good faith estimate of projected recoveries to holders of allowed unsecured claims under the Plan, such recoveries will be less than projected if, among other thing, (i) the Debtor has less cash remaining on the Plan Effective Date than currently projected; (ii) the amounts required to fund the Professional Fee Reserve or Administrative Claims Reserve on the Plan Effective Date are greater than currently projected; or (iii) it is more costly than projected to administer the Liquidating Trust.